EXECUTION VERSION

_____________________________________________________________________________________

AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT
among
SOUTHWEST AIRLINES CO.,
THE BANKS PARTY HERETO,
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

as of March 30, 2020
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.

and

BNP PARIBAS

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF CHINA, NEW YORK BRANCH,

MORGAN STANLEY SENIOR FUNDING, INC.,

and

WELLS FARGO BANK, N.A.,

as Documentation Agents

_____________________________________________________________________________________

Table of Contents
Page

i

SCHEDULES

Pool Assets	Schedule I
Existing Term Loans and Additional Commitments	Schedule II

EXHIBITS

Form of Notice of Borrowing	Exhibit A
Form of Note	Exhibit B
Form of Company’s Internal Counsel Opinion	Exhibit C-1
Form of Company’s Outside Counsel Opinion	Exhibit C-2
Form of Administrative Agent’s Counsel Opinion	Exhibit C-3
Form of Financial Report Certificate	Exhibit D
Form of Assignment and Assumption	Exhibit E
Form of U.S. Tax Compliance Certificate – Foreign Banks (Not Partnerships)	Exhibit F-1
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)	Exhibit F-2
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)	Exhibit F-3
Form of U.S. Tax Compliance Certificate – Foreign Banks (Partnerships)	Exhibit F-4
Form of Aircraft Mortgage	Exhibit G
Form of Mortgaged Aircraft Operating Agreement	Exhibit H

AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT
AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT, dated as of March 30, 2020, among SOUTHWEST AIRLINES CO. (the “Company”), the Banks (as herein defined) and JPMORGAN CHASE BANK, N.A., as the administrative agent for the Banks (in such capacity, the “Administrative Agent”).
The Company entered into the 364-Day Credit Agreement, dated as of March 12, 2020 (the “Existing Credit Agreement”), with the Existing Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent, pursuant to which the Existing Banks made term loans (the “Existing Term Loans”) in an aggregate principal amount of $1,000,000,000 to the Company.
The Company, the Banks party hereto and the Administrative Agent are entering into this Agreement in order to amend and restate the Existing Credit Agreement in its entirety which, among other things, (i) amends certain terms that apply to the Existing Term Loans; (ii) increases the amount of term loans available hereunder on the Initial Borrowing Date to $3,333,333,333.00 consisting of the Existing Term Loans and additional term loans to be funded on the Initial Borrowing Date in an aggregate principal amount of $2,333,333,333.00, subject to the terms and conditions set forth herein, (iii) re-evidences the “Obligations” under, and as defined in, the Existing Credit Agreement as part of the Obligations, which shall be repayable in accordance with the terms of this Agreement and (iv) adds certain collateral to secure the Obligations.
Accordingly, the Company, the Administrative Agent and the Banks agree that the Existing Credit Agreement is hereby amended and restated as follows effective on the Effective Date:
ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS
Section 1.1     Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Commitment” means, with respect to each Bank, the obligation of such Bank to make Loans in the aggregate principal and/or face amount set forth opposite the name on Schedule II to this Agreement. The aggregate original amount of the Additional Commitments is $2,333,333,333.00.
“Additional Commitment Termination Date” shall mean the earliest to occur of (i) April 8, 2020, (ii) the date the Additional Commitments are permanently reduced to zero pursuant to Section 2.5(a) or Section 2.6(b) and (iii) the date of the acceleration of the Loans in accordance with Section 7.1 and Section 7.2.
“Additional Term Loans” is defined in Section 2.1(a).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Pre-Tax Income” of any Person means, with respect to any period, income before income taxes of such Person for such period, but excluding (i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period. Notwithstanding the foregoing, the determination of income before income taxes for any period shall be adjusted by any pre-tax non-GAAP financial measures for such period as identified in “Reconciliation of Reported Amounts to Non-GAAP Financial Measures” contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s filings in respect of such period on Form 10-Q or Form 10-K with the Securities and Exchange Commission.
“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Banks hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form satisfactory to the Administrative Agent, which each Bank shall complete and provide to the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.
“Agreed Maximum Rate” means, for any date, 2% per annum above the interest rate then applicable to Alternate Base Loans.
“Agreement” means this Amended and Restated 364-Day Credit Agreement, as the same may be amended, supplemented, or modified from time to time.
“Aircraft” means, collectively, airframes and aircraft engines now owned or hereafter acquired by the Company, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Company.
“Aircraft Mortgage” means that “Aircraft Mortgage” as defined in Section 4.1(e), as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Aircraft Rentals” means the operating expense attributable to aircraft rentals, calculated in accordance with the line item described as such in the Current Financials.

“Alternate Base Loan” means any Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) (giving effect to any floor in such rate) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the New York Fed Bank Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.10(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Early Maturity Amount” means, with respect to any Early Maturity Event, the aggregate Net Cash Proceeds received by the Company or its Subsidiary from the Capital Markets Transaction giving rise to such Early Maturity Event.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of an Alternate Base Loan and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Loan.
“Applicable Percentage” means, with respect to any Bank, the percentage of the total Additional Commitments represented by such Bank’s Additional Commitment; provided that, in the case of Section 2.22 when a Defaulting Bank shall exist, “Applicable Percentage” shall mean the percentage of the Total Additional Commitments (disregarding any Defaulting Bank’s Additional Commitment) represented by such Bank’s Additional Commitment.
“Applicable Rate” means the relevant per annum rate determined by reference to the Index Debt Rating in effect on such date as set forth below.

v

Index Debt Ratings S&P/Moody’s	Applicable Rate (Eurodollar Loans)	Applicable Rate (Alternate Base Rate Loans)
BBB/Baa2 or better	2.000%	1.000%
BBB-/Baa3 or below	2.250%	1.250%
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.
“Appraisal” means a “desk-top” appraisal report addressed to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent, which will not include physical inspection of aircraft, engines or maintenance records and will assume the equipment is half life in its maintenance cycle, dated the date of delivery of such report to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms of recognized national standing selected by the Company (such firm to be reasonably satisfactory, at the time of such Appraisal, to the Administrative Agent) setting forth the fair market value, as determined in accordance with the definition of “current market value” promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of each Pool Asset or a proposed Pool Asset, as the case may be.
“Appraisal Delivery Date” means (a) the Effective Date, (b) September 30, 2020 and (c) each date of replacement, removal (other than removal of a Pool Asset to the extent that the Company provides documentation reasonably acceptable to the Administrative Agent that such removal of assets will be in compliance with Section 6.12 hereof after giving effect to such removal based on the most recently delivered Appraisal with respect to such Pool Asset) or addition of any Pool Asset if such Pool Asset is an airframe or an airframe and one or more engines installed thereon.
“Appraised Value” means, as of any date of determination, (a) in respect of all Pool Assets, the aggregate current market value as of such date of such Pool Assets and (b) in respect of any Pool Asset or proposed Pool Asset, as the case may be, the current market value as of such date of such Pool Asset or proposed Pool Asset, as applicable, in each case, as provided in the most recently delivered Appraisal.
“Assignment and Assumption” is defined in Section 9.11(c).
“Auditors” means independent certified public accountants of recognized national standing selected by the Company.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banks” means those banks and other financial institutions signatory hereto and other banks or financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(1) a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Banks, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Majority Banks) and the Banks.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.10.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period, made by each of the Banks pursuant to Section 2.1 or Section 2.24.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading in London, England by and between banks in dollar deposits in the Eurodollar Interbank Market.
“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.

“Cape Town Treaty” means, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto as in effect in the United States.

“Capital Markets Transaction” means any transaction whereby the Company or any of its Subsidiaries issues any debt securities (including, without limitation, any EETC transaction), whether in a public offering or a private placement. Notwithstanding the foregoing, and for the avoidance of doubt, “Capital Markets Transaction” shall not include (i) any intercompany transactions (including but not limited to, any issuances by any Subsidiary of the Company to any other Subsidiary of the Company or to the Company), or any refinancing or replacement thereof with intercompany transactions, (ii) indebtedness incurred in the ordinary course of business of the Company and its Subsidiaries for capital expenditures, purchase money, equipment financings and/or capital leases (but excluding any EETC transaction), (iii) borrowings under the Existing Revolver, or any amendment, modification or waiver of the Existing Revolver, or any amendment and restatement, repricing, extension, refinancing of the Existing Revolver, (iv) any letter of credit, bank guaranty or similar instrument, (v) secured term loans from financial institutions, (vi) sale and leaseback transactions, (vii) any equity transaction, (viii) any debt securities convertible to equity, and (ix) any borrowings or issuances of any debt securities or grants under any program funded or administered by The Federal Reserve or the Federal Reserve Bank of New York, or any other Governmental Authority, including, without limitation, the Primary Market Corporate Credit Facility.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the Pool Assets and any other assets that constitute “Collateral” as defined in the Aircraft Mortgage.
“Collateral Coverage Test” means, on any date, the requirement that the Appraised Value of the Pool Assets on such date that are subject to the Lien of the Aircraft Mortgage or to the Lien of an aircraft mortgage granted by a Grantor of Collateral after the Effective Date, in substantially the form of Exhibit G, in favor of the Administrative Agent and filed with the FAA, shall not be less than an amount equal to 1.25 times the aggregate principal amount of all Loans and Additional Commitments outstanding on such date.
“Collateral Coverage Test Cure Period” is defined in Section 6.12.
“Committed Borrowing” means a borrowing consisting of simultaneous Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Additional Commitments.
“Communications” is defined in Section 9.2.
“Company” is defined in the introduction to this Agreement.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining Compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Coverage Ratio” means, as of any date, the ratio of (i) for the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10(a) and Section 6.10(b), the Company’s and its Subsidiaries’ consolidated Adjusted Pre-Tax Income, plus Aircraft Rentals, plus consolidated Net Interest Expense, and depreciation and amortization, and minus cash dividends paid by the Company, to (ii) the Company’s and its Subsidiaries’ consolidated Net Interest Expense and Aircraft Rentals for such four-quarter period.
“Current Financials” means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2019.
“Debt” means, without duplication, (a) any indebtedness for borrowed money or incurred in connection with the acquisition or construction of any Property, (b) any obligation under any lease of any Property entered into after the date of this Agreement which is required under GAAP to be capitalized on the lessee’s balance sheet, and (c) any direct or indirect guarantee or assumption of indebtedness or obligations described in clause (a) or (b), including without limitation any agreement to provide funds to or otherwise assure the ability of an obligor to repay indebtedness or meet its obligations.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.
“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.
“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that (a) has failed, in the determination of the Administrative Agent, which determination shall be conclusive subject to manifest

x

error, to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Company, the Administrative Agent or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding cannot be satisfied) or generally under agreements in which it has committed to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Company (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) has otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. No Bank shall be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“dollars” and the symbol “$” mean the lawful currency of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank as such Bank may from time to time specify to the Company and the Administrative Agent.
“Early Maturity Event” means the consummation of a Capital Markets Transaction and receipt of Net Cash Proceeds thereof by the Company or any of its Subsidiaries.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Banks to the Administrative Agent (with a copy to the Company) that the Majority Banks have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Majority Banks to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Banks or by the Majority Banks of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions set forth in Section 4.1 are first met, which date is March 30, 2020.
“Eligible Affiliate Assignee” means, with respect to any Bank, an Affiliate thereof that is: (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank organized under the Laws of any other country which is a member of the OECD, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States.
“Entry Point Filing Forms” means each of the FAA form AC 8050-135 forms to be filed with the FAA on the Effective Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar Interbank Market” means the London eurodollar interbank market.
“Eurodollar Lending Office” means, with respect to each Bank, the branches or affiliates of such Bank which such Bank may designate from time to time as its “Eurodollar Lending Office” by notice to the Company and the Administrative Agent.
“Eurodollar Loan” means any loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article II.
“Event of Default” means any of the events described in Article VII, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.

“Excluded Taxes” means with respect to any payment made by the Company under this Agreement or any Loan Papers, any of the following Taxes imposed on or with respect to the Administrative Agent or a Bank: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America (including a state, locality or other political subdivision thereof), or by the jurisdiction (including a state, locality or other political subdivision thereof) under the laws of which such Administrative Agent or Bank is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Company is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Company under Section 2.23), any U.S. Federal withholding Taxes resulting from any Law in effect on the date such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure to comply with Section 2.18(f), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.18(a), (d) Other Connection Taxes, and (e) any U.S. withholding Taxes imposed by reason of FATCA.
“Existing Banks” means JPMorgan Chase Bank, N.A., Bank of America, N.A. and Wells Fargo Bank, N.A.
"Existing Revolver" means the Revolving Credit Facility Agreement, dated as of August 3, 2016, among the Company, JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents, JPMorgan Chase Bank, N.A. as paying agent, and the banks party thereto from time to time, as amended by First Amendment dated as of March 30, 2020, as further extended and amended.
“Existing Term Loans” has the meaning given to it in the preamble. The principal amount of the Existing Term Loans held by each Existing Bank is set forth opposite such Existing Bank’s name on Schedule II to this Agreement. The aggregate principal amount of the Existing Term Loans outstanding on the Effective Date is $1,000,000,000.
“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amendment or successor to any such Section so long as such amendment or successor is substantially similar or comparable to the reporting and withholding (and related) obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or published administrative guidance or any other official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement implementing an official government agreement with respect to the foregoing.
“Fed Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the New York Fed based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Report Certificate” means a certificate substantially in the form of Exhibit D.
“Financial Statements” means balance sheets, income and loss statements, statements of stockholders’ equity, and statements of cash flow prepared in accordance with GAAP and in comparative form to the corresponding period of the preceding fiscal year.
“Foreign Bank” is defined in Section 2.18.
“GAAP” means generally accepted accounting principles in the United States which are applicable as of the date in question for the purpose of the definition of “Financial Statements.”
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grantor” means the Company in its capacity as grantor under the Aircraft Mortgage and any Wholly Owned Domestic Subsidiary at any time that is a party to an Aircraft Mortgage, in substantially the form of Exhibit G, as grantor thereunder.
“Impacted Interest Period” is defined in the definition of “LIBO Rate”.
“Increase Effective Date” is defined in Section 2.24(a).
“Increase Joinder” is defined in Section 2.24(a).
“Incremental Amount” shall mean, at any time, the excess, if any, of (i) $416,666,667.00 over (ii) the aggregate amount of all Incremental Term Loans made hereunder prior to such time in accordance with Section 2.24.
“Incremental Bank” is defined in Section 2.24(a).
“Incremental Term Loan” means each Loan made after the Initial Borrowing Date pursuant to the terms of Section 2.24.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Papers and (b) Other Taxes.
“Initial Borrowing Date” means April 1, 2020.
“Index Debt” means senior, unsecured, non-credit enhanced debt with an original term of longer than one year issued by the Company.
“Index Debt Rating” means, as of any date, the rating that has been most recently announced by S&P and Moody’s for the Index Debt of the Company. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be determined by reference to the available rating; (b) if the Index Debt Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Rate shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Rate shall be based on the rating that is one level below the higher rating; (c) if any Index Debt Rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the rating for the Index Debt announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; and (e) if neither S&P nor Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be set in accordance with the lowest level rating and highest percentage rate set forth in the table in the definition of “Applicable Rate”.
“Interest Payment Date” means (i) with respect to any Alternate Base Loan, each Quarterly Payment Date, or if earlier the Maturity Date or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period longer than three months each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan, or if earlier, the Maturity Date or the date of prepayment of such Loan or conversion of such Loan to an Alternate Base Loan.
“Interest Period” means, as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six, or, if agreed to by all Banks, twelve months thereafter, as the Company may elect; provided, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“International Interest” means an “international interest” as defined in the Cape Town Convention.
“International Registry” means the “International Registry” as defined in the Cape Town Convention.
“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which that Screen Rate is available in dollars that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period for which that Screen Rate is available for dollars that is longer the Impacted Interest Period, in each case, as of 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Impacted Interest Period.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“LIBO Rate” means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period; provided that if the Screen Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement). The LIBO Rate for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Administrative Agent.
“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to, any Property or asset of such Person. For avoidance of doubt, the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement shall not, in and of itself, constitute a Lien.
“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.
“Loan” means (i) an Existing Term Loan, (ii) an Additional Term Loan made by Banks to the Company pursuant to Section 2.1, and (iii) an Incremental Term Loan made by Incremental Banks pursuant to Section 2.24, and shall be either a Eurodollar Loan or an Alternate Base Loan.
“Loan Papers” means (i) this Agreement, certificates delivered pursuant to this Agreement and exhibits and schedules hereto, (ii) the Aircraft Mortgage, (iii) the Mortgaged Aircraft Operating Agreement, (iv) any notes, security documents, guaranties, and other agreements in favor of the Administrative Agent and Banks, or any or some of them, ever delivered in connection with this Agreement and (v) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.
“Majority Banks” means, at any time, Banks having Loans and unused Additional Commitments representing more than 50% of the aggregate outstanding Loans and unused Additional Commitments at such time.
“Material Adverse Change” or “Material Adverse Effect” means an act, event or circumstance which materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under this Agreement or any Loan Paper.
“Material Subsidiary” means, at any time, any Subsidiary of the Company having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis, (ii) Adjusted Pre-Tax Income, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10, greater than or equal to 10% of the total Adjusted Pre-Tax Income of the Company and all of its Subsidiaries on a consolidated basis or (iii) any Pool Assets.
“Maturity Date” means March 29, 2021.

“Moody’s” shall mean Moody’s Investors Service, Inc. (or any successor thereto).
“Mortgaged Aircraft Operating Agreement” means the mortgaged aircraft operating agreement, in substantially the form of Exhibit H, dated as of the Effective Date, between the Company and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Net Cash Proceeds” means, with respect to any Capital Markets Transaction, the excess of (i) the aggregate amount of all cash received by the Company or any Subsidiary in connection with such transaction over (ii) the sum of the aggregate fees, underwriting discounts, commissions, legal costs and other expenses incurred by the Company or any of its Subsidiaries in connection therewith plus the amount of taxes paid or reasonably estimated to be paid, and any reserves established to fund any contingent liabilities in connection therewith.
“Net Interest Expense” means interest expense minus interest income, excluding in either case capitalized interest, but including payments in the nature of interest under capital leases if and to the extent characterized as such in accordance with GAAP.
“New York Fed” means the Federal Reserve Bank of New York.
“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Note” means a promissory note which a Bank may require the Company to execute in accordance with Section 2.7(b), payable to the order of such Bank, in substantially the form of Exhibit B hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.
“Notice of Committed Borrowing” is defined in Section 2.2.
“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Administrative Agent and Banks, or any or some of them, by the Company, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.
“OECD” means the Organization for Economic Cooperation and Development as constituted on the date hereof (excluding Mexico, Poland and the Czech Republic).

“Officer’s Certificate” means a certificate signed in the name of the Company by either its Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer, or its Assistant Treasurer, in each case without personal liability.
“Other Connection Taxes” means with respect to the Administrative Agent or any Bank, as the case may be, Taxes imposed as a result of a present or former connection between the Administrative Agent or such Bank, as the case may be, and the jurisdiction imposing such Taxes (other than a connection arising solely from the Administrative Agent or such Bank having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Papers, or, in each case in accordance with and subject to the provisions of this Agreement, sold or assigned an interest in any Loan Papers).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Papers, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed with respect to an assignment under Section 2.23).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the New York Fed as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.
“Participant Register” is defined in Section 9.11(b).
“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d); (c) Liens securing Obligations under this Agreement; (d) Liens constituting normal operational usage of the affected Property, including charter, third party maintenance, storage, leasing, pooling or interchange thereof; (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP; and (f) salvage or similar rights of insurers under the insurances required to be maintained pursuant to the Mortgaged Aircraft Operating Agreement.
“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.
“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.

“Pool Assets” means assets of the Company and any of its Wholly Owned Domestic Subsidiaries listed on Schedule I, to the extent modified pursuant to Section 6.12, and shall include only Specified Equipment owned legally by the Company and any of its Wholly Owned Domestic Subsidiaries.
“Prime Rate” is defined in the definition of the term Alternate Base Rate.
“Principal Office” of the Administrative Agent means 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713-2107, or such other office as the Administrative Agent may hereafter designate from time to time as its “Principal Office” by notice to the Company and the Banks.
“Property” means all types of real, personal, tangible, intangible, or mixed property.
“Quarterly Payment Date” means the 15th day of each March, June, September and December of each year, the first of which shall be the first such day after the Effective Date.
“Register” is defined in Section 9.11(e).
“Regulation D” means Regulation D of the Fed Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means, with respect to any Bank, (a) any adoption or change after the Effective Date of or in United States federal, state or foreign laws, rules, regulations (including Regulation D) or guidelines applying to a class of banks including such Bank, (b) the adoption or making after the Effective Date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state or foreign laws, rules, regulations or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign laws, rules, regulations or guidelines applying to a class of banks including such Bank by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.
“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Fed, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Fed or, in each case, any successor thereto.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Rights” means rights, remedies, powers, and privileges.
“S&P” means Standard & Poor’s Financial Services LLC and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Screen Rate” is defined in the definition of “LIBO Rate”.
“Secured Parties” shall mean the Administrative Agent and the Banks.
“Senior Officer” means, in each case for the Company, its Chief Executive Officer, Chief Financial Officer, President, Treasurer, or its Assistant Treasurer.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the New York Fed Bank Rate, as the administrator of the benchmark (or a successor administrator), on the New York Fed’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Specified Equipment” means aircraft consisting of the Boeing 737-700, Boeing 737-800, Boeing 737 MAX 7 and Boeing 737 MAX 8 models (and any later generation model of any thereof), including its related engines; provided that aircraft that is Boeing 737 MAX 7 or Boeing 737 MAX 8 may constitute Specified Equipment solely to the extent that the applicable model is issued an airworthiness certificate by the FAA confirming that it is certified to fly.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.
“Successor Company” is defined in Section 6.14(a).
“Taxes” means all present or future taxes, assessments, fees, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other charges at any time imposed by any Laws or Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Additional Commitment” means on the Additional Commitments of all Banks.
“Total Liquidity” means, at any time, the sum of (a) the aggregate amount available to be borrowed by the Company under the Revolving Credit Agreement plus (b) the aggregate amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries at such time.
“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.
“Type” refers to the distinction between Loans that are Alternate Base Loans and Loans that are Eurodollar Loans.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
“United States” and “U.S.” each means United States of America.
“U.S. Tax Compliance Certificate” is defined in Section 2.18.
“Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withholding Agent” means the Company and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2     Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
Section 1.3     Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.10(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.10(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, none of the Administrative Agent and the Banks warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.10(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II
LOANS

Section 2.1     Additional Commitments.
(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Loans (“Additional Term Loans”) in dollars to the Company on the Initial Borrowing Date, in an aggregate amount not to exceed the amount of such Bank’s Additional Commitment.
(b) Upon the occurrence of the funding of any Borrowing on or after the Effective Date, the Total Additional Commitments shall be automatically and permanently reduced by the aggregate principal amount of the Loans funded pursuant to such Borrowing, and the Additional Commitment of each Bank shall be automatically and permanently reduced according to its Applicable Percentage.

Section 2.2     Committed Borrowing Procedure on the Initial Borrowing Date. In order to effect a Committed Borrowing, the Company shall hand deliver, telecopy or e-mail to the Administrative Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A hereto (a “Notice of Committed Borrowing”), (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, two Business Days before the Initial Borrowing Date specified for a proposed Committed Borrowing, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the Initial Borrowing Date specified for a proposed Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans, or Alternate Base Loans, (y) the Initial Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall be in the aggregate amount of $2,333,333,333.00) and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Maturity Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly upon receipt, the Administrative Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank’s portion of the requested Committed Borrowing by telecopier or e-mail. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.
Section 2.3     Conversions
Subject to the conditions and limitations set forth in this Agreement, the Company shall have the right from time to time to convert all or part of one Type of Loan into another Type of Loan or to continue all or a part of any Loan that is a Eurodollar Loan from one Interest Period to another Interest Period by giving the Administrative Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Loan to be converted or continued, (C) in the case of conversions, the Type of Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Alternate Base Loans, no conversion shall be made while an Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while an Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Banks, and (3) each such conversion or continuation shall be in an amount not less than $10,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Company shall fail to give the Administrative Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into an Alternate Base Loan on the last day of the Interest Period for such Eurodollar Loan.
Section 2.4     [Reserved].
Section 2.5     Termination and Reduction of Additional Commitments.
(a)    The Company may permanently terminate, or from time to time in part permanently reduce, the Total Additional Commitment, in each case upon at least three Business Days’ prior (or, in the case of a refinancing or new facility with the Administrative Agent, on a same-day basis with) written notice to the Administrative Agent (who shall promptly forward a copy thereof to each Bank). Such notice shall specify the date and the amount of the termination or reduction of the Total Additional Commitment. Each such partial reduction of the Total Additional Commitment shall be in a minimum aggregate principal amount of $10,000,000 and in an integral multiple of $1,000,000.
(b)    On the Additional Commitment Termination Date the Total Additional Commitment shall be reduced to zero.
(c)    Each reduction in the Total Additional Commitment pursuant to this Section 2.5 shall be made ratably among the Banks in accordance with their respective Additional Commitments.
Section 2.6     Loans
(a)    The Existing Term Loans under the Existing Credit Agreement shall constitute Loans hereunder. Subject to the terms and conditions set forth herein, each Bank severally agrees to make a Loan in U.S. dollars to the Company on the Initial Borrowing Date, in an aggregate amount not to exceed the amount of such Bank’s Additional Commitment. The Existing Term Loan and the Additional Term Loans shall constitute a single tranche of Loans under this Agreement following the making of the Additional Term Loans hereunder.
(b)    Upon the occurrence of any Borrowing, the Total Additional Commitments shall be automatically and permanently reduced by the aggregate principal amount of the Loans funded pursuant to such Borrowing, and the Additional Commitment of each Bank shall be automatically and permanently reduced according to its Applicable Percentage of such funding.
(c)    Each Loan shall be a Eurodollar Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.2 or Section 2.3, as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement or increase the Company’s obligations to such Bank hereunder. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
(d)    Subject to Section 2.3, each Bank shall make its portion of the Committed Borrowing on the Initial Borrowing Date by paying the amount required to the Administrative Agent at the Principal Office in immediately available funds not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if Loans are not made on the Initial Borrowing Date because any condition precedent shall not have been met, return the amounts so received to the respective Banks as soon as practicable.
(e)    The outstanding principal amount of each Loan shall be due and payable on the Maturity Date; provided that, upon the occurrence of an Early Maturity Event and to the extent any Loans are outstanding, all or a portion of the outstanding Loans equal to the Applicable Early Maturity Amount related to such Early Maturity Event (or, if less, the aggregate then outstanding principal amount of Loans) shall be payable as a scheduled payment on or prior to the third Business Day following the occurrence of such Early Maturity Event (provided that to the extent any Additional Commitments are also outstanding, the Applicable Early Maturity Amount shall be applied (dollar for dollar) to first reduce the then outstanding Additional Commitments of the Banks in accordance with the Applicable Percentages until the Additional Commitments are reduced to zero, and then any remainder shall be applied to repay the then outstanding Loans on a pro rata basis).
Section 2.7     Loan Accounts
(a)    The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.
(b)    Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts, and upon any such request the Company shall execute and deliver such Notes to such Bank. Each such Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Loan of such Bank, each payment or prepayment of principal of any Loan, and the other information provided for on such schedule. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Loans made by such Bank in accordance with the terms of the relevant Note.
Section 2.8     Interest on Loans
(a)    Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(b)    Subject to the provisions of Section 2.9, each Alternate Base Loan shall bear interest at the rate per annum equal to the Alternate Base Rate plus the Applicable Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.9     Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (i) in the case of the principal amount of any Eurodollar Loan, 2% above the rate otherwise applicable thereto and (ii) in all other cases, the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).
Section 2.10     Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)
Subject to clause (b) below, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for dollars such Interest Period; or

(ii)
the Administrative Agent is advised by the Majority Banks that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for dollars and such Interest Period will not adequately and fairly reflect the cost to such Banks (or Bank) of making or maintaining their Loans (or its Loan) included in such Borrowing for dollars and such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Banks by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist, any interest election request pursuant to Section 2.3 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b) Notwithstanding anything to the contrary herein or in any other Loan Paper, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Banks and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Banks comprising the Majority Banks; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate, the Banks shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Banks comprising the Majority Banks have delivered to the Administrative Agent written notice that such Majority Banks accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) The Administrative Agent will promptly notify the Company and the Banks of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and

(iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Banks pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10.

(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, any interest election request pursuant to Section 2.3 that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

Section 2.11     Prepayment of Loans
(a)    The Company shall have the right at any time to prepay the Loans, in whole or in part, subject to the requirements of Section 2.14 or Section 2.15 but otherwise without premium or penalty, upon at least three Business Days prior written notice to the Administrative Agent; provided, however, that each such partial prepayment (other than any prepayment as a result of the consummation of a Capital Markets Transaction) shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein.
(b)    [reserved].
(c)    All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Amounts prepaid pursuant to this Section 2.11 may not be reborrowed.
Section 2.12     Reserve Requirements; Change in Circumstances
(a)    Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change or change in any Law (i) shall subject the Administrative Agent or a Bank to any Taxes (other than (w) Indemnified Taxes, (x) Taxes described in clauses (c) and (e) of Excluded Taxes, (y) Other Taxes and (z) Other Connection Taxes imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) shall impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement with respect to any Eurodollar Loan against assets of, deposits with or for the account of, or credit extended by, such Bank under this Agreement, or (iii) with respect to any Eurodollar Loan, shall impose on such Bank or the Eurodollar Interbank Market any other condition, cost or expense affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to materially increase the actual cost to such Bank (or such Administrative Agent in the case of (i)) of maintaining its Additional Commitment or of making, converting to, continuing or maintaining any Eurodollar Loan or to materially reduce the amount of any sum received or receivable by such Bank (or such Administrative Agent in the case of (i)) hereunder (whether of principal, interest, or otherwise) in respect thereof, then the Company shall pay to the Administrative Agent for the account of such Bank (or such Administrative Agent in the case of (i)), within ten days following delivery to the Company of the certificate specified in paragraph (c) below by such Bank (or such Administrative Agent in the case of (i)), such additional amount or amounts as will reimburse such Bank (or such Administrative Agent in the case of (i)) for such increase or reduction to such Bank (or such Administrative Agent in the case of (i)) to the extent reasonably allocable to this Agreement.
(b)    If any Bank shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Bank (or its parent or any lending office of such Bank) with any request or directive issued subsequent to the Effective Date regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s (or its parent’s) capital as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Bank’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Administrative Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (d) below by such Bank, such additional amount or amounts as will reimburse such Bank (or its parent) for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change and a change in Law, regardless of the date enacted, adopted or issued.
(d)    Each Bank or the Administrative Agent shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 2.12 (together with a good faith estimate of the amounts it would be entitled to claim in respect of such event) as promptly as practicable, but in any event on or before the date which is 60 days after the related Regulatory Change, change in any Law or other event; provided that (i) if such Bank or the Administrative Agent fails to give such notice by such date, such Bank or the Administrative Agent shall, with respect to compensation payable pursuant to paragraph (a) or (b) of this Section 2.12 in respect of any costs resulting from such Regulatory Change, change in any Law or other event, only be entitled to payment under paragraph (a) or (b) of this Section 2.12 for costs incurred from and after the date of such notice and (ii) such Bank or the Administrative Agent will take such reasonable actions, if any (including the designation of a different Applicable Lending Office for the Loans of such Bank affected by such event) to avoid the need for, or reduce the amount of, such compensation so long as such actions will not, in the reasonable opinion of such Bank or the Administrative Agent, be materially disadvantageous to such Bank or the Administrative Agent, as the case may be. A certificate of a Bank or the Administrative Agent setting forth in reasonable detail (i) the Regulatory Change, change in any Law or other event giving rise to any costs, (ii) such amount or amounts as shall be necessary to reimburse such Bank or the Administrative Agent as specified in paragraph (a) or (b) of this Section 2.12, as the case may be, and (iii) the calculation of such amount or amounts, shall be delivered to the Company (with a copy to the Administrative Agent) promptly after such Bank or the Administrative Agent determines it is entitled to payment under this Section 2.12, and shall be conclusive and binding absent manifest error. In preparing such certificate, such Bank or the Administrative Agent may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.
(e)    In the event any Bank shall seek payment pursuant to this Section 2.12 or the events contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, the Company shall have the right to replace such Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees as provided in Section 2.23(b).
(f)    Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.12 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.13     Change in Legality
(a)    Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations in respect of Eurodollar Loans as contemplated hereby, then, by prompt written notice to the Company and to the Administrative Agent, such Bank may:
(i)    declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and
(ii)    if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.
(b)    For purposes of this Section 2.13, a notice to the Company (with a copy to the Administrative Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company. Any Bank having furnished such a notice agrees to withdraw the same promptly following any Regulatory Change that makes it lawful for such Bank to make and maintain Eurodollar Loans.
(c)    If, with respect to any Bank, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of amounts pursuant to Section 2.12 or permit such Bank, pursuant to this Section 2.13, to suspend its obligation to make Eurodollar Loans, such Bank, promptly upon becoming aware of the same, shall notify the Company thereof and shall take such steps as may reasonably be available to it (including, without limitation, changing its Applicable Lending Office) to mitigate the effects of such condition or event, provided that such Bank shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any additional costs in performing its obligations hereunder and under any outstanding Loan (unless the Company has notified such Bank of the Company’s agreement to reimburse it for the same) or (b) be otherwise adverse to such Bank in a material respect.

Section 2.14     Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Company to borrow hereunder after a Notice of Committed Borrowing pursuant to Article II has been given, (c) any payment, prepayment, or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period for any reason, including without limitation the acceleration of outstanding Loans as a result of any Event of Default or (d) any failure by the Company for any reason (including without limitation the existence of a Default or an Event of Default) to pay, prepay or convert a Eurodollar Loan on the date for such payment, prepayment or conversion, specified in the relevant notice of payment, prepayment or conversion under this Agreement. The indemnity of the Company pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, or converted or not borrowed, paid, prepaid or converted (based on the LIBO Rate) for the period from the date of such payment, prepayment, or conversion or failure to borrow, pay, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, pay, prepay or convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, pay, prepay or convert) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, or converted or not borrowed, paid, prepaid or converted for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts and, in reasonable detail, the computations thereof, which such Bank is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company (with a copy to the Administrative Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Administrative Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.14 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.15     Pro Rata Treatment. Except as permitted under Section 2.12(d) and Section 2.14 with respect to interest, (a) each payment or prepayment of principal and each payment of interest with respect to the Loans shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, and (b) conversions of Loans to Loans of another Type, continuations of Loans that are Eurodollar Loans from one Interest Period to another Interest Period, and Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance the respective principal amounts of the Loans extended by each Bank.
Section 2.16     Sharing of Setoffs. Each Bank agrees that if it shall through the exercise of a right of banker’s lien, setoff, or counterclaim against the Company (pursuant to Section 9.6 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loans held by it (other than pursuant to Section 2.12, or Section 2.14) as a result of which the unpaid principal portion of the Loans held by it shall be proportionately less than the unpaid principal portion of the Loans held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Loans held by such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in Loans pursuant to this Section 2.16 held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of the Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Loan directly to the Company in the amount of such participation.
Section 2.17     Payments
(a)    The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in dollars, without setoff or counterclaim, to the Administrative Agent at its Principal Office for the account of the Banks, in federal or other immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Loans (other than pursuant to Section 2.12, and Section 2.14) ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)    Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(c)    Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.
Section 2.18     Taxes.    (a)    Each payment by the Company under this Agreement or any Loan Papers shall be made without withholding for any Taxes, unless such withholding is required by applicable Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the amounts received with respect to this Agreement equal the amount which would have received had no such withholding been made.
(a)    The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(b)    As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    The Company shall indemnify the Administrative Agent and each Bank, within 30 days after demand therefor, for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by the Administrative Agent or such Bank (or its beneficial owner), as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive, if made in good faith, absent manifest error.
(d)    Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for the full amount of any Taxes attributable to such Bank that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. For the avoidance of doubt, there shall be no double recovery under this paragraph where the indemnified party has been indemnified for the same loss under a separate provision of the agreement.
(e)     (i) Any Bank that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Papers shall deliver to the Company and the Administrative Agent, at the time or times requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such documentation set forth in Sections 2.18(f)(ii)(A) through (E) below or any successor or substantially similar or comparable documentation thereto) shall not be required if in the Bank’s good faith judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense (or, in the case of a change in Law, any incremental material unreimbursed cost or expense), unless indemnified by the Company in an amount reasonably satisfactory to such Bank, or would materially prejudice the legal or commercial position of such Bank. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Bank, such Bank shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, any Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such

Foreign Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(A)	duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(B)	duly completed copies of Internal Revenue Service Form W-8ECI;

(C)
in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that (i) such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Bank (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;

(D)
to the extent a Foreign Bank is not the beneficial owner (for example, where the Foreign Bank is a partnership or participating Bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or F-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Bank is a partnership (and not a participating Bank) and one or more beneficial owners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such beneficial owner; or

(E)
any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

(iii) If a payment made to a Bank under this Agreement or any other Loan Papers would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1

471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.
(f)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(g)    The provisions of this Section 2.18 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
(h)    For purposes of this Section 2.18, the term “Bank” includes the term “applicable Law” includes FATCA.
Section 2.19     Calculation of LIBO Rates. The provisions of this Agreement relating to calculation of the LIBO Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Bank had actually funded and maintained funding of each Eurodollar Loan through the purchase in the Eurodollar InterBank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.
Section 2.20     Booking Loans. Subject to Section 2.18, any Bank may make, carry, or, transfer Loans at, to, or for the account of any of its branch offices or the office of any Affiliate.
Section 2.21     Quotation of Rates. It is hereby acknowledged that the Company may call the Administrative Agent on or before the date on which notice of a Borrowing,

continuation or conversion is to be delivered by the Company in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Administrative Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.
Section 2.22     Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, the Administrative Agent shall deliver written notice to such effect, upon the Administrative Agent’s obtaining knowledge of such event, to the Company and such Defaulting Bank, and the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    [Reserved].
(b)    The Additional Commitment and outstanding Loans of such Defaulting Bank shall not be included in determining whether all Banks or the Majority Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which would increase or extend the term of the Additional Commitment or the Maturity Date of Loans of such Defaulting Bank or which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank.
(c)    Any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 2.16, but excluding amounts payable pursuant to Section 2.23) shall, in lieu of being distributed to such Defaulting Bank, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, (iv) fourth, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (v), that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in clauses (c)-(e) of Section 4.1 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.
In the event that the Administrative Agent and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank or upon receipt by the Administrative Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Bank”, as applicable, then on such date such Bank shall purchase at par such portion of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order to cause the Banks to hold Loans on a pro rata basis in accordance with their respective Additional Commitments; provided that no adjustments shall be made retroactively with respect to fees accrued while such Bank was a Defaulting Bank.

Section 2.23     Mitigation Obligations; Replacement of Banks.
(a)    If any Bank requests compensation under Section 2.12 or Section 2.18, or if the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.18 in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(b)    If (i) any Bank requests compensation under Section 2.12 or Section 2.18, (ii) the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, (iii) an event contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank or (iv) any Bank becomes a Defaulting Bank, then, in each case, the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (except for certain customary representations and warranties, in accordance with and subject to the restrictions contained in Section 9.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or Section 2.18 or payments required to be made pursuant to Section 2.12 or Section 2.18, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.24     Incremental Term Loans.
(a)    Company Request. The Company may, by written notice to the Administrative Agent from time to time, request an increase to the existing term loan facility under this Agreement in an amount not less than $50,000,000 individually and not to exceed the applicable Incremental Amount from one or more Incremental Banks (which may include any existing Bank) willing to provide such Incremental Term Loans in their sole discretion; provided that each Incremental Bank (which is not an existing Bank) shall be subject to the consent of the Administrative Agent. Each such notice shall specify (i) the date of funding of such Incremental Term Loan (each date of funding, an “Increase Effective Date”) on which such proposed Incremental Term Loan is funded, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent (or such lesser period as agreed to by the Administrative Agent) and (ii) the identity of each proposed lender of each such Incremental Term Loan and the amount thereof (each provider of an Incremental Term Loan referred to herein as an “Incremental Bank”); provided that (x) any existing Bank approached to provide all or a portion of any proposed Incremental Term Loan may elect or decline, in its sole discretion, to provide such Incremental Term Loan and (y) there shall be no obligation of the Company to approach any existing Bank with respect to any Incremental Term Loan.
(b)    Conditions. Each Incremental Term Loan is subject to the following conditions precedent on the Increase Effective Date:
(i)    all representations and warranties contained in this Agreement and the other Loan Papers shall be true and correct in all material respects on and as the funding of such Incremental Term Loan (both immediately before and immediately after giving effect thereto) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case, such representations and warranties shall be true and correct in all material respects as of such dates; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, immediately before and immediately after giving effect to such Borrowing of Incremental Term Loans;
(ii)    no Default or Event of Default shall have occurred and be continuing or would result from the Borrowings to be made on such Increase Effective Date; provided, for the avoidance of doubt, that no Default or Event of Default in respect of Section 6.12 shall have occurred and be continuing nor result from the making of such Borrowing on and as of the applicable Increase Effective Date, without giving effect to any Collateral Coverage Test Cure Period; and
(iii)     after giving effect to the incurrence of such Incremental Term Loans, the aggregate amount of the Existing Term Loans, the Initial Term Loans and the Incremental Term Loans made pursuant to this Section 2.24 during the term of this Agreement shall not exceed $3,750,000,000.
(c)    Terms of Incremental Term Loans. The terms and provisions of Incremental Term Loans shall be identical to the existing Loans. For the avoidance of doubt, Incremental Term Loans are intended to be fully fungible with the Existing Term Loans and any Additional Term Loans. Prior to any funding of Incremental Term Loans, the Administrative Agent shall have received a Notice of Borrowing, substantially in the form of Exhibit A hereto, with respect to such Borrowing, (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, two Business Days before the borrowing date specified for a proposed Borrowing (or such lesser period as agreed to by the Administrative Agent), and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the borrowing date specified for a proposed Borrowing (or such lesser period as agreed to by the Administrative Agent). Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans or Alternate Base Loans, (y) the initial borrowing date of such Incremental Term Loans (which shall be a Business Day) and the aggregate amount thereof and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Maturity Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly upon receipt, the Administrative Agent shall advise the other Banks of such Notice of Borrowing and of each Bank’s portion of the requested Committed Borrowing by telecopier or e-mail. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.

The Incremental Term Loans shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Company, the Administrative Agent and each Incremental Bank making such Incremental Term Loan, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Banks and in accordance with the provisions of Section 9.1, effect such amendments to this Agreement and the other Loan Papers as may be necessary or appropriate, in the opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.24. In addition, unless otherwise specifically provided herein, all references in Loan Papers to Loans shall be deemed, unless the context otherwise requires, to include references to Incremental Term Loans made pursuant to this Agreement.
(d)    Equal and Ratable Benefit. The Incremental Term Loans established pursuant to this Section 2.24 shall constitute Loans under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Papers and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Aircraft Mortgage.

ARTICLE III
[RESERVED]

ARTICLE IV
CONDITIONS OF LENDING
Section 4.1     Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Company, each Bank listed on Schedule II and each of the other parties hereto.

(b)    The Administrative Agent shall have received the following, each dated (unless otherwise indicated) the Effective Date:

(i)    Officer’s Certificates dated the Effective Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company’s bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in this Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.
(ii)    A copy of the Company’s charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within a reasonable time prior to the Effective Date and issued by the Secretary of State of Texas and one certificate dated the Effective Date and executed by the corporate secretary or assistant secretary of the Company.
(iii)    Certificates (dated within twenty days prior to the Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iv)    The written opinions of internal and outside counsel to the Company and counsel to the Administrative Agent, substantially in the form set out in Exhibits C-1, C-2 and C-3, respectively, each dated the Effective Date.
(v)    The written opinion of Gilchrist Aviation Law, P.C., special FAA counsel to the Company, in a form reasonably satisfactory to the Administrative Agent, or written confirmation from Gilchrist Aviation Law, P.C. immediately prior to closing that they have reviewed pre-closing FAA indexes and priority search certificates for the airframes and engines that are Pool Assets and confirm they are in a position to issue their opinion in accordance with Section 6.18(a) assuming no intervening filings or registrations.
(vi)    An Administrative Questionnaire (dated any date on or prior to the Effective Date) completed by each Bank which is a party hereto on the Effective Date.
(vii)    Such other agreements, documents, instruments, opinions, certificates, and evidences as the Administrative Agent may reasonably request prior to the Effective Date.
(c)    The Administrative Agent shall have received Lien searches conducted in the recording office of the FAA and, with respect to the applicable Collateral, “priority search certificates” (as defined in the Regulations and Procedures for the International Registry), all as may be reasonably satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens and encumbrances on the assets of the Company and the other Grantors constituting Collateral, other than Permitted Liens, and the absence of registrations (other than sale registrations) on the International Registry with respect to the applicable Collateral, other than the registrations contemplated herein, and (in the case of the searches conducted at the recording office of the FAA) indicating that the Company (or the applicable Grantor) is the registered owner of each of the aircraft which is intended to be covered by the Aircraft Mortgage.
(d)    The Company and the Administrative Agent shall have duly executed and delivered to the Administrative Agent an aircraft mortgage, in substantially the form of Exhibit G (the “Aircraft Mortgage”), together with (i) the filing for recordation with the FAA of the Aircraft Mortgage for recording as evidenced by a written confirmation from Gilchrist Aviation Law, P.C. of its submission to the FAA of the Aircraft Mortgage for recording (together with any other necessary documents, instruments, affidavits or certificates) as the Administrative Agent may deem reasonably necessary to perfect and protect the Liens created thereby, including, without limitation, recordings and filings with the FAA, and all filings and recording fees and taxes in respect thereof shall have been duly paid, (ii) copies of the Entry Point Filing Forms, (iii) evidence that Gilchrist Aviation Law, P.C., special FAA counsel to the Company, (a) has provided email confirmation that the International Interests created by the Aircraft Mortgage have been registered as “prospective” International Interests prior to the execution of the Aircraft Mortgage, and has provided priority search certificates from the International Registry to the Administrative Agent evidencing such prospective International Interests or (b) has established an International Registry Closing Room to facilitate the registration on the International Registry, and provided email confirmation that the Closing Room has been released and thus the International Interests created by the Aircraft Mortgage have been registered against the airframes and engines that are Pool Assets, (iv) evidence, to the extent available, of the filing of financing statements in appropriate form with the Texas Secretary of State and (v) evidence that all other action that the Administrative Agent may deem reasonably necessary to perfect and protect the Liens and security interests created under the Aircraft Mortgage has been taken. The parties hereto acknowledge and agree that any Lien on the Collateral securing Obligations under this Agreement is a Lien in favor of the Administrative Agent for the ratable benefit of the Secured Parties.
(e) A Uniform Commercial Code financing statement covering the security interest in the Collateral, naming the Company, as debtor, and the Administrative Agent, as secured party, shall have been duly filed (or shall be in the process of being so duly filed) in all places necessary within the State of Texas.

(f) The Company and the Administrative Agent shall have entered into the Mortgaged Aircraft Operating Agreement, in substantially the form of Exhibit H.

Section 4.2     Conditions Precedent to Committed Borrowing. The obligation of each Bank to make a Loan on the occasion of the Committed Borrowing on the Initial Borrowing Date shall be subject to the further conditions precedent that on the date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the Company of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company that on the date of such Committed Borrowing such statements are true) (or, if any such statement is expressly stated to have been made as of a specific date, as of such specific date):
(a)    The representations and warranties contained in Article V are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(b)    No event has occurred and is continuing, or would result from such Committed Borrowing, which constitutes either a Default or an Event of Default; provided, for the avoidance of doubt, that no Default or Event of Default in respect of Section 6.12 shall have occurred and be continuing nor result from the making of such Borrowing on and as of the date of such Borrowing, without giving effect to any Collateral Coverage Test Cure Period.
(c)    Any fees or expenses of the Administrative Agent and the Banks that have been invoiced and that are required to be paid on or before the Initial Borrowing Date and all accrued and unpaid interest on the Existing Term Loans shall have been paid.
(d) The Administrative Agent shall have received a copy of the Aircraft Mortgage bearing the FAA filing stamp as the Administrative Agent may deem reasonably necessary to perfect and protect the Liens created thereby.

(e) The Administrative Agent and the Banks shall have received the written opinion of Gilchrist Aviation Law, P.C., special FAA counsel, in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to the Administrative Agent and Banks as follows:
Section 5.1     Organization, Authority and Qualifications
(a)    The Company and each of its Material Subsidiaries is a Person duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization;
(b)    The Company has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Papers to which it is a party and to borrow hereunder;
(c)    On the Effective Date, the Company and each of its Material Subsidiaries is duly qualified as a foreign Person to do business and is in good standing in every jurisdiction where the character of its Properties or nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and
(d)    On the Effective Date, the Company has no Material Subsidiaries.
Section 5.2     Financial Statements. The Current Financials present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries on the date thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the period then ended, all in conformity with GAAP. Except for transactions related to or contemplated by the Loan Papers and transactions disclosed in Forms 10-K and 8-K that the Company shall have filed with the Securities and Exchange Commission before the Effective Date, there has been no Material Adverse Change since December 31, 2019.
Section 5.3     Compliance with Agreement and Laws. On the Effective Date, neither the Company nor any of its Material Subsidiaries is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Company or any of its Material Subsidiaries or of any agreement relating thereto. Neither the Company nor any of its Material Subsidiaries is in violation of any Law, which default or violation would have a Material Adverse Effect.
Section 5.4     Authorization; No Breach; and Valid Agreements. The execution, delivery, and performance of this Agreement, the borrowings hereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.
Section 5.5     Litigation and Judgments. Except as previously disclosed to the Administrative Agent in writing, neither the Company nor any of its Subsidiaries is either party to or aware of the threat of any Litigation which has, in the Company’s opinion, a reasonable probability of success and which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect. To the knowledge of the Company, on the Effective Date there is no outstanding unsatisfied money judgment against the Company or any of its Subsidiaries in an amount in excess of $50,000,000, and there are no outstanding unsatisfied money judgments against the Company or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.
Section 5.6     Ownership of Properties. The Company and each of its Material Subsidiaries has good and marketable title (except for Permitted Liens) to all of the Pool Assets, and owns or has valid leasehold (or, in the case of intellectual property, license) interests in all of its other material Properties which are owned or used in connection with its business.
Section 5.7     Taxes. To the extent that failure to do so would have a Material Adverse Effect, the Company and each of its Material Subsidiaries has filed all Tax returns or reports required of it and has paid all Tax liability shown thereon as due to the extent the same has become due and before it may have become delinquent (except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established). As of the Effective Date, the federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years at least up to and including the taxable year ended December 31, 2017.
Section 5.8     Approvals Required. Neither the execution and delivery of this Agreement and the other Loan Papers to which it is a party by the Company, nor the consummation by the Company of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording, or filing of any document with, or the taking of any other action in respect of any Tribunal except for the routine filing of copies of this Agreement and certain other Loan Papers with the Securities and Exchange Commission, except for any of the foregoing required of any Bank or the Administrative Agent.
Section 5.9     Business; Status as Air Carrier. The Company is an air carrier engaged in scheduled air transportation and is in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the FAA and the Department of Transportation.
Section 5.10     ERISA Compliance. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. No Plan of the Company has materially failed to satisfy the “minimum funding standards” of ERISA or is in “at risk” status (within the meaning of ERISA).
Section 5.11     Insurance. The Company maintains with insurance companies or associations of recognized responsibility (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its Properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance, self-insurance and deductibles) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.
Section 5.12     Purpose of Loan. The proceeds of the Loans will be used for general corporate purposes, including acquisitions, and no part of the proceeds of any Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Fed Reserve Board.
Section 5.13     Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.14     General. As of the Effective Date, there is no material fact or condition relating to the financial condition and business of the Company and its Subsidiaries which is not reflected in its most recently filed financial statements or any posted SEC Form 8-K which has a Material Adverse Effect and which has not been related, in writing, to the Administrative Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by the Company and its Subsidiaries.
Section 5.15     Affected Financial Institutions. The Company is not an Affected Financial Institution.
Section 5.16     Anti-Corruption Laws and Sanctions . The Company has implemented and maintains in effect policies and procedures designed to maintain material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (a) the Company, any of its Subsidiaries or to the knowledge of the Company or such Subsidiary of the Company any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be in breach of this Section 5.16 or Section 6.3 if it operates any of its aircraft (including any Pool Asset) in a Sanctioned Country for which it has obtained legal authority from the United States government to conduct operations in such Sanctioned Country.
Section 5.17     Security Interests. The Aircraft Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Aircraft covered thereby except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

ARTICLE VI
COVENANTS
So long as the Company may borrow hereunder and until the Obligations have been paid in full, the Company covenants as follows:
Section 6.1     Performance of Obligations. The Company shall duly and punctually pay and perform each of the Obligations under this Agreement and the other Loan Papers under which the Company has Obligations.
Section 6.2     Compliance with Laws. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects with all applicable Laws, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon the Company or any of its Material Subsidiaries or its or their Properties, except to the extent contested diligently and in good faith by proper proceedings, and for which adequate reserves are established in accordance with GAAP.
Section 6.3     Maintenance of Existence, Licenses and Franchises: Compliance With Agreements. Except to the extent otherwise permitted in Article VI, the Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, its existence, and the Company shall preserve and maintain, and shall cause each of its Material Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations, and other permits and agreements necessary for the operation of its business. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, with all material agreements binding on it or affecting its properties or business, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect. The Company shall maintain in effect and enforce policies and procedures designed to cause material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 6.4     Maintenance of Properties. The Company shall, and shall cause each of its Material Subsidiaries to, cause all of its Properties (other than any Aircraft that constitutes Collateral subject to the Mortgaged Aircraft Operating Agreement) used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.
Section 6.5     Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity in all material respects with GAAP will be made in respect of all financial dealings and transactions that are, individually or in the aggregate, material in relation to their business and activities.
Section 6.6     Inspection. At reasonable times and upon reasonable notice, the Company shall permit, and shall cause each of its Material Subsidiaries to permit, any employees and other representatives of the Administrative Agent during normal business hours, (1) to visit the Company and inspect any Properties (other than any Aircraft that constitutes Collateral subject to the Mortgaged Aircraft Operating Agreement), (2) to examine and make extracts from all books of account and all records that relate to the financial operations of the Company (subject to any confidentiality agreements, copyright restrictions, and similar limitations), and (3) to discuss the Company’s and Material Subsidiaries’ affairs, finances, Properties, condition (financial or otherwise) and accounts with the Company’s and Material Subsidiaries’ officers, in each case of the preceding clauses (1) and (2), for the purpose of verifying the accuracy of the various reports delivered by the Company to the Administrative Agent and the Banks pursuant to this Agreement or otherwise ascertaining compliance this Agreement and at such times and as often as may be reasonably requested, but in any event in the case of the preceding clauses (1) and (2), so long as no Event of Default has occurred and is continuing, no more than one time per year.

Section 6.7     Insurance. The Company shall maintain insurance on its Properties with insurers or associations of recognized standing in such amounts (including by way of self-insurance) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.

Section 6.8     Appraisals.
(a) On the Effective Date, the Company shall deliver a list of the Pool Assets and estimated current market value of the Pool Assets to the Administrative Agent (for onward distribution to the Banks).
(b) On each Appraisal Delivery Date, the Company shall submit an Appraisal of the Pool Assets to the Administrative Agent (for onward distribution to the Banks) as of the date which is no more than 30 days prior to such Appraisal Delivery Date; provided, however, that if such Appraisal is to be delivered on such Appraisal Delivery Date as a consequence of clause (c) of the definition thereof, the Appraisal to be delivered on such date shall only be in respect of the assets to be removed from and/or added to the Pool Assets.
(c) If an Event of Default has occurred and is continuing, upon the reasonable written request of the Administrative Agent or the Majority Banks, the Company shall, two additional times during the term of this Agreement, submit an Appraisal of the Pool Assets to the Administrative Agent (for onward distribution to the Banks) as soon as reasonably practicable after receipt by the Company of such request.

Section 6.9     Coverage Ratio. The Company shall maintain, at all times after March 31, 2021, a Coverage Ratio of not less than 1.25 to 1.0.
Section 6.10     Reporting Requirements. The Company shall furnish to the Administrative Agent (with sufficient copies for each Bank):
(a)    Within 120 days after the last day of each fiscal year of the Company, Financial Statements (it being understood that delivery of the Company’s annual report on Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year) showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Auditors, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries for the periods presented and (ii) a Financial Report Certificate;
(b)    Within 60 days after the last day of each of the first three fiscal quarters of the Company (i) Financial Statements showing the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the period from the beginning of the current fiscal year to, such last day (it being understood that delivery of the Company’s quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter), and (ii) a Financial Report Certificate;
(c)    (i) Promptly after mailing, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Company or any of its Subsidiaries to stockholders generally and (ii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S‑8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;
(d)    Notice, promptly after the Company or any of its Material Subsidiaries knows or has reason to know of a Default or Event of Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking, or proposes to take with respect thereto;
(e)    Prompt notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect or proceedings with respect to which the Company, in good faith and upon consultation with outside counsel, believes an adverse determination in respect thereof to be unlikely; and
(f)    Promptly upon the Administrative Agent’s reasonable request, such other relevant information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Company and any of its Material Subsidiaries.
In the case of paragraphs (a), (b) and (c) above (other than the Financial Report Certificate), the Company may satisfy the reporting requirements in respect thereof by making the documents referred to therein available to the Banks on its website or posted on the Security and Exchange Commission’s website at www.sec.gov. In the case of paragraphs (a), (b), (c), (d), (e) and (f) above (other than the Financial Report Certificate), each Bank that is a lender under the Existing Revolver agrees that to the extent any of the deliveries required by this Section 6.10 are delivered to such Bank by the Company under the Existing Revolver in accordance with its terms (whether delivered pursuant to the preceding sentence or otherwise), the Company shall be deemed to have satisfied the applicable reporting requirement under this Section 6.10 solely with respect to delivery to such Bank. Notwithstanding the foregoing, the Company shall deliver hard copies of any such documents to any Bank that notifies the Company that such delivery is required by any Laws applicable to such Bank.

Section 6.11     Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein. The Company shall not request any Loan, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12     Pool Assets. The Company (i) will ensure that, subject to clause (c) below, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test (based upon the most recent Appraisal delivered to the Administrative Agent and the Banks pursuant to the provisions of Section 6.8), and (ii) will not (and will not permit any Wholly Owned Domestic Subsidiary to) convey, sell, lease, transfer or otherwise dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree to do any of the foregoing in respect of the Pool Assets at any future time, except that:
(a)    so long as no Event of Default exists, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may replace a Pool Asset with another asset of the Company or such Wholly Owned Domestic Subsidiary (or any other Wholly Owned Domestic Subsidiary) (and Schedule I shall be modified to reflect such replacement), provided that (A) such replacement shall be made on at least a dollar-for-dollar basis based upon (x) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset) and (y) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at (or relatively contemporaneously with) the time of such replacement), (B) after giving effect to such replacement, at the time of such replacement the average age of any aircraft constituting Pool Assets shall not exceed 10 years, (C) prior to effecting the replacement, the Company shall have delivered an Officer’s Certificate to the Administrative Agent certifying compliance with this Section 6.12 and Section 6.13 and attaching to such certificate the Appraisal required by Section 6.8 and (D) the asset replacing a Pool Asset shall constitute Specified Equipment;
(b)    so long as no Event of Default exists or would result therefrom, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule I shall be modified to reflect such removal), provided that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Collateral Coverage Test, (B) after giving effect to such removal, at the time of such removal, the average age of any aircraft constituting Pool Assets shall not exceed 10 years, and (C) prior to effecting the removal, the Company shall have delivered an Officer’s Certificate to the Administrative Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 6.12 and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal;
(c)    in the event (x) that an Appraisal furnished pursuant to Section 6.8 discloses that the Collateral Coverage Test is not satisfied or (y) the Collateral Coverage Test is not satisfied following an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) (whether by loss of property due to theft, destruction, confiscation, prohibition on use, any similar event or otherwise), based upon the most recent Appraisal of the Pool Assets (from which the appraised values of the Pool Assets which are the subject of the involuntary disposition shall be subtracted) furnished pursuant to Section 6.8, the Company shall within 60 days after the date of such Appraisal or involuntary disposal, as the case may be (a “Collateral Coverage Test Cure Period”), designate additional assets as Pool Assets to the extent that, (1) after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal with respect to assets already constituting Pool Assets and based on an Appraisal performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Collateral Coverage Test (and Schedule I shall be modified to reflect such addition) and (2) after giving effect to such addition, at the time of such addition, the average age of any aircraft constituting Pool Assets shall not exceed 10 years, provided that (A) at the time of such addition, the Administrative Agent and the Banks shall have received an Officer’s Certificate certifying that the conditions set forth in this Section 6.12(c) shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Specified Equipment;
(d)    the Company may at any time and from time to time designate any of its assets as Pool Assets and deliver to the Administrative Agent an Appraisal with respect to such assets being added as Pool Assets (and Schedule I shall be modified to reflect such addition), provided that (A) at the time of such addition, the Administrative Agent and the Banks shall have received an Appraisal with respect to such assets being added as Pool Assets, an Officer’s Certificate certifying that the conditions set forth in this Section 6.12(d) shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, (B) at the time of such addition, the average age of any aircraft constituting Pool Assets shall not exceed 10 years and (C) the asset being added shall constitute Specified Equipment; and
(e)    at the Company’s request, the Lien on any Pool Asset will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (i) no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such release and the addition of any assets pursuant to clause (iv)(z) below, at the time of such release the average age of any aircraft constituting Pool Assets shall not exceed 10 years, (iii) the Company shall deliver to the Administrative Agent an Officer’s Certificate demonstrating compliance with the Collateral Coverage Test following such release and certifying that the conditions set forth in this Section 6.12(e) shall have been satisfied and (iii) any of the following or any combination thereof shall have occurred: (x) after giving effect to such release, the remaining Collateral constituting Specified Equipment shall satisfy the Collateral Coverage Test, (y) the Company shall have prepaid the Loans in an amount required to comply with the Collateral Coverage Test, or (z) the Company shall have subjected to the Aircraft Mortgage additional assets that constitute Specified Equipment having an Appraised Value, in the aggregate, required to comply with this Section 6.12. In connection herewith, the Administrative Agent agrees to promptly provide, execute and deliver any documents or releases reasonably requested by the Company to evidence such release, at the Company’s expense.

Section 6.13     Restrictions on Liens. (a) The Company will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien upon or with respect to the Collateral or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Collateral, or file or authorize the filing with respect to any of the Collateral of any financing statement naming the Company or any Subsidiary as debtor under the Uniform Commercial Code or any similar notice of Lien naming the Company or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than Permitted Liens affecting Collateral.
(b) The Company will not enter into or suffer to exist, and will not permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any first priority Lien, subject to Permitted Liens, in favor of the Administrative Agent for the ratable benefit of the Secured Parties upon any Collateral to secure Debt or other obligations of the Company or of any Subsidiary of the Company that holds Collateral.
Section 6.14     Mergers and Dissolutions. (a) The Company will not merge or consolidate with any other person unless:
(i)no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    the Company is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Administrative Agent, necessary or advisable to evidence the assumption by the Successor Company of liability for all of the obligations of the Company hereunder and the other Loan Papers, and (B) cause to be delivered to the Administrative Agent and the Banks such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Bank or the Administrative Agent reasonably requests in order to perform its "know your customer" due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.14(a) in any case in which the Company is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein. No such consolidation or merger shall have the effect of releasing the Company or any Successor Company which shall theretofore have become successor to the Company in the manner prescribed in this Section 6.14(a) from its liability with respect to any Loan Paper to which it is a party.
(b) The Company will not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
Section 6.15     Assignment. The Company will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers to which it is a party.
Section 6.16     Amendments.
(a)     The Company shall not amend, modify, or change the terms or provisions of that certain revolving credit facility agreement (the “Revolving Credit Agreement”) dated as of August 3, 2016 among the Company, the banks party thereto, JPMorgan Chase Bank, N.A., as paying agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents, and the other parties party thereto, as amended by First Amendment dated as of March 30, 2020 and as further amended, restated, supplemented, replaced or otherwise modified from time to time, if the effect thereof, either individually or in the aggregate, would make the terms of the Revolving Credit Agreement to be more restrictive to the Company unless this Agreement is amended in accordance with Section 9.1 hereof to add comparable terms or provisions.
(b)    The Company shall cause any of its Subsidiaries that is or becomes a guarantor of obligations under the Revolving Credit Agreement (other than such Subsidiaries pledging “Collateral” (as defined in the Revolving Credit Agreement)) to become a guarantor of the Obligations hereunder.

Section 6.17     Liquidity. The Company shall maintain at all times Total Liquidity of not less than $2,500,000,000.
Section 6.18     Post-Effective Date Items. Within five (5) Business Days of the Effective Date (or such later date as the Administrative Agent may, in its sole discretion, consent to in writing), the Administrative Agent and the Banks shall have received the written opinion of Gilchrist Aviation Law, P.C., special FAA counsel, in the event written confirmation is delivered prior to the Effective Date as described in Section 4.1(b)(v) and in form and substance reasonably satisfactory to the Administrative Agent.
Section 6.19     Further Assurances. The Company will take, or cause to be taken, at the Company’s cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of the Aircraft Mortgage, as is necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage, in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation in the U.S., (y) the appropriate registrations with the International Registry as are necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage and (z) any financing statements or other instruments as are necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage, and will furnish to the Administrative Agent timely notice of the necessity of such action, together with, if requested by Administrative Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Administrative Agent to take such action or otherwise reasonably requested by Administrative Agent. To the extent permitted by applicable law, the Company hereby authorizes the Administrative Agent to execute and file financing statements or continuation statements necessary to maintain, so long as the Aircraft Mortgage is in effect, the perfection and preservation of the Lien created by the Aircraft Mortgage without the Company’s signature appearing thereon. The Company shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, necessary to maintain, so long as the Aircraft Mortgage is in effect, the perfection and preservation of the Lien created by the Aircraft Mortgage.

ARTICLE VII
EVENTS OF DEFAULT; REMEDIES
Section 7.1     Events of Default. Any one or more of the following events shall be “Events of Default” hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):
(a)    Payment of Obligation. Failure to pay any principal of any Loan when due whether at maturity, by declaration as authorized by this Agreement, or otherwise; or failure to pay, within five Business Days after the due date thereof, any interest on any Loan; or failure to pay, within five Business Days after the due date thereof, or if no due date therefor is herein specified within five Business Days after written demand therefor is given to the Company by the Administrative Agent, any fee or other amount payable by the Company hereunder or under any of the other Loan Papers.
(b)    Covenants.
(i)     Default shall be made in the observance or performance of the covenants, conditions, and agreements on the part of the Company (or in the case of Section 6.12, on the part of any Subsidiary having any Pool Assets) contained in Section 6.12, 6.13 or 6.17, in each case, subject to a grace period of 5 Business Days in the event that a Senior Officer of the Company did not have advance knowledge of the Default and so long as (i) the Administrative Agent is promptly notified of the Default upon the occurrence thereof and (ii) the interests of the Banks are not materially prejudiced during such period in the reasonable determination of the Administrative Agent.
(ii)     Default shall be made in the observance or performance of any of the other covenants, conditions, and agreements on the part of the Company contained herein, or in any other Loan Papers and such default shall continue for a period of 30 days (or, in the case of Section 6.9, five Business Days) after the Administrative Agent shall have given the Company notice thereof in writing.
(c)    Debtor Relief. The Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law, or shall file a petition to take advantage of any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall fail generally to pay its debts as they become due, or shall consent to the appointment of any receiver, trustee, custodian or liquidator of it or all or a substantial part of its Property; or a proceeding or action shall be instituted or commenced against the Company or any Material Subsidiary seeking an order for relief or a reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law or seeking the appointment, without the consent of the Company or any Material Subsidiary, of any receiver, trustee, custodian or liquidator of it or all or a substantial part of the Property of the Company or any Material Subsidiary and such proceeding or action shall remain undismissed or unstayed for a period of 90 days; or an order, decree, or judgment for an involuntary petition adjudicating the Company or any Subsidiary insolvent shall be entered by any court of competent jurisdiction and shall remain undismissed or unstayed for a period of 90 days.
(d)    Payment of Judgments. The Company or any of its Material Subsidiaries fails to pay any judgment or order for the payment of money in excess of $50,000,000 rendered against it or any of its assets (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect thereof) and either (i) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall not be discharged (or provisions shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(e)    Default on Other Debt or Security. The Company or any Material Subsidiary shall (i) fail to pay any principal of or interest on any Debt (other than the Obligation) the principal or face amount of which exceeds $50,000,000 when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five Business Days after such due date or applicable grace period, or (ii) fail to perform or observe any other provision (other than a provision that is substantially identical to a provision in this Agreement) contained in any agreement securing or relating to such Debt (or any other breach or default under such Debt agreement occurs) if the effect of such failure to perform or observe such other provisions (or breach or default) is to cause such Debt to become due prior to its stated maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured.
(f)    ERISA. Any “Reportable Event” as such term is defined in ERISA under any Plan, or the appointment by an appropriate Tribunal of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, and any of the foregoing results in a material liability to the Pension Benefit Guaranty Corporation; or any Plan fails to satisfy the “minimum funding standards” of ERISA or is determined to be in “at risk” status (within the meaning of ERISA).
(g)    Misrepresentation. Any representation or warranty made by the Company is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing (excluding any Appraisal, for which the Company makes no representation) furnished by the Company to the Administrative Agent or to the Banks, or any of them, is untrue in any material respect on the date as of which the facts set forth are stated or certified, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to the Company (it being understood that any failure by the Company to include within any such schedule, statement, report, notice, or writing any information the omission of which would cause the material included to be misleading shall be as much an untruth as a false statement contained therein).
Section 7.2     Remedies Upon Default. If an Event of Default specified in Section 7.l(c) occurs, the obligation of each Bank to make Loans hereunder shall thereupon automatically terminate (unless previously terminated) and the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Administrative Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any other Event of Default occur and be continuing, the Administrative Agent may, and if requested by the Majority Banks, shall, do any one or more of the following:
(a)    Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Loans, all interest accrued and unpaid thereon and the other Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or other notice of any kind (except any notice or demand specified in this Agreement), all of which are hereby expressly waived.
(b)    Termination. Terminate the Additional Commitments by written notice to the Company (unless previously terminated).
(c)    Judgment. Reduce any claim to judgment.
(d)    Rights. Exercise any and all legal and equitable Rights available to it (including all remedies under the Cape Town Treaty including, without limitation, Article 13 of the Cape Town Convention).
In addition to any other rights and remedies granted to the Administrative Agent and the Banks in the Loan Papers, the Administrative Agent on behalf of the Banks may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Company of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Banks, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Bank or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. Subject to the succeeding paragraph, the Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Banks hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Company under the Loan Papers, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Administrative Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Any payment received after acceleration of the Obligations pursuant to Section 7.2 shall be applied (1) first, towards payment of fees and expenses then due under Section 9.4 and amounts pursuant to a Loan Paper payable to the Administrative Agent, (2) second, towards payment of fees and expenses then due under Section 9.4 and Section 9.5 and amounts pursuant to a Loan Paper payable to the Banks and towards payment of interest then due on account of the Loans, ratably among the parties entitled thereto in accordance with the amounts of such fees and expenses and interest then due to such parties, (3) third, towards payment of principal of the Loans then due hereunder ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, (4) fourth, towards payment of any other Obligations then due hereunder in accordance with the amounts of principal then due to such parties and (5) fifth, all remaining amounts after payment in full of the Obligations shall be promptly returned to the Company.

Section 7.3     Remedies in General. If any Event of Default shall occur and be continuing, the Administrative Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Papers or may enforce any other legal or equitable Rights. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Section 8.1     Authorization and Action. Each Bank hereby irrevocably appoints and authorizes JPMorgan Chase Bank, N.A. to act as its Administrative Agent and collateral agent hereunder and under each of the other Loan Papers. JPMorgan Chase Bank, N.A. consents to such appointment as Administrative Agent and agrees to perform the duties of the Administrative Agent hereunder and under the other Loan Papers. Each Bank authorizes and directs the Administrative Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of the Administrative Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Papers (including, without limitation, enforcement or collection of the Loans or Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Loans or Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or applicable Law.
Section 8.2     Administrative Agent’s Reliance, Etc. None of the Administrative Agent and its respective Affiliates, directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Papers (i) with the consent or at the request of the Majority Banks (or all the Banks, if required) or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Administrative Agent and its directors, officers, agents, and employees shall have no liability for actions and omissions under this Section 8.2 resulting from their ordinary contributory negligence). Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of each Loan or Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made by or on behalf of the Company in or in connection with any Loan Paper; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Paper or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (v) shall have no responsibility to ensure the satisfaction of any condition set forth in Article IV or elsewhere herein other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (vii) shall incur no liability under or in respect of any Loan Paper by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or e-mail) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (viii) may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.
Section 8.3     Rights of the Administrative Agent as Bank. With respect to their Additional Commitments and the Loans, if any, made by them and the Notes, if any, issued to them, the Administrative Agent and its Affiliates shall have the same rights and powers under this Agreement or any other Loan Paper as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include the Administrative Agent, in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if such Bank were not the Administrative Agent, and without any duty to account therefor to the Banks.
Section 8.4     Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the Current Financials and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 8.5     Administrative Agent’s Indemnity. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans or Notes unless indemnified to the Administrative Agent’s satisfaction by the Banks against loss, cost, liability, and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks severally but not jointly agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Loans and Additional Commitments then held by each of them; provided that, in the case of Section 2.22, when a Defaulting Bank shall exist, any such Defaulting Bank’s Additional Commitment shall be disregarded in the calculation, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Papers (including, without limitation, any action taken or omitted under Article II of this Agreement); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrative Agent’s fraud, gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.5, to indemnify the Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements arising out of or resulting from the Administrative Agent’s ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Papers to the extent that the Administrative Agent is not reimbursed for such expenses by the Company. The provisions of this Section 8.5 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.

Section 8.6     Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Administrative Agent under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 calendar days after the retiring Administrative Agent’s giving notice of resignation or the Majority Banks’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or Event of Default), appoint a successor Administrative Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder and under the other Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers; provided that solely for purposes of maintaining any security interest granted to the Administrative Agent under any Loan Paper for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Loan Paper, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 8.6 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Loan Paper, including any action required to maintain the perfection of any such security interest). After any retiring Administrative Agent’s resignation or removal as the Administrative Agent hereunder and under the other Loan Papers, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Papers.
Section 8.7     Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to the Company. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.1 and Section 8.2.

Section 8.8     Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.6 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Papers may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Paper to the holder of any Lien on such property that is permitted by Section 6.13. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by the Company in connection therewith, nor shall the Administrative Agent be responsible or liable to the Banks or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

ARTICLE IX

MISCELLANEOUS
Section 9.1     Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Paper, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or the Administrative Agent with the consent of the Majority Banks) in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver, or consent shall, unless in writing and signed by each Bank directly affected thereby (or the Administrative Agent with the consent of each Bank directly affected thereby), do any of the following: (a) increase the amount of the Additional Commitments of any Banks or subject any Banks to any additional obligations, (b) reduce the principal of, or rate or amount of interest applicable to, any Loan other than as provided in this Agreement, or any fees hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (d) extend the Maturity Date, (e) eliminate or reduce the voting rights of any Bank under this Section 9.1, (f) amend Section 2.15 in any manner that would alter the pro rata sharing of payments or Additional Commitment reductions required thereby, (g) change the percentage of the Additional Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (h) amend Section 7.2 in a manner that would alter the “waterfall” provision and (ii) no amendment or modification shall, unless in writing and signed by all Banks (or the Administrative Agent with the consent of all Banks) release all or substantially all of the Collateral (except to the extent contemplated by Section 6.12 hereof, as in effect on the date hereof); and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Paper, or modify or waive any provision of Section 2.22.
(b)    Notwithstanding the foregoing, if the Administrative Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Papers, then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

(c)    Notwithstanding the foregoing, if any amendments to this Agreement or any other Loan Paper are required or deemed necessary to effectuate the making of Incremental Term Loans in accordance with the provisions of Section 2.24 hereof, then the Administrative Agent, the Company and such Incremental Banks making Incremental Term Loans shall be permitted to amend, modify or supplement this Agreement and any other Loan Paper for the purpose of effectuating such Incremental Term Loans in accordance with the terms of Section 2.24, and each such amendment shall become effective without any further action or consent of any other party to this Agreement.

Section 9.2     Notices, Etc. The Administrative Agent, any Bank, or the holder of any Loan or Note giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Administrative Agent. In the event that the holder of any Loan or Note (including any Bank) shall transfer such Loan or Note, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Loan or Note has been made by any holder (including any Bank) unless and until the Administrative Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands, and other communications (collectively “Communications”) provided for herein shall be in writing (including telecopy Communications) and mailed, telecopied, e-mailed (where indicated) or delivered:
(a)    If to the Company, to it at:

Southwest Airlines Co. P.O. Box 36611, HDQ-6TR Love Field Dallas, Texas 75235 Telecopy Number: (214) 932-1322 Attention: Treasurer
E-mail: Capital_Markets-DG@wnco.com

(b)    If to the Administrative Agent, to it at:

JPMorgan Chase Bank, N.A.
JPM Loan and Agency Services
500 Stanton Christiana Road
NCC5 / 1st Floor
Newark, DE 19713
Attention: JPM Loan and Agency Services Tel: 302-634-1929
Email: james.a.campbell@jpmorgan.com and 14698287788@tls.ldsprod.com
Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:
Email: covenant.compliance@jpmchase.com
with a copy to:
JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 24 New York, NY 10179 Attention: Cristina Caviness
Telephone Number: (212) 270-7289
E-mail: Cristina.caviness@jpmorgan.com
(c)    If to any Bank, such address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, e-mailed or delivered, be effective and shall be deemed to have been duly given when sent by telecopier or e-mail to any party or the telecopier number or e-mail address, as applicable, as set forth herein or on the signature pages hereof (or other telecopy number or e-mail address designated by such party in a written notice to the other parties hereto), or five days after being mailed to the address as set forth herein (or such other address designated by such party in a written notice to the other parties hereto) respectively, or when delivered to such address; provided, however, Communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.
Section 9.3     No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any Right hereunder or under any other Loan Paper shall operate as a waiver thereof; nor shall any single or partial exercise of any such Right, or any abandonment or discontinuance of any steps to enforce such Right, preclude any other or further exercise thereof or the exercise of any other Right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The Rights herein provided are cumulative and not exclusive of any Rights provided by Law.
Section 9.4     Costs, Expenses and Taxes. The Company agrees to pay or reimburse the Administrative Agent for paying: (i) all reasonable costs and expenses of the Administrative Agent in connection with (A) the preparation, execution, delivery, and administration of this Agreement and the other Loan Papers, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative

Agent as to their respective Rights and responsibilities under this Agreement and the other Loan Papers, and (B) any amendment, modification, supplement, or waiver of any of the terms of this Agreement, and (ii) all reasonable costs and expenses of the Banks and the Administrative Agent (including reasonable counsel’s fees, and including reasonable allocated in-house counsel fees for any Bank or the Administrative Agent) in connection with the enforcement of this Agreement and the other Loan Papers. In addition, the Company shall pay any and all Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Papers, and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Paper. The obligations of the Company under this Section 9.4 shall survive the termination of this Agreement and/or repayment of the Loans.
Section 9.5     Indemnity. The Company agrees to indemnify and hold harmless the Administrative Agent and the Banks and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, any Bank, or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives in any way relating to or arising out of the Loan Papers, any transaction related hereto, or any act, omission, or transaction of the Company, its Subsidiaries, and Affiliates, or any of their employees, officers, directors or other representatives, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person other than the Administrative Agent or a Bank.
The obligation of the Company under this section shall continue for a period of one year after payment of the Obligation and termination of any or all Loan Papers, and SHALL APPLY WHETHER OR NOT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY THE ADMINISTRATIVE AGENT OR ANY BANK;
provided, however, that (i) although each indemnified party shall have the right to be indemnified from its own ordinary negligence, no indemnified party shall have the right to be indemnified hereunder for willful misconduct, gross negligence or bad faith to the extent found by a final, non-appealable judgment of a court of competent jurisdiction and (ii) the indemnity set forth in this Section 9.5 shall not apply to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses or disbursements resulting from a proceeding that does not involve an act or omission by the Company or any of its affiliates and that is brought by an indemnified party against any other indemnified party (other than claims against the Administrative Agent in its capacity or in fulfilling its role as the Administrative Agent under the Loan Papers).
To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Papers or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
Section 9.6     Right of Setoff. If any Event of Default shall have occurred and is continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to

l

time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank or Affiliate, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Bank or Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank under this Section 9.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank may have.
Section 9.7     GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.8     Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Affiliates and the respective directors, officers, employees, agents and advisors may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 9.9     Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by the Administrative Agent or any Bank or any closing shall affect the representations and warranties or the Right of the Administrative Agent or any Bank to rely upon them.
Section 9.10     Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent, and each Bank and thereafter shall be binding upon and inure to the benefit of the Company (subject to the provisions of Section 9.11), the Administrative Agent, each Bank and their respective successors and assigns.
Section 9.11     Successors and Assigns; Participations
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises, agreements, representations and warranties by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except for any assignment or transfer by the Company of its rights and obligations under this Agreement to a Successor Company in accordance with Section 6.14, the Company may not assign or transfer any its rights or obligations hereunder without the prior written consent of all of the Banks.
(b)    Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Additional Commitment or the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Loans and Notes (if any) for all purposes of this Agreement, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and the indemnity protection provisions contained in Section 9.5, (v) the Company, the Administrative Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Papers, other than the right to vote upon or consent to (y) amendments, modifications, or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Maturity Date. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that an Additional Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(c)    Each Bank may assign to one or more Persons (other than a natural person, a Defaulting Bank or the Company or any of its Affiliates), all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Additional Commitment or, if the

Additional Commitment is not then in effect, the principal outstanding balance of the Loans at the time owing to it); provided, however, that (i) such assignment, if not to a Bank or an Eligible Affiliate Assignee of the assigning Bank shall be consented to by the Company (which consent shall not be unreasonably withheld or delayed and shall not be required after the occurrence or during the continuance of a Default or Event of Default), the Administrative Agent (which consent shall not be unreasonably withheld or delayed), (ii) each Bank’s Additional Commitment or Loans to be assigned shall not be less than $5,000,000 unless (x) otherwise agreed by the Company and the Administrative Agent, (y) in the case of the assigning Bank, such amount is reduced to zero pursuant to such assignment or (z) the assignment is to a Bank, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (iv) the assignee thereof shall deliver to the Company and the Administrative Agent any Internal Revenue Service forms required by Section 2.18, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption substantially in the form of Exhibit E hereto (an “Assignment and Assumption”), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (or such lesser amount as shall be acceptable to the Administrative Agent); provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof (unless a shorter period shall be agreed to by the Company, the Administrative Agent, and the assignor Bank), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and under the other Loan Papers and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Papers, such Bank shall cease to be a party hereto and thereto).
(d)    By executing and delivering an Assignment and Assumption, the Bank assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representations and warranties that (x) it is the legal and beneficial owner of the interest being assigned thereby, (y) the interest being assigned thereby is free and clear of any lien, encumbrance or other adverse claim and (z) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Assumption and to consummate the transactions contemplated thereby, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Bank assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action on behalf of such assignee and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
(e)    The Administrative Agent shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and the Additional Commitment of, or principal amount of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank or the Administrative Agent at any reasonable time and from time to time upon reasonable prior notice.

(f)    Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit E hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks, the Administrative Agent and the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, if any, (x) a new Note or Notes to the order of such assignee in an amount equal to its portion of the Loan assumed by it pursuant to such Assignment and Assumption and (y) if the assigning Bank has retained any Loan hereunder, new Notes to the order of the assigning Bank in an amount equal to the Loan retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Such new Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit E hereto. Cancelled Notes shall be returned to the Company.
(g)    Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 (or in connection with any swap, derivative, securitization or credit insurance relating to the Company and its obligations), disclose to the assignee or participant or proposed assignee or participant (or to any direct, indirect, actual or prospective counterparty (and its advisor) to any such swap, derivative or securitization) any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant (or any such counterparty (and its advisor)) shall agree for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received from such Bank.
(h)    Notwithstanding any other provision set forth in this Agreement, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
Section 9.12     Confidentiality. The Administrative Agent and each Bank agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent or any Bank from disclosing any such Information (a) to the Administrative Agent, any Bank or any affiliate thereof, (b) as permitted by Section 9.11(g), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in each case on a need-to-know basis, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank’s investment portfolio in connection with ratings issued with respect to such Bank, (i) in connection with the exercise of any remedy hereunder or under any other Loan Paper, or (j) if agreed by the Company in its sole discretion, to any other Person. “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent or any Bank on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Bank acknowledges that information furnished to it pursuant to this Agreement or the other Loan Papers may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Papers will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Bank represents to the Company and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 9.13     Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
Section 9.14     Severability. Should any clause, sentence, paragraph, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.
Section 9.15     Integration. This Agreement and the other Loan Papers represent the entire agreement of the Company, the Administrative Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.
Section 9.16     Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.
Section 9.17     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (in a format reasonably acceptable to the Administrative Agent), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 9.18     WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.
Section 9.19     No Fiduciary Duty. The Administrative Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Company, its stockholders and/or its affiliates. The Company agrees that nothing in the Loan Papers or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Papers (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Papers and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.
Section 9.20     USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the Patriot Act. The Company agrees to provide such information as each Bank or the Administrative Agent reasonably requests in order to perform its "know your customer" due diligence.
Section 9.21     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.22     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable to such Bank in respect of such Loan hereunder, together with all Charges payable to such Bank in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable to such Bank in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.
Section 9.23     Amendment and Restatement. Upon the Effective Date, this Agreement shall amend and restate the Existing Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. All Loans and Obligations incurred under the Existing Credit Agreement which are outstanding on the Effective Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Papers, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOUTHWEST AIRLINES CO.
By: /s/Christopher Monroe Name: Christopher Monroe Title: Senior Vice President Finance & Treasurer

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as a Bank and the Administrative Agent
By: /s/ Cristina Caviness Name: Cristina Caviness Title: Vice President

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

BANK OF AMERICA, N.A., as a Bank
By: /s/ Prathamesh Kshirsagar Name: Prathamesh Kshirsagar Title: Director

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

BNP Paribas, as a Bank
By: /s/ Bo Wang Name: Bo Wang Title: Vice President
By: /s/ Ahsan Avais Name: Ahsan Avais Title: Vice President

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

[Bank of China, New York Branch], as a Bank
By: /s/ Raymond Qiao Name: Raymond Qiao Title: Executive Vice President

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

MORGAN STANLEY BANK, N.A., as a Bank
By: /s/ Subhalakshmi Ghosh-Kohli Name: Subhalakshmi Ghosh-Kohli Title: Authorized Signatory

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

Wells Fargo Bank, National Association, as a Bank
By: /s/ Adam Spreyer Name: Adam Spreyer Title: Director

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

Citibank, N.A., as a Bank
By: /s/ Michael Leonard Name: Michael Leonard Title: Vice President

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

Goldman Sachs Bank USA, as a Bank
By: /s/ Charles Johnston Name: Charles Johnston Title: Authorized Signatory

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

STANDARD CHARTERED BANK, as a Bank
By: /s/ James Beck Name: James Beck Title: Associate Director

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

Comerica Bank, as a Bank
By: /s/ Gerald R. Finney Jr. Name: Gerald R. Finney Jr. Title: Vice President

[Signature page to Southwest Airlines A&R 364-Day Credit Facility Agreement]

SCHEDULE I
POOL ASSETS
[See attached.]

SCHEDULE I
POOL ASSETS
Airframes and Engines

	Airframe Make	Airframe Model	U.S. Reg. Number	Airframe MSN	Engine Manufacturer	Engine Model	Engine MSN 1	Engine MSN 2
1	Boeing	737-800	N8557Q	63582	CFM International	CFM56-7B27E/F	38803	38764
2	Boeing	737-800	N8556Z	63583	CFM International	CFM56-7B27E/F	38796	38800
3	Boeing	737-800	N8555Z	63600	CFM International	CFM56-7B27E/F	38791	38792
4	Boeing	737-800	N8554X	36993	CFM International	CFM56-7B27E/F	38779	38773
5	Boeing	737-800	N8553W	63601	CFM International	CFM56-7B27E/F	38778	38776
6	Boeing	737-800	N8552Z	63580	CFM International	CFM56-7B27E/F	38739	38704
7	Boeing	737-800	N8551Q	36951	CFM International	CFM56-7B27E/F	38678	38661
8	Boeing	737-800	N8549Z	63597	CFM International	CFM56-7B27E/F	38659	38658
9	Boeing	737-800	N8548P	36968	CFM International	CFM56-7B27E/F	38642	38643
10	Boeing	737-800	N8547V	63572	CFM International	CFM56-7B27E/F	38517	38500
11	Boeing	737-800	N8545V	63573	CFM International	CFM56-7B27E/F	38531	38526
12	Boeing	737-800	N8546V	63574	CFM International	CFM56-7B27E/F	38542	38540
13	Boeing	737-800	N8544Z	36926	CFM International	CFM56-7B27E/F	38486	38460
14	Boeing	737-800	N8543Z	63587	CFM International	CFM56-7B27E/F	38459	38454
15	Boeing	737-800	N8542Z	63581	CFM International	CFM56-7B27E/F	38415	38414
16	Boeing	737-800	N8541W	63599	CFM International	CFM56-7B27E/F	38385	38378
17	Boeing	737-800	N8540V	63598	CFM International	CFM56-7B27E/F	38372	38371
18	Boeing	737-800	N8539V	42534	CFM International	CFM56-7B27E/F	38352	38348
19	Boeing	737-800	N8538V	63586	CFM International	CFM56-7B27E/F	38355	38342
20	Boeing	737-800	N8537Z	63595	CFM International	CFM56-7B27E/F	38345	38332
21	Boeing	737-800	N8536Z	63571	CFM International	CFM56-7B27E/F	38344	38321
22	Boeing	737-800	N8535S	63596	CFM International	CFM56-7B27E/F	38330	38328
23	Boeing	737-800	N8532S	63576	CFM International	CFM56-7B27E/F	38297	38272
24	Boeing	737-800	N8533S	63577	CFM International	CFM56-7B27E/F	38292	38305
25	Boeing	737-800	N8534Z	63578	CFM International	CFM56-7B27E/F	38302	38299
26	Boeing	737-800	N8531Q	63575	CFM International	CFM56-7B27E/F	38295	38268
27	Boeing	737-800	N8530W	63592	CFM International	CFM56-7B27E/F	38203	38202
28	Boeing	737-800	N8529Z	36974	CFM International	CFM56-7B27E/F	38168	38169
29	Boeing	737-800	N8528Q	36927	CFM International	CFM56-7B27E/F	38126	38165
30	Boeing	737-800	N8527Q	36946	CFM International	CFM56-7B27E/F	38115	38114
31	Boeing	737-800	N8526W	36972	CFM International	CFM56-7B27E/F	864994	864984
32	Boeing	737-800	N8525S	36949	CFM International	CFM56-7B27E/F	864950	864947
33	Boeing	737-800	N8524Z	36970	CFM International	CFM56-7B27E/F	864933	864926
34	Boeing	737-800	N8523W	36969	CFM International	CFM56-7B27E/F	864887	864885
35	Boeing	737-800	N8522P	36922	CFM International	CFM56-7B27E/F	864878	864873
36	Boeing	737-800	N8520Q	42532	CFM International	CFM56-7B27E/F	864858	864844
37	Boeing	737-800	N8519R	36910	CFM International	CFM56-7B27E/F	864852	864851
38	Boeing	737-800	N8518R	63593	CFM International	CFM56-7B27E/F	864791	864797
39	Boeing	737-800	N8515X	36943	CFM International	CFM56-7B27E/F	864774	864766
40	Boeing	737-800	N8517F	63594	CFM International	CFM56-7B27E/F	864777	864773
41	Boeing	737-800	N8514F	36975	CFM International	CFM56-7B27E/F	864763	864761
42	Boeing	737-800	N8513F	36976	CFM International	CFM56-7B27E/F	864756	864747

43	Boeing	737-800	N8512U	38816	CFM International	CFM56-7B27E/F	864733	864731
44	Boeing	737-800	N8511K	36670	CFM International	CFM56-7B27E/F	864729	864710
45	Boeing	737-800	N8510E	36944	CFM International	CFM56-7B27E/F	864714	864700
46	Boeing	737-800	N8509U	36925	CFM International	CFM56-7B27E/F	864695	864677
47	Boeing	737-800	N8508W	38814	CFM International	CFM56-7B27E/F	864686	864685
48	Boeing	737-800	N8507C	41531	CFM International	CFM56-7B27E/F	864666	864640
49	Boeing	737-800	N8504G	38812	CFM International	CFM56-7B27E/F	864599	864598
50	Boeing	737-800	N8503A	38813	CFM International	CFM56-7B27E/F	864584	864582
51	Boeing	737-800	N8502Z	36666	CFM International	CFM56-7B27E/F	864568	864563
52	Boeing	737-800	N8501V	41530	CFM International	CFM56-7B27E/F	864542	864444
53	Boeing	737-8H4	N8698B	36977	CFM International	CFM56-7B27E/F	864488	864487
54	Boeing	737-8H4	N8699A	36923	CFM International	CFM56-7B27E/F	864497	864482
55	Boeing	737-8H4	N8697C	36728	CFM International	CFM56-7B27E/F	864413	865389
56	Boeing	737-8H4	N8696E	36678	CFM International	CFM56-7B27E/F	864455	864437
57	Boeing	737-8H4	N8695D	35965	CFM International	CFM56-7B27E/F	865167	864347
58	Boeing	737-8H4	N8694E	36661	CFM International	CFM56-7B27E/F	864411	864409
59	Boeing	737-8H4	N8676A	36941	CFM International	CFM56-7B27E/F	862719	862713
60	Boeing	737-8H4	N8675A	35976	CFM International	CFM56-7B27E/F	862714	862701
61	Boeing	737-8H4	N8673F	36937	CFM International	CFM56-7B27E/F	862629	862628
62	Boeing	737-8H4	N8674B	36734	CFM International	CFM56-7B27E/F	862671	862675
63	Boeing	737-8H4	N8672F	36940	CFM International	CFM56-7B27E/F	862613	862612
64	Boeing	737-8H4	N8671D	36715	CFM International	CFM56-7B27E/F	862432	862336
65	Boeing	737-8H4	N8670A	36656	CFM International	CFM56-7B27E/F	862254	862156
66	Boeing	737-8H4	N8669B	36655	CFM International	CFM56-7B27E/F	862139	862136
67	Boeing	737-8H4	N8668A	36903	CFM International	CFM56-7B27E/F	660999	660985
68	Boeing	737-8H4	N8667D	36657	CFM International	CFM56-7B27E/F	660957	661927
69	Boeing	737-8H4	N8662F	36936	CFM International	CFM56-7B27E/F	660829	660748
70	Boeing	737-8H4	N8661A	36906	CFM International	CFM56-7B27E/F	660566	660553
71	Boeing	737-8H4	N8660A	36654	CFM International	CFM56-7B27E/F	661511	660471
72	Boeing	737-8H4	N8659D	36901	CFM International	CFM56-7B27E/F	660527	661482
73	Boeing	737-8H4	N8658A	36899	CFM International	CFM56-7B27E/F	660656	660643
74	Boeing	737-8H4	N8657B	42535	CFM International	CFM56-7B27E/F	660653	660638
75	Boeing	737-8H4	N8656B	42530	CFM International	CFM56-7B27E/F	661562	661573
76	Boeing	737-8H4	N8653A	37037	CFM International	CFM56-7B27E/F	660552	661505
77	Boeing	737-8H4	N8655D	42529	CFM International	CFM56-7B27E/F	660572	660569
78	Boeing	737-8H4	N8654B	37045	CFM International	CFM56-7B27E/F	660571	660567
79	Boeing	737-8H4	N8644C	35973	CFM International	CFM56-7B27E/F	660212	660199
80	Boeing	737-8H4	N8643A	42524	CFM International	CFM56-7B27E/F	660216	660209
81	Boeing	737-8H4	N8652B	36971	CFM International	CFM56-7B27E/F	660484	660480
82	Boeing	737-8H4	N8651A	36920	CFM International	CFM56-7B27E/F	660429	660397
83	Boeing	737-8H4	N8650F	36909	CFM International	CFM56-7B27E/F	660371	660361
84	Boeing	737-8H4	N8649A	42527	CFM International	CFM56-7B27E/F	660322	660319
85	Boeing	737-8H4	N8648A	42531	CFM International	CFM56-7B27E/F	660287	657922
86	Boeing	737-8H4	N8646B	36935	CFM International	CFM56-7B27E/F	660242	660241
87	Boeing	737-8H4	N8647A	42528	CFM International	CFM56-7B27E/F	660245	660244
88	Boeing	737-8H4	N8645A	36907	CFM International	CFM56-7B27E/F	660226	660224
89	Boeing	737-8H4	N8642E	42525	CFM International	CFM56-7B27E/F	660201	660195
90	Boeing	737-8H4	N8639B	60086	CFM International	CFM56-7B27E/F	660139	660133
91	Boeing	737-8H4	N8641B	60085	CFM International	CFM56-7B27E/F	660178	660171
92	Boeing	737-8H4	N8638A	36911	CFM International	CFM56-7B27E/F	660107	657995

93	Boeing	737-8H4	N8640D	60084	CFM International	CFM56-7B27E/F	660144	660143
94	Boeing	737-8H4	N8637A	42523	CFM International	CFM56-7B27E/F	660109	658974
95	Boeing	737-8H4	N500WR	36898	CFM International	CFM56-7B27E/F	660106	657978
96	Boeing	737-8H4	N8324A	35966	CFM International	CFM56-7B27E/F	962369	962366
97	Boeing	737-8H4	N8323C	37005	CFM International	CFM56-7B27E/F	962352	962347
98	Boeing	737-8H4	N8322X	36997	CFM International	CFM56-7B27E/F	962271	962267
99	Boeing	737-8H4	N8321D	36687	CFM International	CFM56-7B27E/F	962264	962261
100	Boeing	737-8H4	N8320J	36686	CFM International	CFM56-7B27E/F	962135	962128
101	Boeing	737-8H4	N8319F	36994	CFM International	CFM56-7B27E/F	963209	962198
102	Boeing	737-8H4	N8318F	36685	CFM International	CFM56-7B27E/F	962173	962145
103	Boeing	737-8H4	N8317M	36992	CFM International	CFM56-7B27E/F	962134	962109
104	Boeing	737-8H4	N8316H	36684	CFM International	CFM56-7B27E/F	960997	960990
105	Boeing	737-8H4	N8315C	38811	CFM International	CFM56-7B27E/F	960979	960978
106	Boeing	737-8H4	N8314L	36990	CFM International	CFM56-7B27E/F	960966	960964
107	Boeing	737-8H4	N8302F	36680	CFM International	CFM56-7B27E/F	960721	960713
108	Boeing	737-8H4	N8301J	36980	CFM International	CFM56-7B27E/F	960657	960656
109	Boeing	737-7H4	N969WN	41777	CFM International	CFM56-7B24E	961486	960510
110	Boeing	737-7H4	N968WN	36679	CFM International	CFM56-7B24E	961473	961472
111	Boeing	737-7H4	N967WN	36967	CFM International	CFM56-7B24E	960329	960275
112	Boeing	737-7H4	N966WN	36966	CFM International	CFM56-7B24E	960284	960282
113	Boeing	737-7H4	N962WN	36963	CFM International	CFM56-7B24E	960213	804223
114	Boeing	737-7H4	N961WN	36962	CFM International	CFM56-7B24/3	961177	960192
115	Boeing	737-7H4	N960WN	36675	CFM International	CFM56-7B24/3	960182	960180
116	Boeing	737-7H4	N959WN	36674	CFM International	CFM56-7B24/3	960139	804908
117	Boeing	737-7H4	N958WN	36673	CFM International	CFM56-7B24/3	805936	804960
118	Boeing	737-7H4	N957WN	41528	CFM International	CFM56-7B24/3	805933	804955
119	Boeing	737-7H4	N956WN	36672	CFM International	CFM56-7B24/3	804899	804897
120	Boeing	737-7BD	N556WN	33936	CFM International	CFM56-7B24/3	804885	804863
121	Boeing	737-7H4	N955WN	36671	CFM International	CFM56-7B24/3	804844	804823
122	Boeing	737-7BD	N555LV	36726	CFM International	CFM56-7B24/3	805809	804725
123	Boeing	737-7H4	N951WN	36665	CFM International	CFM56-7B24/3	805301	804303
124	Boeing	737-7H4	N950WN	36664	CFM International	CFM56-7B24/3	805356	804336
125	Boeing	737-7H4	N949WN	36663	CFM International	CFM56-7B24/3	804331	804322
126	Boeing	737-7H4	N948WN	36662	CFM International	CFM56-7B24/3	804204	804203
127	Boeing	737-7H4	N947WN	36924	CFM International	CFM56-7B24/3	804191	804188
128	Boeing	737-7H4	N946WN	36918	CFM International	CFM56-7B24/3	804108	804107
129	Boeing	737-7H4	N945WN	36660	CFM International	CFM56-7B24/3	803864	802953
130	Boeing	737-7H4	N944WN	36659	CFM International	CFM56-7B24/3	803888	802946
131	Boeing	737-7H4	N943WN	36913	CFM International	CFM56-7B24/3	802895	802894
132	Boeing	737-7BD	N7724A	36725	CFM International	CFM56-7B20	802123	802122
133	Boeing	737-7BD	N7749B	36724	CFM International	CFM56-7B20	896973	896972
134	Boeing	737-7H4	N942WN	36648	CFM International	CFM56-7B24/3	802370	802267
135	Boeing	737-7H4	N941WN	36647	CFM International	CFM56-7B24/3	803273	802222
136	Boeing	737-7H4	N940WN	36900	CFM International	CFM56-7B24/3	802356	802355
137	Boeing	737-7H4	N939WN	36646	CFM International	CFM56-7B24/3	803327	802330
138	Boeing	737-7H4	N938WN	36645	CFM International	CFM56-7B24/3	802320	802309
139	Boeing	737-7H4	N937WN	36644	CFM International	CFM56-7B24/3	803296	802304
140	Boeing	737-7H4	N936WN	36643	CFM International	CFM56-7B24/3	896984	896910
141	Boeing	737-7H4	N929WN	36631	CFM International	CFM56-7B24/3	896688	896687
142	Boeing	737-7H4	N928WN	36890	CFM International	CFM56-7B24/3	896686	896677

143	Boeing	737-7H4	N927WN	36889	CFM International	CFM56-7B24/3	897566	896662
144	Boeing	737-7H4	N924WN	36628	CFM International	CFM56-7B24/3	896586	896570
145	Boeing	737-7H4	N919WN	36625	CFM International	CFM56-7B24/3	897412	897411
146	Boeing	737-7H4	N920WN	32460	CFM International	CFM56-7B24/3	896482	896456
147	Boeing	737-7H4	N917WN	36624	CFM International	CFM56-7B24/3	896352	896142
148	Boeing	737-7BD	N7752B	33943	CFM International	CFM56-7B20	896388	896380

(EACH OF WHICH ENGINES DESCRIBED ABOVE HAVING AT LEAST 550 RATED TAKEOFF HORSEPOWER OR THE EQUIVALENT THEREOF)

SCHEDULE II
Existing Term Loans and Additional Commitments
Bank	Existing Term Loans	Additional Commitments	Total
JPMorgan Chase Bank, N.A.	$333,333,333.34	$166,666,666.66	$500,000,000.00
Bank of America, N.A.	$333,333,333.33	$166,666,666.67	$500,000,000.00
BNP Paribas	-	$500,000,000.00	$500,000,000.00
Bank of China, New York Branch	-	$400,000,000.00	$400,000,000.00
Morgan Stanley Bank, N.A.	-	$400,000,000.00	$400,000,000.00
Wells Fargo Bank, N.A.	$333,333,333.33	-	$333,333,333.33
Citibank, N.A.	-	$250,000,000.00	$250,000,000.00
Goldman Sachs Bank USA	-	$250,000,000.00	$250,000,000.00
Standard Chartered Bank	-	$150,000,000.00	$150,000,000.00
Comerica Bank	-	$49,999,999.67	$49,999,999.67
Total	$1,000,000,000.00	$2,333,333,333.00	$3,333,333,333.00

EXHIBIT A
FORM OF NOTICE OF [COMMITTED BORROWING] [INCREMENTAL BORROWING] [CONVERSION] [CONTINUATION]

___________ , 202__
JPMorgan Chase Bank, N.A.,
as Administrative Agent under the
Credit Agreement referred to below
JPM Loan and Agency Services
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: JPM Loan and Agency Services
Tel: 302-634-1929
Email: james.a.campbell@jpmorgan.com
14698287788@tls.ldsprod.com

Dear Sirs:

Reference is made to the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby (check whichever is applicable):

_____	1.
Gives you notice pursuant to Section 2.2 of the Credit Agreement that it requests a [Committed][Incremental] Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such [Committed][Incremental] Borrowing is requested to be made:

		(A)	Borrowing Date of [Committed][Incremental] Borrowing (a Business Day)	________
		(B)	Principal Amount of [Committed][Incremental] Borrowing	________
		(C)	Interest Rate basis[1]	________
		(D)	Interest Period and the last day thereof[2,3]	________

________________________________

[1]	Eurodollar Loan or Alternate Base Loan.

[2]	Applicable only to Eurodollar Loans.

[3]	Interest Periods shall have a duration of one, two, three, six or, if agreed by all Banks, twelve months and shall end not later than the Maturity Date.

_____	2.	Gives you notice pursuant to Section 2.3 that it requests the conversion of Loans that are Eurodollar Loans into Alternate Base Loans in the amount of $ [4] on ____________, 202_[5].

_____	3.
Gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests the conversion of Loans that are Alternate Base Loans into Eurodollar Loans in the amount of $ [4], having an Interest Period of _______ months, [3] on ____________, 20__.

_____	4.
Gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests the continuation of Eurodollar Loans in the amount of $ [4] to another Interest Period of _______ months, [3] on ____________, 20__.

_____	5.	Proceeds of the [Committed][Incremental] Borrowing shall be disbursed pursuant to the funds flow to be agreed between the Company and Administrative Agent.

_____	6.	Gives you notice that it requests a Borrowing increase on the terms below:
		(A)	Borrowing Date of [Committed][Incremental] Borrowing (a Business Day)	________
		(B)	Current interest rate basis[6]	________
		(C)	Current Interest Period end date	________
		(D)	Increase Amount of [Committed][Incremental] Borrowing	________
		(E)	Existing Term Loan Amount
		(F)	New Aggregate Loan Amount

Very truly yours,
SOUTHWEST AIRLINES CO.
By: Name: ______________________________ Title: _______________________________

________________________________

[4]	Not less than $10,000,000 and in integral multiples of $1,000,000.

[5]	Must be the last day of the applicable Interest Period.

[6]	Eurodollar Loan or Alternate Base Loan.

EXHIBIT B
FORM OF NOTE
$___________	______________, 202__
FOR VALUE RECEIVED, the undersigned, SOUTHWEST AIRLINES CO., a Texas corporation (the “Company”), hereby promises to pay to the order of______________________ (the “Bank”) on or before the Maturity Date the lesser of (i) the amount of the Bank’s Commitment and (ii) the aggregate amount of Loans made by the Bank to the Company and outstanding on the Maturity Date.
The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such dates and times, as are specified in the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended, modified, supplemented, renewed, or extended from time to time, the “Credit Agreement,” the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Company, the Bank, certain other banks and financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Both principal and interest are payable in immediately available funds in lawful money of the United States of America to JPMorgan Chase Bank, N.A., as Administrative Agent, at its Principal Office. The amount and type of each Loan made by the Bank to the Company and the maturity thereof, the rate of interest applicable thereto and all payments made on account of principal and interest hereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this promissory note; provided, however, any failure by the holder hereof to make any such endorsement shall not limit or otherwise affect the Company’s obligations hereunder.
This promissory note may be held by the Bank for the account of its Domestic Lending Office or its Eurodollar Lending Office and may be transferred from one to the other from time to time as the Bank may determine.
This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Loans by the Bank to the Company from time to time, the indebtedness of the Company resulting from each such Loan being evidenced by this promissory note, and (ii) provisions for acceleration of the maturity hereof upon the happening of certain stated events, also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
Except as expressly provided in the Credit Agreement and the other Loan Papers, the Company and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment notice of dishonor or default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions. or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.
THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SOUTHWEST AIRLINES CO.
By: ____________________________________ Name:. Title:

2

SCHEDULE TO NOTE DATED _______________ ISSUED BY SOUTHWEST AIRLINES CO. TO _________________

Date	Loan	Type	Maturity	Interest Rate	Principal Repayment	Interest Payments	Balance

	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$
	$				$	$	$

3

EXHIBIT C–1
FORM OF COMPANY’S INTERNAL COUNSEL OPINION

[See attached.]

[Southwest Airlines Letterhead]

March 30, 2020

The Banks and the Administrative Agent
Referred-to Below

RE: Loans to Southwest Airlines Co.

Ladies and Gentlemen:

This opinion is furnished pursuant to Section 4.1(b)(iv) of the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (the "Credit Agreement"), among Southwest Airlines Co. (the "Company"), the Bank parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I am the Executive Vice President, Chief Legal and Regulatory Officer of the Company and solely in such capacity have examined, either personally or through attorneys under my supervision, originals, or copies certified to my satisfaction, of the Credit Agreement, the Mortgage and Security Agreement, dated as of March 30, 2020, between the Company and the Administrative Agent, as collateral agent (the “Mortgage and Security Agreement”), and the Mortgaged Aircraft Operating Agreement, dated as of March 30, 2020, (collectively with the Credit Agreement and the Mortgage and Security Agreement, the “Opinion Documents”), and such corporate records, certificates of corporate officials as to certain matters of fact, and instruments and documents as I have deemed necessary or advisable as a basis for the opinions set forth herein.

In such examination, I have assumed (i) the genuineness of all signatures (other than the signatures of Persons signing on behalf of the Company), the authenticity and completeness of all documents, certificates, instruments and records submitted to me as originals and the conformity to the original instruments of all documents submitted to me as copies, and the authenticity and completeness of the originals of such copies, (ii) the due authorization, execution and delivery by the Administrative Agent and the Banks of the Opinion Documents, (iii) that the Administrative Agent and the Banks have all requisite power and authority to execute, deliver and perform the Opinion Documents and (iv) the enforceability of the Opinion Documents against the Administrative Agent and the Banks. In addition, in rendering this opinion, I have relied upon, as to certain matters of fact, certificates of officers of the Company and certificates of public officials, without any independent investigation of such matters.

Based upon the foregoing, and relying upon the correctness of all statements of fact contained in the documents, certificates and records that I have examined either personally or through attorneys under my supervision, I am of the opinion that:

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and is duly qualified to do business in each jurisdiction in which the character or location of its properties or the nature or conduct of its business makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the consolidated financial condition of the Company and its Subsidiaries, taken as a whole. The Company has the corporate power to own its properties and to carry on its businesses as now conducted.

2.
The execution, delivery and performance by the Company of the Opinion Documents are within its corporate powers, have been duly authorized by all necessary corporate action, and do not conflict with or constitute a default under (i) any law, rule, regulation, order or judgment known to me or contractual restriction of the Company known to me, the violation of which would have a Material Adverse Effect, or (ii) the Restated Certificate of Formation or the Amended and Restated Bylaws of the Company.

3.
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the laws of the State of Texas, or the federal laws of the United States of America, for the due execution, delivery and performance by the Company of the Opinion Documents other than routine filings of copies of the Credit Agreement with the Securities and Exchange Commission and routine filings of the Aircraft Mortgage and UCC financing statements to perfect a security interest in collateral.

4.
To my knowledge, except as set forth in the Company's Form 10-K for the year ended December 31, 2019 and subsequent Form 8-Ks, there are no legal or governmental proceedings or investigations pending or threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary which individually or, to the extent involving related claims, in the aggregate, involve a material risk of a Material Adverse Effect on (i) the financial condition of the Company and its Subsidiaries considered as a whole, or (ii) the ability of the Company to perform its obligations under the Opinion Documents.

This opinion is for the sole benefit of the Administrative Agent and the Banks and may not be relied upon by any other Person without the express prior written consent of the undersigned. I am licensed to practice law only in the State of Texas and I express no opinion as to matters not governed by the laws of the United States of America or the laws of the State of Texas (except for the usury laws and choice-of-law provisions of the State of Texas, as to which I express no opinion). ·

[Signature Page Follows]

Very truly yours,

Mark Shaw
Executive Vice President, Chief Legal and Regulatory Officer

EXHIBIT C–2
FORM OF COMPANY’S OUTSIDE COUNSEL OPINION

[See attached.]

[Winstead Letterhead]

March 30, 2020
To the Banks and the Administrative Agent referred-to below
Re:    Southwest Airlines Co. 364-Day Credit Facility
Ladies and Gentlemen:
This opinion is furnished pursuant to Section 4.l(b)(iv) of the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (the "Credit Agreement"), among Southwest Airlines Co. (the "Company"), the Banks parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. For convenience of reference, terms defined in the Credit Agreement are used therein with the same meanings.
We have acted as special New York counsel of the Company in connection with the negotiation, documentation and consummation of the financing as contemplated by the Credit Agreement, and in this connection, we have examined, among other things, an executed copy of the following:

(1) the Credit Agreement; and
(2) the Mortgage and Security Agreement, dated as of March 30, 2020, between the Company and the Administrative Agent, as collateral agent (the “Aircraft Mortgage”); and
(3) the Mortgaged Aircraft Operating Agreement, dated as of March 30, 2020 (collectively with the Credit Agreement and the Aircraft Mortgage the “Opinion Documents”).
We have also reviewed such other documents and certificates and such matters of law as we have considered relevant hereto. We have assumed, for purposes of our opinion hereinafter set forth, (i) that the Opinion Documents have been duly authorized, executed and delivered by each of the parties thereto and that, except as expressly made the subject of our opinions in the following paragraphs, each of the Opinion Documents constitutes the legal, valid, binding and enforceable obligation of each of the parties thereto. As to any other facts material to our opinions expressed herein, we have relied upon the representations and warranties contained in the Opinion Documents and related documents and certificates and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents and the authenticity of all documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have also assumed, with your permission and without investigation or inquiry, that the execution, delivery, and performance of the Opinion Documents by each of the parties thereto do not breach or violate any law, rule, or regulation of any governmental authority or body of any jurisdiction.
For purposes of this opinion, “Aircraft” means the airframes and engines described on Exhibit A to the Aircraft Mortgage on the date hereof; “Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto, as currently in effect; “FAA” means the United States Federal Aviation Administration; “Financing Statement” means the UCC Financing Statement attached hereto as Annex I; “Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, as currently in effect; “Texas UCC” means the Uniform Commercial Code as in effect in the State of Texas on the date hereof; “UCC” means the Uniform Commercial Code as in effect in the State of New York on the date hereof; and “United States” means the United States of America.
Based upon and subject to the foregoing and having regard to legal considerations which we deem relevant, and subject to the comments and qualifications set forth below, we are of the opinion that:
Each of the Opinion Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that no opinion is expressed herein as to (A) whether a court outside of the State of New York would give effect to the choice of New York law provided for in the Opinion Documents, (B) any provision in the Opinion Documents relating to the severability of provisions in such documents, (C) any provision of the Opinion Documents that requires any amendment or waiver thereof to be in writing, (D) the effect of any provision of the Opinion Documents imposing penalties or forfeitures, (E) Section 2.16 of the Credit Agreement, (F) Section 9.8 of the Credit Agreement insofar as it relates to submission to the jurisdiction of United States Federal Courts, (G) Section 9.18 of the Credit Agreement or (H) Section 9.21 of the Credit Agreement. Further, we wish to point out that provisions of the Opinion Documents that permit any party thereto to make determinations or to take actions may be subject to a requirement that such determinations be made, and that such actions be taken, on a reasonable basis in good faith.
The Aircraft Mortgage is effective to create a valid security interest in favor of the Administrative Agent in the Aircraft and the other Collateral under the Aircraft Mortgage to the extent the Aircraft and such other Collateral constitute collateral that is of the type in which a security interest can be created under Article 9 of the UCC, to the extent the UCC is applicable to the creation of such security interest (the “Article 9 Collateral”).

With respect to the Aircraft and the other Collateral that is subject to the Aircraft Mortgage and that is of a type in which a security interest can be created under Article 9 of the UCC, except for (a) the filing for recordation with the FAA of the Aircraft Mortgage in accordance with the Transportation Code (b) the filing with the FAA of the appropriate FAA forms relating to filings, registrations and recordations under the Cape Town Treaty (including, without limitation, AC Form 8050-135), and (c) such filings, registrations and recordations as may be required under the Cape Town Treaty, except to the extent provided in Section 9-109(c) of the UCC, the Transportation Code and the Cape Town Treaty, pursuant to Sections 9-301 and 9-307 of the UCC, the local law of the State of Texas governs the perfection of such security interest (other than a possessory security interest or a security interest perfected by control) in the Aircraft and such other Collateral.
4.    The Financing Statement is in proper form to be accepted for filing in the office of the Secretary of State of Texas and, under the Texas UCC, the proper place to file the Financing Statement is in said office. To the extent that the filing of a financing statement can be effective to perfect a security interest in the Article 9 Collateral under the Texas UCC, the security interest in favor of the Administrative Agent in that portion of the Article 9 Collateral (other than the Aircraft) described in the Financing Statement will be perfected upon the proper filing of the Financing Statement in the office of the Secretary of State of Texas.

The opinions above are subject to:

the application of general principles of equity (regardless of whether considered in a proceeding of equity or at law), including, without limitation, (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing;

all applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws, decrees or regulations affecting the enforcement of creditors' rights generally;
with respect to indemnity, contribution and exculpation provisions contained in the Opinion Documents, limitations based upon public policy considerations; and
possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors.
Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Loan Paper that purports to (i) prohibit the Company from transferring its rights in the collateral described in the Loan Papers or any proceeds thereof, as contemplated by Section 9-401 of the UCC or other provisions of applicable law, (ii) permit the Administrative Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Loan Papers absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral, (iii) waive, release or vary any defense, right or privilege of, or any duties owing to, the Company to the extent that such waiver, release or variation may be limited by Section 1-102(3), 9-602 or 9-603 of the UCC or other provisions of applicable law, (iv) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest, or a penalty or forfeiture, (v) grant any right of set-off with respect to any contingent or unmatured obligation or to permit any Person purchasing a participation from a Bank to exercise set-off rights with respect to such participation, (vi) maintain or impose any obligation to pay any amount in U.S. dollars, or specify any rate or method of exchange, where a final judgment concerning such obligation is rendered in another currency, (vii) allow the Administrative Agent or the Banks to obtain reimbursement for costs and expenses, including without limitation attorney’s fees and legal expenses and expenses incurred in connection with collection or enforcement or the custody, preservation, use or operation of the collateral under the Loan Papers, to the extent such reimbursement is not permitted by Section 9-207, 9-607, 9-608 or 9-615 of the UCC or other provisions of applicable law, (viii) constitute a waiver of inconvenient forum or improper venue, (ix) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (x) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies, (xi) allow for service of process by mail or through compliance with the notice provisions of any Loan Paper, or (xii) provide for the severability of, or that the parties to any Loan Paper shall engage in negotiations to replace, any illegal, prohibited or unenforceable provision. In addition, the enforceability of any provision in any Loan Paper to the effect that (i) the terms thereof may not be waived or modified except in writing, (ii) the express terms thereof supersede any inconsistent course of dealing, performance or usage of trade or (iii) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances. Our opinion in paragraph 1 above with respect to the choice of law and choice of forum provisions of the Loan Papers is given in reliance on, and is limited in scope to, Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, and we express no opinion with respect to any such provision insofar as it exceeds such scope. We express no opinion as to whether a United States federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to the Loan Papers or any of the transactions contemplated thereby.
We express no opinion as to the creation, validity or perfection of any security interest, or the validity, binding effect or enforceability of any Loan Paper, to the extent that such Loan Paper grants or purports to grant a security interest (i) that is not governed by the UCC, (ii) in commercial tort claims or letter-of-credit rights, (iii) in any property the terms of or governing which void or prohibit, or are violated by, the granting, creation, attachment, perfection or enforcement of such security interest or (iv) in any claim against the United States. Our opinions set forth in paragraph 3 above are limited to Article 9 of the UCC and the Transportation Code and therefore do not address (i) laws of jurisdictions other than New York or the United States, (ii) laws of New York other than Article 9 of the UCC or the laws of the United States other than the Transportation Code or (iii) collateral of a type not subject to Article 9 of the UCC. Except as set forth in paragraph 3 above, we express no opinion as to what law governs perfection of any security interest granted by the Loan Papers. We have assumed, without investigation or inquiry, that (i) neither the Administrative Agent nor any Bank has waived, subordinated or agreed with any third-party to any modification of the perfection or priority of any security interest granted by the Loan Papers, (ii) the Company has sufficient rights in the collateral described in the Loan Papers for the security interests granted thereby to attach, and (iii) the Administrative Agent has acquired its interests in the Article 9 Collateral for value within the meaning of Section 9-203 of the UCC. With regard to our opinion in paragraph 4 above, we have relied on the Company’s formation documents as the basis for determining that (i) Southwest Airlines Co. is the correct legal name of the Company, and (ii) the Company is solely organized under the laws of the State of Texas. We express no opinion with respect to the legal or beneficial ownership of, or the title or condition of title in or to, the Aircraft or any other part of the Collateral described in the Loan Papers (and to the extent relevant have assumed, without investigation or inquiry, the accuracy and sufficiency of the description of the Aircraft and such other Collateral). No security interest will exist with respect to after-acquired property of the Company until the Company has rights therein within the meaning of Section 9-203 of the UCC and, in the case of investment property, the Administrative Agent has taken control thereof in the manner prescribed by Section 8-106 of the UCC.
Except as set forth in paragraphs 2, 3, and 4 above, we express no opinion as to the creation, validity or perfection of the security interests purported to be created by the Loan Papers. We express no opinion as to the creation, validity, perfection or priority of such security interests:
(i)    with respect to collateral sold, exchanged or otherwise disposed of by the Company;
to the extent such security interests may be affected by (x) Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (y) Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference;
with respect to proceeds (including, without limitation, investment property), to the extent of limitations under Section 9-315 of the UCC on the perfection of a security interest in proceeds;
as to any collateral acquired by the party granting such security interest more than four months after such party changes its name so as to make the relevant financing statements seriously misleading, unless amendments to such financing statements indicating the new name of such party are properly filed before the expiration of such four months;
in insurance except to the extent such insurance constitutes proceeds of Collateral;
as to any collateral acquired by the Company following any change in the jurisdiction of organization (within the meaning of Section 9-102(a)(50) of the UCC) of the Company unless a new financing statement is properly filed in the applicable new jurisdiction within the time specified in Section 9-316 of the UCC;
except to the extent set forth in paragraph 3, as to any property subject to a statute, regulation or treaty of the United States, whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to such property preempt Section 9-310(a) of the UCC; or
as to any goods that are an accession to, or commingled or processed with, other goods, to the extent limited by Section 9-335 or 9-336 of the UCC.
We call to your attention that (A) the UCC requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto, and (B) under certain circumstances Sections 9-406, 9-407, 9-408 and 9-409 of the UCC limit the rights of the secured party and/or the enforcement of security interests in the specific type of collateral specified therein.

We express no opinion as to the priority of the security interests purported to be created by the Loan Papers. Without limiting the foregoing, we express no opinion as to the priority of any security interest (i) as against any claims or liens in favor of the United States or any state thereof, or any federal or state agency, instrumentality or political subdivision, including but not limited to liens for payment of federal, state or local taxes that are given priority by operation of law, liens under Title IV of the Employee Retirement Income Security Act of 1974, as amended, or claims arising under 31 U.S.C. § 3713, (ii) as against any rights of a person in possession of proceeds consisting of money or “instruments” (as defined in Section 9-102(a)(47) of the UCC), (iii) as against liens under Section 4-208 of the UCC, relating to security interests of a collecting bank, (iv) as against liens granted under Section 364(d) of the United States Bankruptcy Code, relating to liens granted by a court after the commencement of a case, or (v) that has been perfected by “control” under Sections 8-106, 9-104, 9-105, 9-106 or 9-107 of the UCC, as against any other security interest in the same property that has also been perfected by “control”.
We are members of the bar of the State of New York and we do not herein express any opinion as to matters governed by any laws other than the law of the State of New York and the Federal law of the United States of America currently in effect, in each case that in our experience are generally applicable to transaction of this type without regard to the particular nature of the businesses conducted by, or the legal or regulatory status of the Company or any other party to the Opinion Documents. In particular (and without limiting the generality of the foregoing) we express no opinion as to (a) the laws of any country (other than the federal laws of the United States), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company or of any other party to or beneficiary of any of the Opinion Documents, or (c) whether the choice of the law of the State of New York as the governing law in any Opinion Document would be given effect by any court or other governmental authority other than a New York State court.
Furthermore, without limiting the generality of the foregoing, we express no opinion with respect to, or with respect to the applicability to the opinions expressed herein of any (i) aviation laws (including, without limitation, the Transportation Code, the Cape Town Treaty, or any other laws, rules, or regulations governing, regulating or relating to the sale, acquisition, ownership, registration, leasing, financing, mortgaging, use or operation of any aircraft, aircraft engines or any part thereof), or any other laws, rules or regulations applicable to the particular nature of the equipment or other collateral subject to the Opinion Documents; (ii) any environmental, public health, safety, intellectual property, antitrust or tax laws or laws governing labor relations, pensions or employee benefits, including the Employee Retirement Income Security Act of 1974, as amended; (iii) financial industry regulatory authority rules and any laws relating to bribery, corruption, money-laundering, anti-terrorism, communications, customs, imports or exports, insurance, international trade, sanctions or embargoes (whether foreign trade, economic, financial or otherwise), public utilities, commodities trading, futures or swaps; (iv) compliance with fiduciary duty requirements; or (v) any laws, rules, regulations or ordinances of any county, town or municipality or subdivision or agency thereof.
The opinions set forth above as to the performance by the Company of its obligations in accordance with the terms of the Opinion Documents are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if the Company had performed such obligations on the date hereof.
This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

EXHIBIT C–3
FORM OF ADMINISTRATIVE AGENT’S COUNSEL OPINION

[See attached.]

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE NEW YORK, NY 10017-3954
TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502
Direct Dial Number +1-212-455-2000	E-mail Address

March 30, 2020

Re:	Amended and Restated 364-Day Credit Agreement
(the “Credit Agreement”), dated as of March 30, 2020, among
Southwest Airlines Co. (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the lending institutions identified in the Credit Agreement (the “Banks”).

JPMorgan Chase Bank, N.A., as Administrative
Agent under the Credit Agreement, as
hereinafter defined (the “Administrative
Agent”)
The Banks listed on Schedule I hereto which
are parties to the Credit Agreement on
the date hereof
Ladies and Gentlemen:
We have acted as counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement.
Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This opinion letter is furnished to you pursuant to Section 4.1(b)(iv) of the Credit Agreement.
In connection with this opinion, we have examined a copy of the Credit Agreement, signed by the Company, the Administrative Agent and certain of the Banks.
In addition, we have examined, and have relied as to certain matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. In addition, we have relied as to certain matters of fact, upon the representations made in the Credit Agreement.
In rendering the opinion set forth below we have assumed that (1) the Credit Agreement is a valid and legally binding obligation of each party thereto (other than the Company), (2) the

BEIJING	HONG KONG	HOUSTON	LONDON	LOS ANGELES	PALO ALTO	SÃO PAULO	SEOUL	TOKYO	WASHINGTON, D.C.

Simpson Thacher & Bartlett LLP
March 30, 2020	JP Morgan Chase Bank, N.A. The Banks listed on Schedule I

Company is validly existing and in good standing under the laws of its jurisdiction of organization, has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and has duly authorized, executed and delivered the Credit Agreement in accordance with its Articles of Incorporation and By-Laws, (3) execution, delivery and performance by the Company of the Credit Agreement do not violate, or require any consent not obtained under, the laws of the State of Texas or any other applicable laws or any order known to us issued by any court or governmental agency or body and, (4) execution, delivery and performance by the Company of the Credit Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon the Company and (5) the Company is not an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.
Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

2

Simpson Thacher & Bartlett LLP
March 30, 2020	JP Morgan Chase Bank, N.A. The Banks listed on Schedule I

We express no opinion with respect to:
the effect of any provision of the Credit Agreement that is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;
the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Bank or other Person may exercise set-off or similar rights with respect to such participation or that any Bank or other Person may exercise set-off or similar rights other than in accordance with applicable law;
the effect of any provision of the Credit Agreement imposing penalties or forfeitures;
the enforceability of any provision of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to the performance of contract obligations; and
the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.
In connection with the provisions of the Credit Agreement whereby the Company submits to the jurisdiction of the courts of the United States of America located in the City of New York, Borough of Manhattan, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of the Credit Agreement that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR Section 510 a New York state court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States district court has discretion to transfer an action from one federal court to another.
With respect to matters of Texas law, we understand that you are relying on the opinion of the Company’s internal counsel dated the date hereof.

3

Simpson Thacher & Bartlett LLP
March 30, 2020	JP Morgan Chase Bank, N.A. The Banks listed on Schedule I

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.
This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.
Very truly yours,

SIMPSON THACHER & BARTLETT LLP

4

Schedule I

JPMORGAN CHASE BANK, N.A.
BANK OF AMERICA, N.A.
BNP PARIBAS
BANK OF CHINA, NEW YORK BRANCH
MORGAN STANLEY BANK, N.A.
WELLS FARGO BANK, N.A.
CITIBANK, N.A.
GOLDMAN SACHS BANK USA
STANDARD CHARTERED BANK
COMERICA BANK

EXHIBIT D
FINANCIAL REPORT CERTIFICATE
FOR___________ ENDED ________, ____

ADMINISTRATIVE AGENT:	JPMorgan Chase Bank, N.A.

COMPANY:	Southwest Airlines Co.

RE:	Amended and Restated 364-Day Credit Agreement

DATE:	_________________, ____

This certificate is delivered pursuant to Section 6.10 of the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended. modified, supplemented, renewed, or extended from time to time, the “Credit Agreement”), among Southwest Airlines Co. (the “Company”), the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
I certify to the Administrative Agent and the Banks that I am the _____________________ (president, chief financial officer, treasurer, or assistant treasurer) of the Company on the date hereof and that:
1.This certificate relates to the fiscal __________ ending on _______________, _____ (the “Subject Period”). The Financial Statements for the Subject Period were prepared in conformity with GAAP, and present fairly in all material respects the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries as of the last day of, and for, the Subject Period.
2.A review of the activities of the Company and its Subsidiaries during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, each such entity has kept, observed, performed, and fulfilled all of its obligations under the Loan Papers, and during the Subject Period, to my knowledge, each such entity kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for any deviations set forth on the attached schedule).
3.During the Subject Period, no Default or Event of Default has occurred which has not been cured or waived (except for any Defaults or Events of Default set forth on the attached schedule).
4.The status of compliance by the Company with Section 6.9 of the Credit Agreement as of the last day of the Subject Period is set forth on the attached schedule.
5.This certificate is being delivered on behalf of the Company. No person or entity other than the Administrative Agent and the Banks (collectively, the “Subject Recipients”) shall be entitled to receive or rely upon this certificate for any purpose. The Subject Recipients agree by their acceptance hereof that (a) they shall look solely to the Company for any loss, cost, damage, expense, claim, demand, suit, or cause of action arising out of or relating in any way to this certificate or its preparation and delivery, and (b) the undersigned shall not under any circumstances have any personal liability whatsoever for the preparation or execution of this certificate.

____________________________________________ Name: Title

The status of compliance by the Company with Section 6.9 of the Credit Agreement as of the last day of the Subject Period is set forth below:

Section 6.9 — Coverage Ratio:

Consolidated Adjusted Pre-Tax Income*	$(1)
Aircraft Rentals*	$(2)
Net Interest Expense*	$(3)
Depreciation and amortization*	$(4)
Cash dividends paid*	$(5)
Sum of lines (1), (2), (3), and (4), minus line (5)	$(6)
Net Interest Expense*	$(7)
Aircraft Rentals*	$(8)
Sum of lines (7) and (8)	$(9)
Ratio of line (6) to line (9)	_____ to _____
Minimum Ratio	[___] to 1.00

*	For four fiscal quarter period ending on last day of Subject Period.

D–2

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________
[and is an Eligible Affiliate Assignee of [identify Bank]]

3.	Company: Southwest Airlines Co.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[8]
$	$	%
$	$	%
$	$	%

Effective Date: ______________, 202_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

____________________________________________ NAME OF ASSIGNOR

By:_________________________________________ Title:

ASSIGNEE

____________________________________________ NAME OF ASSIGNOR

By:_________________________________________ Title:

_________________________

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks.

E-2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:

[Consented to:

SOUTHWEST AIRLINES CO.

By________________________________
Title:]9

_________________________

9 Include if applicable

E-3

ANNEX 1

Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Paper, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Papers or any other instrument or document furnished pursuant to the Credit Agreement, (iii) the financial condition of the Company or (iv) the performance or observance by the Company of its respective obligations under the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant to the Credit Agreement or any other Loan Paper.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) it has received a copy of the Credit Agreement, together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (iv) if it is a Foreign Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any other Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Papers are required to be performed by it as a Bank, (iii) appoints and authorizes the Administrative Agent to take such action on behalf of the Assignee and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT F-1
FORM OF
U.S. TAX CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF BANK]
By:______________________________________
    Name:
    Title:
Date: ________ __, 202__

EXHIBIT F-2
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended, modified, supplemented, renewed, or extended prior to the date hereof , the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 202__

EXHIBIT F-3
FORM OF
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended, modified, supplemented, renewed, or extended prior to the date hereof, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 202__

EXHIBIT F-4
FORM OF
U.S. TAX CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated 364-Day Credit Agreement dated as of March 30, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Southwest Airlines Co., the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:______________________________________
    Name:
    Title:

Date: ________ __, 202__

H-2-2

EXHIBIT G
FORM OF AIRCRAFT MORTGAGE

[See attached.]

MORTGAGE AND SECURITY AGREEMENT
THIS MORTGAGE AND SECURITY AGREEMENT dated as of March 30, 2020 (this “Mortgage”) is made between SOUTHWEST AIRLINES CO. (the “Grantor”), and JPMORGAN CHASE BANK, N.A. acting as administrative agent (in such capacity, “Collateral Agent”), for the Banks, as defined below.

W I T N E S S E T H:
WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referred to in Article 1 hereof;

WHEREAS, all things necessary to make this Mortgage the legal, valid and binding obligation of the Grantor and the Collateral Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

WHEREAS, the parties are entering into this Mortgage pursuant to that certain Amended and Restated 364-Day Credit Agreement, dated as of March 30, 2020 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among the Grantor, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the financial institutions party thereto (the “Banks”), and the Banks; and

WHEREAS, in order to induce the Collateral Agent and the Banks to enter into the Credit Agreement and the other Loan Papers, the Grantor has agreed to execute and deliver this Mortgage to the Collateral Agent for the ratable benefit of the Banks;

GRANTING CLAUSE
NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment and performance when due of the Obligations of the Grantor under the Credit Agreement and each of the other Loan Papers, to secure the performance and observance by the Grantor of all the agreements, covenants and provisions contained herein and in the other Loan Papers to which it is a party for the benefit of the Secured Parties, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and permitted assigns, for the security and benefit of the Secured Parties, a first priority continuing security interest (and, in the case of each Airframe and each Engine, an International Interest) in and first priority mortgage Lien, in each case, subject to Permitted Liens, on all estate, right, title and interest of the Grantor in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subjected to the Lien of this Mortgage (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage by any instrument supplemental hereto, are herein called the “Collateral”):

(1)    each Airframe as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien of this Mortgage, together with all Parts of whatever nature which are from time to time included in the definition of such “Airframe”, whether now or hereafter acquired and subjected to the Lien hereof, and all additions, improvements, accessions and accumulations with respect to any of the foregoing, and all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records and any other related records that are required to be maintained by regulations of the FAA or other Governmental Authority with respect to any of the foregoing (as may be required to be maintained by the Grantor’s FAA approved maintenance program) and any Aircraft Documents related to such Airframe;
(2)    each Engine (each such Engine having at least 1750 pounds of thrust or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien of this Mortgage, and whether or not any such Engine shall be installed in or attached to any Airframe or any other airframe, together with all Parts of whatever nature which are from time to time included in any “Engine”, whether now or hereafter acquired and subjected to the Lien hereof, and all additions, improvements, accessions and accumulations with respect to any of the foregoing, and all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records and any other related records that are required to be maintained by regulations of the FAA or other Governmental Authority with respect to any of the foregoing (as may be required to be maintained by the Grantor’s FAA approved maintenance program) and any Aircraft Documents related to such Engine;

EXHIBIT A
1

(3)     any continuing rights of the Grantor (to the extent the Grantor may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement with respect to such Airframes or Engines (reserving in each case to the Grantor, however, all of the Grantor’s other rights and interest in and to such warranty, indemnity or agreement);
(4)    all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Collateral Agent by or for the account of the Grantor pursuant to the terms hereof and held or required to be held by Collateral Agent hereunder;
(5)    all proceeds with respect to requisition of title to or use of any Airframe or Engine or any Part by any Governmental Authority or from the sale or other disposition of any Airframe or Engine or Part or other property described in any of these granting clauses by the Collateral Agent pursuant to the terms of the Mortgaged Aircraft Operating Agreement, and all insurance proceeds or indemnity payments with respect to any Airframe or Engine or Part thereof, but excluding any insurance maintained by the Grantor and not required under Section 3.06 of the Mortgaged Aircraft Operating Agreement;
(6)    each lease required to be assigned pursuant to Section 3.02(b) of the Mortgaged Aircraft Operating Agreement, and including, without limitation, all rents or other payments of any kind made under such assigned lease; and
(7)    all proceeds of the foregoing.
PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, each of the Secured Parties shall not (and shall not permit any of its Affiliates or other Person lawfully claiming by, through or under it to) take or cause to be taken any action contrary to the Grantor’s rights set forth herein and in the other Loan Papers to the quiet enjoyment of the Airframes and Engines, and all revenues, income and profits devised therefrom without hindrance.

HABENDUM CLAUSE
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its respective successors and permitted assigns, in trust for the benefit and security of the Secured Parties for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (7) inclusive above, subject to the terms and provisions set forth in this Mortgage.

1.    It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any of the Banks shall have any obligation or liability under any such contracts and agreements to which the Grantor is a party by reason of or arising out of the assignment hereunder, nor shall the Collateral Agent or any Bank be required or obligated in any manner to perform or fulfill any obligations of the Grantor, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

2.    The Grantor does hereby designate Collateral Agent the true and lawful attorney-in-fact of the Grantor, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of the Grantor or otherwise), subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds and indemnity payments) due and to become due to the Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Collateral Agent may deem to be necessary or advisable in the premises as fully as the Grantor itself could do generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Mortgage; provided, that Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default. Without limiting the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirement of applicable law, Collateral Agent shall have the right under such power of attorney in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Grantor or otherwise, which Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Collateral Agent in and to the security intended to be afforded hereby. The Grantor agrees that promptly upon receipt thereof, it will transfer to the Collateral Agent any and all moneys from time to time received by the Grantor constituting part of the Collateral, for distribution by the Collateral Agent pursuant to the Credit Agreement and this Mortgage.

3.    The Grantor agrees that at any time and from time to time, upon the written request of Collateral Agent, the Grantor, at the Grantor’s sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as Collateral Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interest and assignments created or intended to be created hereby or to obtain for the Collateral Agent the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish, maintain or enforce the Lien intended to be granted hereunder in full force and effect (whether under the UCC, Title 49, or the law of any other jurisdiction under which any Airframe or other portion of the Collateral is registered).

4.    The Grantor does hereby warrant and represent that none of the Collateral is currently subject to any assignment, pledge or other Lien (other than Permitted Liens), and hereby covenants that it will not otherwise assign or pledge, so long as the Lien of this Mortgage has not been discharged in accordance with the terms hereof, any of its rights, title or interests hereby assigned to any Person other than the Collateral Agent.

IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:
• DEFINITIONS
Section 1.01.    Definitions. 23) For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:
(1)    each of the “Grantor,” “Collateral Agent,” any “Bank” or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;
(2)    the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;
(4)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision;
(5)    all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Mortgage; and
(6)    “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Grantor, the actual knowledge of Grantor.
(b)    For all purposes of this Mortgage, the following capitalized terms have the following respective meanings:

“Administrative Agent” shall have the meaning given to that term in the recitals to this Mortgage.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.
“Aircraft” means an Airframe and its two associated Engines. An Airframe is “associated” with the two Engines grouped with it on Exhibit A to this Mortgage (and vice versa).
“Aircraft Documents” means, with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (a) the FAA pursuant to FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to the Grantor as an operator under FAR 121 or (b) the relevant Aviation Authority, to be maintained with respect to such Aircraft, Airframe, Engines or Parts and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of this Mortgage with respect to the applicable Aircraft, or required to be made prior to the release of the Lien of this Mortgage with respect to the applicable Aircraft, by the regulations of the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of the Grantor (provided, that all such materials shall be maintained in the English language or, if in a jurisdiction other than the United States in which the keeping of records in English is not practical, regularly translated in the English language).
“Aircraft Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airframe” shall mean (i) each airframe (excluding Engines or engines either initially or from time to time installed thereon) specified by Manufacturer, model, United States Registration Number and Manufacturer’s serial number identified on Exhibit A attached hereto or in any supplement to this Mortgage, and (ii) any and all Parts which are from time to time incorporated or installed in or attached to such airframe or which have been removed therefrom until such Part has been replaced.
“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of the Mortgaged Aircraft Operating Agreement and Annex C thereof, such other Governmental Authority.
“Bankruptcy Code” shall mean United States Bankruptcy Code, 11 United States Code Section 101 et seq.
“Banks” shall have the meaning given to that term in the recitals to this Mortgage.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto as in effect in the United States.
“Collateral” shall have the meaning assigned thereto in the Granting Clause hereof.
“Collateral Agent” shall have the meaning given to that term in the first paragraph of this Mortgage.
“Credit Agreement” shall have the meaning given to that term in the recitals to this Mortgage.
“Engine” shall mean (i) each engine listed by Manufacturer, model and Manufacturer’s serial numbers identified on Exhibit A attached hereto or in any supplement to this Mortgage, and whether or not either initially or from time to time installed on an Airframe or any other airframe, and (ii) any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom until such Part has been replaced.
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Laws” shall mean all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“Lien” shall mean any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to, any property or asset of such Person. For avoidance of doubt, the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement shall not, in and of itself, constitute a Lien.
“Loan Papers” shall mean (i) the Credit Agreement, certificates delivered pursuant to the Credit Agreement and exhibits and schedules thereto, (ii) this Mortgage, (iii) the Mortgaged Aircraft Operating Agreement, (iv) any notes, security documents, guaranties, and other agreements in favor of the Administrative Agent and Banks, or any or some of them, ever delivered in connection with the Credit Agreement and (v) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.
“Manufacturer” shall mean, with respect to any Airframe or Engine, the manufacturer thereof, and its successors and assigns.
“Mortgaged Aircraft Operating Agreement” means that certain Mortgage Aircraft Operating Agreement, dated as of the date hereof, between Grantor and Collateral Agent pursuant to the Credit Agreement, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Mortgage and Security Agreement” or “this Agreement” or “this Mortgage” shall mean this Mortgage and Security Agreement, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.
“Obligations” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Administrative Agent and Banks, or any or some of them, by the Grantor, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.
“Parts” shall mean, with respect to an Airframe or Engine, any and all appliances, parts, instruments, appurtenances, accessories, avionics, furnishings, seats, and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by the Grantor from a third party, and (c) cargo containers which may from time to time be incorporated or installed in or attached to such Airframe or Engine or which have been removed therefrom).

“Permitted Liens” shall mean: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d) of the Credit Agreement; (c) Liens securing Obligations under the Credit Agreement; (d) Liens constituting normal operational usage of the affected Property (as defined in the Credit Agreement), including charter, third party maintenance, storage, leasing, pooling or interchange thereof; (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP; and (f) salvage or similar rights of insurers under the insurances required to be maintained pursuant to the Mortgaged Aircraft Operating Agreement.

“Person” shall mean and include an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

“Secured Parties” shall mean the Administrative Agent and the Banks.

“Title 49” shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated thereto.

“Tribunal” shall mean any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.

“UCC” shall mean the Uniform Commercial Code (or any similar equivalent legislation) as in effect in any applicable jurisdiction.

“United States” or “U.S.” shall mean the United States of America.

Section 1.02.    Representations, Warranties and Covenants.
(a)    Title. The Grantor hereby represents and warrants that (i) it has good and marketable title to each Airframe and Engine and will have good and marketable title to each Airframe and Engine listed on any subsequent supplement to this mortgage at the time of execution and delivery thereof; (ii) it will have good title to any other Collateral which is subject to this Mortgage or which becomes subject to this Mortgage from time to time hereafter; and (iii) the Airframes and Engines are correctly described by Manufacturer, model and serial number as set forth on the Manufacturer’s serial plate for said Airframes and Engines, in each case subject to Permitted Liens.
(b)    No Liens. The Grantor is, and as to Collateral acquired by it from time to time after the date hereof the Grantor will be, the owner of all Collateral free from any Lien (other than Permitted Liens), and the Grantor shall promptly, at its own expense, (i) defend the Collateral against all Liens (other than Permitted Liens) at any time claiming the same or any interest therein adverse to the Collateral Agent and (ii) take such action as may be necessary to duly discharge any Lien (other than a Permitted Liens) arising at any time.
(c)    Perfected Security Interests. This Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid), and (b) the appropriate filings with the FAA (including filing for recordation of this Mortgage and any future supplement thereto) and registrations with the International Registry, as applicable, are made, the Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings, registrations or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Loan Papers applicable thereto (subject to the qualification set forth in the first sentence of this paragraph).
(d)    Filings. Except for (a) the filing for recordation of this Mortgage with the FAA in accordance with Title 49, (b) the appropriate registrations with the International Registry and (c) the filing of a financing statement (and continuation statements relating thereto at periodic intervals), in appropriate form, with the appropriate office, no further filing or recording of any document is necessary in order to establish and perfect the security interest in the Airframes and Engines constituting Collateral under this Mortgage.
(e)    Further Assurances. The Grantor will take, or cause to be taken, at the Grantor’s cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of this Mortgage and any supplement to this Mortgage, as is necessary to maintain, so long as this Mortgage is in effect, the priority, perfection and preservation of the Lien created by this Mortgage, in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation in the U.S., (y) the appropriate registrations with the International Registry as are necessary to maintain, so long as this Mortgage is in effect, the priority, perfection and preservation of the Lien created by this Mortgage and (z) any financing statements or other instruments as are necessary to maintain, so long as this Mortgage is in effect, the priority, perfection and preservation of the Lien created by this Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by Collateral Agent. To the extent permitted by applicable law, the Grantor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements necessary to maintain, so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage without the Grantor’s signature appearing thereon. The Grantor shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, necessary to maintain, so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage.
(f)    Section 1110 of the Bankruptcy Code. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Collateral Agent, on behalf of the Banks, to all of the benefits of Section 1110 of the Bankruptcy Code with respect to each Airframe and Engine.
(g)    Notice of Certain Events. The Grantor shall provide the Collateral Agent with prior written notice of its intent to convert any Airframe from passenger configuration to cargo configuration.
(h)    [Reserved.]

ARTICLE 2 EVENT OF DEFAULT AND REMEDIES
Section 2.01.    Event of Default. It shall be an Event of Default hereunder if an “Event of Default” under the Credit Agreement shall have occurred and be continuing thereunder.
Section 2.02.    Remedies with Respect to Collateral.
(a)    Remedies Available. Upon the occurrence and continuance of any Event of Default, Collateral Agent may do one or more of the following, in each case subject to the Credit Agreement:

(i)    cause the Grantor, upon the written demand of Collateral Agent, at the Grantor’s expense, to deliver promptly, and the Grantor shall deliver promptly, all or such part of the Airframes, the Engines or other Collateral as Collateral Agent may so demand to Collateral Agent or its order, or Collateral Agent, at its option, may enter upon the premises where all or any part of the Airframes, the Engines or other Collateral are located and take immediate possession (to the exclusion of the Grantor and all Persons claiming under or through the Grantor) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor, or lien holder of or with respect to such engine;
(ii)    sell all or any part of the Airframes, Engines or other Collateral at public or private sale, whether or not Collateral Agent shall at the time have possession thereof, as Collateral Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframes, the Engines or other Collateral as Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Grantor, any person claiming by, through or under the Grantor and any person holding an interest subordinate to the interests of the Collateral Agent hereunder; provided, however, that the Grantor shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or
(iii)    exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) or by any other applicable law (including the Cape Town Convention, and specifically Article 13 thereof, to the extent applicable), or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.
Upon every taking of possession of Collateral under this Section 2.02, Collateral Agent may, from time to time, at the expense of the Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, Collateral

Agent shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of the Grantor relating to the Collateral in connection therewith, as Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Collateral Agent may determine; and Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of using, operating, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, insurance, repairs, replacement, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons engaged and employed by the Collateral Agent.
In addition, the Grantor shall be liable, without duplication of any amounts payable hereunder or under any Loan Paper, for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Collateral Agent’s remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the retaking, return or sale of any Airframe, Engines or other Collateral in accordance with the terms hereof, which amounts shall, until paid, be secured by the Lien of this Mortgage.
If any Event of Default shall have occurred and be continuing, at the direction of the Collateral Agent shall at any time thereafter while any Event of Default shall be continuing, without notice of any kind to the Grantor (except as provided herein) to the extent permitted by law, carry out or enforce any one or more of the actions and remedies provided in this Article 2 or elsewhere in this Mortgage or otherwise available to a secured party under applicable law, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 2.
Nothing in the foregoing shall affect the right of each Bank to receive all payments of principal of, and interest on, the Obligations held by such Bank and all other amounts owing to such Bank as and when the same may be due.
Notwithstanding anything to the contrary in this Mortgage, the Credit Agreement or in any other Loan Paper, no right or remedy of the Collateral Agent, the Administrative Agent, or any Bank or other Secured Party, as applicable, under this Section 2.02 or under any other provision of this Mortgage or under any provision of Article VII of the Credit Agreement (including but not limited to any action with respect to any warranty, indemnity or other agreement to give and receive all notices and other instruments or communications, and all other Collateral constituting continuing rights described in clause (3) of the Granting Clause herein) may be exercised or pursued by the Collateral Agent against Collateral included in clause (3) of the Granting Clause (the "Clause 3 Collateral") until the Grantor receives written notice from the Collateral Agent during the continuance of an Event of Default to withhold from taking any action with respect to the Clause 3 Collateral (the "Withhold Notice"). Until the receipt by the Grantor of the Withhold Notice, the Grantor is authorized to continue to operate its business with respect to the Clause 3 Collateral, and take any action, or withhold from taking any action, including but not limited to any action with respect to any warranty, indemnity or other agreement to give and receive all notices and other instruments or communications, in each case with respect to the Clause 3 Collateral. Upon and after the Collateral Agent has given the Withhold Notice and during the continuance of an Event of Default, the Collateral Agent may exercise all rights, powers, privileges, options and other benefits and entitlements of the Grantor in respect of any warranty, indemnity or agreement (to the extent assigned hereunder) with respect to such Airframes or Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Grantor is or may be entitled to do thereunder (to the extent assigned hereunder.
(b)    Notice of Sale. The Collateral Agent shall give the Grantor at least ten (10) days’ prior written notice of the date fixed for any public sale of any Airframe or Engine or the date on or after which any private sale will be held, which notice the Grantor hereby agrees is reasonable notice.
(c)    Receiver. If any Event of Default shall occur and be continuing, to the extent permitted by applicable law, Collateral Agent shall be entitled, as a matter of right as against the Grantor, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of the Grantor, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable law.
(d)    Concerning Sales. At any sale under this Article, any Bank may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest. Said Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.
Section 2.03.    Waiver of Appraisement, Etc To the full extent that it may lawfully so agree, the Grantor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article 2; but the Grantor, for itself and all who may claim under it so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. The Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.
Section 2.04.    Application of Proceeds. After the exercise of remedies pursuant to Section 2.02 hereof, any payments in respect of the Obligations and any proceeds (as defined in the UCC) of the Collateral, when received by the Collateral Agent or any other Bank in cash or its equivalent, will be applied as set forth in and in accordance with the Credit Agreement.
Section 2.05.    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Papers or now or hereafter existing at law, in equity or by statute or treaty and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances. In the event that Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit such Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.
Section 2.06.    Discontinuance of Proceedings. In case Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case the Grantor and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 3 TERMINATION OF MORTGAGE
Section 3.01.    Termination of Mortgage.
(a)    This Mortgage and the Lien of this Mortgage on the Collateral shall terminate upon payment and performance in full of the Obligations then due. Upon termination, the Grantor may request, at the Grantor’s sole cost and expense, the Collateral Agent to execute and deliver to, or as directed in writing by, the Grantor an appropriate instrument reasonably required to release the Collateral from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid at the Grantor’s expense, whereupon this Mortgage shall terminate and this Mortgage shall be of no further force or effect.

(b)    Upon removal or release of any Aircraft, Airframe or Engine from the Pool Assets (as defined in the Credit Agreement) pursuant to and in accordance with Section 6.12 of the Credit Agreement, the Grantor may request, at the Grantor’s sole cost and expense, the Collateral Agent to execute and deliver to, or as directed in writing by, the Grantor an appropriate instrument reasonably required to release such Aircraft, Airframe or Engine removed or released from the Pool Assets and the balance of the Collateral relating thereto (if any) from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid at the Grantor’s expense, whereupon this Mortgage, solely to the extent it relates to such Aircraft, Airframe or Engine being removed or released from the Pool Assets and the balance of the Collateral relating thereto (if any), shall terminate and this Mortgage, solely to the extent it relates to such Aircraft, Airframe or Engine removed or released from the Pool Assets and the balance of the Collateral relating thereto (if any), shall be of no further force or effect.

ARTICLE 4 MISCELLANEOUS
Section 4.01.    No Legal Title to Collateral. No Bank or the Collateral Agent shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any portion of the Obligations or other right, title and interest of Collateral Agent or Bank in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of Collateral Agent or such Bank to an accounting or to the transfer to it of legal title to any part of the Collateral.
Section 4.02.    Sale of Collateral by Collateral Agent is Binding. Any sale or other conveyance of any Airframe, Engine or other item of Collateral or any interest therein by Collateral Agent made pursuant to the terms of this Mortgage shall bind the Banks and the Grantor, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Grantor, and the other Banks in and to such Airframe, Engine or other item of Collateral or any interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Collateral Agent.

Section 4.03.    Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Grantor, the Collateral Agent and the Banks any legal or equitable right, remedy or claim under or in respect of this Mortgage.
Section 4.04.    Notices. All notices and other communication provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, e-mailed (where indicated) or delivered in accordance with Section 9.2 of the Credit Agreement.
Section 4.05.    Governing Law. THIS MORTGAGE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS MORTGAGE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR OTHER LOAN PAPERS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF< IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN PAPER OF THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HERETO CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE GRANTOR AND THE COLLATERAL AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 4.06.    Grantor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any Bank shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Mortgage, nor shall the Collateral Agent nor any Bank be required or obligated in any manner perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.
Section 4.07.    Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 4.08.    Waiver; Amendment. 23)  No waiver of any provisions of this Mortgage or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor with respect to which such waiver, amendment or modification is to apply.
Section 4.09.    Obligations Absolute. The obligations of the Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege by the Collateral Agent under or in respect of this Mortgage or any other Loan Paper.
Section 4.10.    Successors and Assigns. This Mortgage shall be binding upon, and inure to the benefit, of each party hereto and its respective successors and permitted assigns; provided, that the Grantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Mortgage shall be considered to have been relied upon by the Collateral Agent and Banks and shall survive the execution and delivery of this Mortgage and the other Loan Papers regardless of any investigation made by the Collateral Agent or Banks or on their behalf.
Section 4.11.    Conflicts with Other Loan Papers. Unless otherwise expressly provided in this Mortgage, if any provision contained in this Mortgage conflicts with any provision of any other Loan Paper, the provision contained in this Mortgage shall govern and control, provided, that the inclusion of supplemental rights or remedies in favor of the Collateral Agent or the Banks in any other Loan Paper shall not be deemed a conflict with this Mortgage.

* * *

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Mortgage and Security Agreement to be duly executed by their respective officers thereunto duly authorized.

SOUTHWEST AIRLINES CO., as Grantor By: ____________________________________ Name: Title:
JPMORGAN CHASE BANK, N.A., as Collateral Agent By: ____________________________________ Name: Title:

Signature Page to Mortgage and Security Agreement

EXHIBIT A

to Mortgage and Security Agreement

Airframes and Engines

	Airframe Make	Airframe Model	U.S. Reg. Number	Airframe MSN	Engine Manufacturer	Engine Model	Engine MSN 1	Engine MSN 2
1	Boeing	737-800	N8557Q	63582	CFM International	CFM56-7B27E/F	38803	38764
2	Boeing	737-800	N8556Z	63583	CFM International	CFM56-7B27E/F	38796	38800
3	Boeing	737-800	N8555Z	63600	CFM International	CFM56-7B27E/F	38791	38792
4	Boeing	737-800	N8554X	36993	CFM International	CFM56-7B27E/F	38779	38773
5	Boeing	737-800	N8553W	63601	CFM International	CFM56-7B27E/F	38778	38776
6	Boeing	737-800	N8552Z	63580	CFM International	CFM56-7B27E/F	38739	38704
7	Boeing	737-800	N8551Q	36951	CFM International	CFM56-7B27E/F	38678	38661
8	Boeing	737-800	N8549Z	63597	CFM International	CFM56-7B27E/F	38659	38658
9	Boeing	737-800	N8548P	36968	CFM International	CFM56-7B27E/F	38642	38643
10	Boeing	737-800	N8547V	63572	CFM International	CFM56-7B27E/F	38517	38500
11	Boeing	737-800	N8545V	63573	CFM International	CFM56-7B27E/F	38531	38526
12	Boeing	737-800	N8546V	63574	CFM International	CFM56-7B27E/F	38542	38540
13	Boeing	737-800	N8544Z	36926	CFM International	CFM56-7B27E/F	38486	38460
14	Boeing	737-800	N8543Z	63587	CFM International	CFM56-7B27E/F	38459	38454
15	Boeing	737-800	N8542Z	63581	CFM International	CFM56-7B27E/F	38415	38414
16	Boeing	737-800	N8541W	63599	CFM International	CFM56-7B27E/F	38385	38378
17	Boeing	737-800	N8540V	63598	CFM International	CFM56-7B27E/F	38372	38371
18	Boeing	737-800	N8539V	42534	CFM International	CFM56-7B27E/F	38352	38348
19	Boeing	737-800	N8538V	63586	CFM International	CFM56-7B27E/F	38355	38342
20	Boeing	737-800	N8537Z	63595	CFM International	CFM56-7B27E/F	38345	38332
21	Boeing	737-800	N8536Z	63571	CFM International	CFM56-7B27E/F	38344	38321
22	Boeing	737-800	N8535S	63596	CFM International	CFM56-7B27E/F	38330	38328
23	Boeing	737-800	N8532S	63576	CFM International	CFM56-7B27E/F	38297	38272
24	Boeing	737-800	N8533S	63577	CFM International	CFM56-7B27E/F	38292	38305
25	Boeing	737-800	N8534Z	63578	CFM International	CFM56-7B27E/F	38302	38299
26	Boeing	737-800	N8531Q	63575	CFM International	CFM56-7B27E/F	38295	38268
27	Boeing	737-800	N8530W	63592	CFM International	CFM56-7B27E/F	38203	38202
28	Boeing	737-800	N8529Z	36974	CFM International	CFM56-7B27E/F	38168	38169
29	Boeing	737-800	N8528Q	36927	CFM International	CFM56-7B27E/F	38126	38165
30	Boeing	737-800	N8527Q	36946	CFM International	CFM56-7B27E/F	38115	38114
31	Boeing	737-800	N8526W	36972	CFM International	CFM56-7B27E/F	864994	864984
32	Boeing	737-800	N8525S	36949	CFM International	CFM56-7B27E/F	864950	864947
33	Boeing	737-800	N8524Z	36970	CFM International	CFM56-7B27E/F	864933	864926
34	Boeing	737-800	N8523W	36969	CFM International	CFM56-7B27E/F	864887	864885
35	Boeing	737-800	N8522P	36922	CFM International	CFM56-7B27E/F	864878	864873
36	Boeing	737-800	N8520Q	42532	CFM International	CFM56-7B27E/F	864858	864844
37	Boeing	737-800	N8519R	36910	CFM International	CFM56-7B27E/F	864852	864851
38	Boeing	737-800	N8518R	63593	CFM International	CFM56-7B27E/F	864791	864797
39	Boeing	737-800	N8515X	36943	CFM International	CFM56-7B27E/F	864774	864766
40	Boeing	737-800	N8517F	63594	CFM International	CFM56-7B27E/F	864777	864773
41	Boeing	737-800	N8514F	36975	CFM International	CFM56-7B27E/F	864763	864761
42	Boeing	737-800	N8513F	36976	CFM International	CFM56-7B27E/F	864756	864747

EXHIBIT A
1

43	Boeing	737-800	N8512U	38816	CFM International	CFM56-7B27E/F	864733	864731
44	Boeing	737-800	N8511K	36670	CFM International	CFM56-7B27E/F	864729	864710
45	Boeing	737-800	N8510E	36944	CFM International	CFM56-7B27E/F	864714	864700
46	Boeing	737-800	N8509U	36925	CFM International	CFM56-7B27E/F	864695	864677
47	Boeing	737-800	N8508W	38814	CFM International	CFM56-7B27E/F	864686	864685
48	Boeing	737-800	N8507C	41531	CFM International	CFM56-7B27E/F	864666	864640
49	Boeing	737-800	N8504G	38812	CFM International	CFM56-7B27E/F	864599	864598
50	Boeing	737-800	N8503A	38813	CFM International	CFM56-7B27E/F	864584	864582
51	Boeing	737-800	N8502Z	36666	CFM International	CFM56-7B27E/F	864568	864563
52	Boeing	737-800	N8501V	41530	CFM International	CFM56-7B27E/F	864542	864444
53	Boeing	737-8H4	N8698B	36977	CFM International	CFM56-7B27E/F	864488	864487
54	Boeing	737-8H4	N8699A	36923	CFM International	CFM56-7B27E/F	864497	864482
55	Boeing	737-8H4	N8697C	36728	CFM International	CFM56-7B27E/F	864413	865389
56	Boeing	737-8H4	N8696E	36678	CFM International	CFM56-7B27E/F	864455	864437
57	Boeing	737-8H4	N8695D	35965	CFM International	CFM56-7B27E/F	865167	864347
58	Boeing	737-8H4	N8694E	36661	CFM International	CFM56-7B27E/F	864411	864409
59	Boeing	737-8H4	N8676A	36941	CFM International	CFM56-7B27E/F	862719	862713
60	Boeing	737-8H4	N8675A	35976	CFM International	CFM56-7B27E/F	862714	862701
61	Boeing	737-8H4	N8673F	36937	CFM International	CFM56-7B27E/F	862629	862628
62	Boeing	737-8H4	N8674B	36734	CFM International	CFM56-7B27E/F	862671	862675
63	Boeing	737-8H4	N8672F	36940	CFM International	CFM56-7B27E/F	862613	862612
64	Boeing	737-8H4	N8671D	36715	CFM International	CFM56-7B27E/F	862432	862336
65	Boeing	737-8H4	N8670A	36656	CFM International	CFM56-7B27E/F	862254	862156
66	Boeing	737-8H4	N8669B	36655	CFM International	CFM56-7B27E/F	862139	862136
67	Boeing	737-8H4	N8668A	36903	CFM International	CFM56-7B27E/F	660999	660985
68	Boeing	737-8H4	N8667D	36657	CFM International	CFM56-7B27E/F	660957	661927
69	Boeing	737-8H4	N8662F	36936	CFM International	CFM56-7B27E/F	660829	660748
70	Boeing	737-8H4	N8661A	36906	CFM International	CFM56-7B27E/F	660566	660553
71	Boeing	737-8H4	N8660A	36654	CFM International	CFM56-7B27E/F	661511	660471
72	Boeing	737-8H4	N8659D	36901	CFM International	CFM56-7B27E/F	660527	661482
73	Boeing	737-8H4	N8658A	36899	CFM International	CFM56-7B27E/F	660656	660643
74	Boeing	737-8H4	N8657B	42535	CFM International	CFM56-7B27E/F	660653	660638
75	Boeing	737-8H4	N8656B	42530	CFM International	CFM56-7B27E/F	661562	661573
76	Boeing	737-8H4	N8653A	37037	CFM International	CFM56-7B27E/F	660552	661505
77	Boeing	737-8H4	N8655D	42529	CFM International	CFM56-7B27E/F	660572	660569
78	Boeing	737-8H4	N8654B	37045	CFM International	CFM56-7B27E/F	660571	660567
79	Boeing	737-8H4	N8644C	35973	CFM International	CFM56-7B27E/F	660212	660199
80	Boeing	737-8H4	N8643A	42524	CFM International	CFM56-7B27E/F	660216	660209
81	Boeing	737-8H4	N8652B	36971	CFM International	CFM56-7B27E/F	660484	660480
82	Boeing	737-8H4	N8651A	36920	CFM International	CFM56-7B27E/F	660429	660397
83	Boeing	737-8H4	N8650F	36909	CFM International	CFM56-7B27E/F	660371	660361
84	Boeing	737-8H4	N8649A	42527	CFM International	CFM56-7B27E/F	660322	660319
85	Boeing	737-8H4	N8648A	42531	CFM International	CFM56-7B27E/F	660287	657922
86	Boeing	737-8H4	N8646B	36935	CFM International	CFM56-7B27E/F	660242	660241
87	Boeing	737-8H4	N8647A	42528	CFM International	CFM56-7B27E/F	660245	660244
88	Boeing	737-8H4	N8645A	36907	CFM International	CFM56-7B27E/F	660226	660224
89	Boeing	737-8H4	N8642E	42525	CFM International	CFM56-7B27E/F	660201	660195
90	Boeing	737-8H4	N8639B	60086	CFM International	CFM56-7B27E/F	660139	660133
91	Boeing	737-8H4	N8641B	60085	CFM International	CFM56-7B27E/F	660178	660171
92	Boeing	737-8H4	N8638A	36911	CFM International	CFM56-7B27E/F	660107	657995

EXHIBIT A
2

93	Boeing	737-8H4	N8640D	60084	CFM International	CFM56-7B27E/F	660144	660143
94	Boeing	737-8H4	N8637A	42523	CFM International	CFM56-7B27E/F	660109	658974
95	Boeing	737-8H4	N500WR	36898	CFM International	CFM56-7B27E/F	660106	657978
96	Boeing	737-8H4	N8324A	35966	CFM International	CFM56-7B27E/F	962369	962366
97	Boeing	737-8H4	N8323C	37005	CFM International	CFM56-7B27E/F	962352	962347
98	Boeing	737-8H4	N8322X	36997	CFM International	CFM56-7B27E/F	962271	962267
99	Boeing	737-8H4	N8321D	36687	CFM International	CFM56-7B27E/F	962264	962261
100	Boeing	737-8H4	N8320J	36686	CFM International	CFM56-7B27E/F	962135	962128
101	Boeing	737-8H4	N8319F	36994	CFM International	CFM56-7B27E/F	963209	962198
102	Boeing	737-8H4	N8318F	36685	CFM International	CFM56-7B27E/F	962173	962145
103	Boeing	737-8H4	N8317M	36992	CFM International	CFM56-7B27E/F	962134	962109
104	Boeing	737-8H4	N8316H	36684	CFM International	CFM56-7B27E/F	960997	960990
105	Boeing	737-8H4	N8315C	38811	CFM International	CFM56-7B27E/F	960979	960978
106	Boeing	737-8H4	N8314L	36990	CFM International	CFM56-7B27E/F	960966	960964
107	Boeing	737-8H4	N8302F	36680	CFM International	CFM56-7B27E/F	960721	960713
108	Boeing	737-8H4	N8301J	36980	CFM International	CFM56-7B27E/F	960657	960656
109	Boeing	737-7H4	N969WN	41777	CFM International	CFM56-7B24E	961486	960510
110	Boeing	737-7H4	N968WN	36679	CFM International	CFM56-7B24E	961473	961472
111	Boeing	737-7H4	N967WN	36967	CFM International	CFM56-7B24E	960329	960275
112	Boeing	737-7H4	N966WN	36966	CFM International	CFM56-7B24E	960284	960282
113	Boeing	737-7H4	N962WN	36963	CFM International	CFM56-7B24E	960213	804223
114	Boeing	737-7H4	N961WN	36962	CFM International	CFM56-7B24/3	961177	960192
115	Boeing	737-7H4	N960WN	36675	CFM International	CFM56-7B24/3	960182	960180
116	Boeing	737-7H4	N959WN	36674	CFM International	CFM56-7B24/3	960139	804908
117	Boeing	737-7H4	N958WN	36673	CFM International	CFM56-7B24/3	805936	804960
118	Boeing	737-7H4	N957WN	41528	CFM International	CFM56-7B24/3	805933	804955
119	Boeing	737-7H4	N956WN	36672	CFM International	CFM56-7B24/3	804899	804897
120	Boeing	737-7BD	N556WN	33936	CFM International	CFM56-7B24/3	804885	804863
121	Boeing	737-7H4	N955WN	36671	CFM International	CFM56-7B24/3	804844	804823
122	Boeing	737-7BD	N555LV	36726	CFM International	CFM56-7B24/3	805809	804725
123	Boeing	737-7H4	N951WN	36665	CFM International	CFM56-7B24/3	805301	804303
124	Boeing	737-7H4	N950WN	36664	CFM International	CFM56-7B24/3	805356	804336
125	Boeing	737-7H4	N949WN	36663	CFM International	CFM56-7B24/3	804331	804322
126	Boeing	737-7H4	N948WN	36662	CFM International	CFM56-7B24/3	804204	804203
127	Boeing	737-7H4	N947WN	36924	CFM International	CFM56-7B24/3	804191	804188
128	Boeing	737-7H4	N946WN	36918	CFM International	CFM56-7B24/3	804108	804107
129	Boeing	737-7H4	N945WN	36660	CFM International	CFM56-7B24/3	803864	802953
130	Boeing	737-7H4	N944WN	36659	CFM International	CFM56-7B24/3	803888	802946
131	Boeing	737-7H4	N943WN	36913	CFM International	CFM56-7B24/3	802895	802894
132	Boeing	737-7BD	N7724A	36725	CFM International	CFM56-7B20	802123	802122
133	Boeing	737-7BD	N7749B	36724	CFM International	CFM56-7B20	896973	896972
134	Boeing	737-7H4	N942WN	36648	CFM International	CFM56-7B24/3	802370	802267
135	Boeing	737-7H4	N941WN	36647	CFM International	CFM56-7B24/3	803273	802222
136	Boeing	737-7H4	N940WN	36900	CFM International	CFM56-7B24/3	802356	802355
137	Boeing	737-7H4	N939WN	36646	CFM International	CFM56-7B24/3	803327	802330
138	Boeing	737-7H4	N938WN	36645	CFM International	CFM56-7B24/3	802320	802309
139	Boeing	737-7H4	N937WN	36644	CFM International	CFM56-7B24/3	803296	802304
140	Boeing	737-7H4	N936WN	36643	CFM International	CFM56-7B24/3	896984	896910
141	Boeing	737-7H4	N929WN	36631	CFM International	CFM56-7B24/3	896688	896687
142	Boeing	737-7H4	N928WN	36890	CFM International	CFM56-7B24/3	896686	896677

EXHIBIT A
3

143	Boeing	737-7H4	N927WN	36889	CFM International	CFM56-7B24/3	897566	896662
144	Boeing	737-7H4	N924WN	36628	CFM International	CFM56-7B24/3	896586	896570
145	Boeing	737-7H4	N919WN	36625	CFM International	CFM56-7B24/3	897412	897411
146	Boeing	737-7H4	N920WN	32460	CFM International	CFM56-7B24/3	896482	896456
147	Boeing	737-7H4	N917WN	36624	CFM International	CFM56-7B24/3	896352	896142
148	Boeing	737-7BD	N7752B	33943	CFM International	CFM56-7B20	896388	896380

(EACH OF WHICH ENGINES DESCRIBED ABOVE HAVING AT LEAST 550 RATED TAKEOFF HORSEPOWER OR THE EQUIVALENT THEREOF)

EXHIBIT A
4

EXHIBIT H

FORM OF MORTGAGED AIRCRAFT OPERATING AGREEMENT

[See attached.]

MORTGAGED AIRCRAFT OPERATING AGREEMENT

This MORTGAGED AIRCRAFT OPERATING AGREEMENT, dated as of March 30, 2020 (this “Agreement”) is made between SOUTHWEST AIRLINES CO. (the “Company”), and JPMORGAN CHASE BANK, N.A. acting as administrative agent (in such capacity, “Collateral Agent”), for the Banks.

W I T N E S S E T H:
WHEREAS, pursuant to that certain Amended and Restated 364-Day Credit Agreement, dated as of March 30, 2020 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the Banks, the Company and the Collateral Agent has agreed to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follow:

ARTICLE I
DEFINITIONS
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein have the meanings set for in Annex A hereto.

ARTICLE II
[RESERVED]
ARTICLE III
COVENANTS OF THE COMPANY
Section 3.01    Liens.
(a)Performance of Obligations. The Company shall perform all of the agreements, covenants and provisions contained in this Agreement for the benefit of the Secured Parties.
(b)Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Company’s interest in the Collateral, except Permitted Liens. The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Liens arising at any time.

Section 3.02    Possession, Operation and Use, Maintenance, Registration and Markings.
(a)General. Except as otherwise expressly provided herein, the Company shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, any Engine or any Part in any lawful manner or place in accordance with the Company’s or any Permitted Lessee’s business judgment.
(b)Possession. The Company, without the prior consent of the Collateral Agent, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, Airframe or Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the associated Airframe; except that the Company may, without such prior written consent of the Collateral Agent:
(i)    Subject or permit any Permitted Lessee to subject (i) any Airframe to normal interchange agreements and (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by the Company or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that (A) no transfer of the registration of any Airframe or Engine shall be effected in connection therewith and (B) if the Company’s title to any such Airframe or Engine is divested under any such agreement or arrangement, then such Airframe or Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and the Company shall comply with Section 3.04(e) or 3.05, as applicable, in respect thereof;
(ii)    Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, Airframe, Engine or Part (x) to the Airframe Manufacturer, the Engine Manufacturer, the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Aircraft, Airframe, Engine or Part, or, to the extent required or permitted by Section 3.04, for alterations or modifications in or additions to such Aircraft, Airframe or Engine, (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x) or (z) to any storage facility;
(iii)    Install or permit any Permitted Lessee to install any Engine on an airframe owned by the Company or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to such Engine, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.02(b)(i);
(iv)    Install or permit any Permitted Lessee to install any Engine on an airframe leased to the Company or such Permitted Lessee, or owned by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y) the Company or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will

2

not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of the Mortgage;
(v)    Install or permit any Permitted Lessee to install any Engine on an airframe leased to the Company or such Permitted Lessee or owned by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with Section 3.04(e) in respect thereof;
(vi)    Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, Airframe or Engine to the U.S. Government, in which event the Company shall promptly notify the Collateral Agent in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;
(vii)    Enter into a charter or Wet Lease or other similar arrangement with respect to any Aircraft, or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder);
(viii)    So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Aircraft, Airframe or Engine to any Permitted Air Carrier that both is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and does not then have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person or any other Person approved in writing by the Collateral Agent; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains normal diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) the Company shall have furnished to the Collateral Agent and the Banks a favorable opinion reasonably acceptable to the Collateral Agent of reputable counsel in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction (subject to customary exceptions), (w) it is not necessary for the Collateral Agent or any Bank to register or qualify to do business in such country, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) the Collateral Agent’s Lien in respect of, such Aircraft, Airframe and Engine will be recognized as a first priority (subject to Permitted Liens) security interest and enforceable, subject to customary exceptions not materially less favorable to the Collateral Agent than on the Closing Date in the United States, in such jurisdiction (including the Collateral Agent’s right to repossess the Aircraft), (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency

3

freely convertible into Dollars, for the loss of title to such Aircraft, Airframe or Engine in the event of the requisition by such government of such title (unless the Company shall provide insurance in the amounts required with respect to hull insurance under the Mortgage and this Agreement covering the requisition of title to such Aircraft, Airframe or Engine by the government of such jurisdiction so long as such Aircraft, Airframe or Engine is subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of the Mortgage and this Agreement is enforceable against such Permitted Air Carrier under applicable law (subject to customary exceptions) and if the lessee is a U.S. Certificated Air Carrier, the Company will be entitled as lessor of the benefits of Section 1110 of the Bankruptcy Code in which the lessee is the debtor;
provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 3.02(b) (other than by a transfer of any Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of the Mortgage and this Agreement, including the rights of the Collateral Agent to void such lease in the exercise of its rights to repossession of any Airframe or any Engine hereunder, (2) the Company shall remain primarily liable for the performance of all of the terms of the Mortgage and this Agreement and all the terms and conditions of the Mortgage and the other Loan Papers shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 3.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 3.02(e), or result in the maintenance, operation or use thereof except in compliance with Sections 3.02(c) and 3.02(d) or (y) permit any action not permitted to the Company hereunder.
In the case of any lease permitted under this Section 3.02(b), the Company will include in such lease appropriate provisions which (s) make such lease expressly subject and subordinate to all of the terms of the Mortgage and this Agreement, including the rights of the Collateral Agent to void such lease in the exercise of its rights to repossession of any Airframe or any Engine hereunder; (t) require the Permitted Lessee to comply with the terms of Section 3.06; and (u) require that any Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Company’s possession and use provided in the Mortgage and this Agreement. No lease permitted under this Section 3.02(b) shall be entered into unless (w) the Company shall provide written notice to the Collateral Agent (such notice in the case of a lease to a U.S. Certificated Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) the Company shall furnish to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent that the insurance required by Section 3.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of the Collateral Agent in any Aircraft, Airframe and Engines; and (z) the Company shall reimburse the Collateral Agent for all of their respective reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel to the Collateral Agent incurred by them in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under the Mortgage and this Agreement, the Company may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Company would be entitled to exercise under Sections 3.02 (other than the right to lease any Aircraft, Airframe or Engine pursuant to Section 3.02(b)(viii)) and 3.04, and may cause

4

a Permitted Lessee to perform any or all of the Company’s obligations under Article III, and the Collateral Agent agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Company.
The Company shall provide the Collateral Agent a copy of each Permitted Lease which has a term of more than one (1) year promptly after execution thereof. In addition, the Company shall collaterally assign to the Collateral Agent (and take all further actions in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Mortgage), as additional security for the Obligations, Company’s rights, but not its obligations, under any such Permitted Lease having a term in excess of one (1) year (provided that so long as no Event of Default shall have occurred and be continuing hereunder, Company shall be entitled to exercise all rights and remedies with respect to such Permitted Lease). In connection with the foregoing assignment, the Company shall deliver any chattel paper originals of any Permitted Lease having a term in excess of one (1) year to the Collateral Agent.
The Collateral Agent hereby agrees and each other Secured Party by execution of the Credit Agreement or an “Assignment and Assumption” thereunder agrees, for the benefit of each lessor, conditional seller or secured party of any engine leased to, or purchased by, the Company or any Permitted Lessee subject to a lease, conditional sale or security agreement that the Collateral Agent, each other Secured Party, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller or secured party, any right, title or interest in any engine as the result of such engine being installed on an Airframe at any time while such engine is subject to such lease, conditional sale or security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.
(c)Operation and Use. So long as an Aircraft, Airframe or Engine is subject to the Lien of the Mortgage, the Company shall not (or permit any Permitted Lessee to) operate, use or locate such Aircraft, Airframe or Engine, or allow such Aircraft, Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Company obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Company diligently and in good faith proceeds to remove such Aircraft, Airframe or Engine from such area. So long as an Aircraft, Airframe or Engine is subject to the Lien of the Mortgage, the Company shall not permit such Aircraft, Airframe or Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license or registration of any Governmental Authority relating to such Aircraft, Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or Permitted Lessee, as the case may be, upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by the Company or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale,

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forfeiture or loss of such Aircraft, Airframe or Engine, any material risk of criminal liability or material civil penalty against the Collateral Agent or any other Secured Party or impair the Collateral Agent’s security interest in such Aircraft, Airframe or Engine.
(d)Maintenance and Repair. So long as an Aircraft, Airframe or Engine is subject to the Lien of the Mortgage, the Company shall cause such Aircraft, Airframe or Engine to be maintained, serviced, repaired and overhauled in accordance with (i) the Company’s maintenance program for the same manufacturer and model as such Aircraft, Airframe or Engine approved by the FAA or maintenance standards required by or substantially equivalent to those required by the central aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom for such Aircraft, Airframe and Engine, so as to (A) keep such Aircraft, Airframe and Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Aircraft, except in any such case during (x) temporary periods of storage in accordance with applicable regulations, maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Boeing 737- 800 and/or Boeing 737-700 aircraft unless such grounding by the FAA or Aviation Authority was caused by the failure of the Company to maintain, service, repair and overhaul such Aircraft in the manner required hereby; and (ii) except during periods when a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards as the Company uses with respect to similar aircraft of similar size in its fleet operated by the Company in similar circumstances and, during any period in which a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit the Company’s obligations under the preceding clause (i)). The Company further agrees that each Aircraft, Airframe and Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft, Airframe and Engine and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Aircraft, Airframe or Engine or the interest of the Collateral Agent therein, or any material risk of criminal liability or material civil penalty against the Collateral Agent or any other Secured Party. The Company shall maintain or cause to be maintained (or regularly translate) the Aircraft Documents in the English language.
(e)Registration. On or prior to the Closing Date, the Company shall cause each Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 3.02(e) at all times thereafter shall cause each Aircraft to remain so registered. So long as no Event of Default shall have occurred and be continuing, the Company may, by written notice to the Collateral Agent, request to change the country of registration of any Aircraft (each, a “Reregistration Request”). The Collateral Agent shall promptly upon receiving a Reregistration Request, notify the Banks of such Reregistration Request. Any such change in registration shall be effected at the Company’s sole cost and expense, and only in compliance with, and subject to all

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of the conditions set forth in, Annex C hereto. Unless the Mortgage has been discharged, the Company shall also cause the Mortgage to be duly recorded and at all times maintained of record as a valid, first-priority perfected mortgage (subject to Permitted Liens) on the Company’s right, title and interest in each Aircraft, Airframe and Engine (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by the Collateral Agent to execute and deliver any necessary documents or such perfection is terminated by the Collateral Agent). Unless the Mortgage has been discharged as to an Airframe or Engine, the Company shall cause the International Interest granted under the Mortgage in favor of the Collateral Agent in such Airframe or such Engine to be registered on the International Registry as an International Interest on such Airframe and Engine, subject to the Collateral Agent providing its consent to the International Registry with respect thereto.
Section 3.03    Inspection.
(a)At all reasonable times, so long as an Aircraft is subject to the Lien of the Mortgage, the Secured Parties and their respective authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing, then such inspection right shall not be so limited) inspect such Aircraft and its associated Airframe and Engines (including without limitation, the related Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by the Company or such Permitted Lessee. The Secured Parties shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection, and no inspection pursuant to this Section 3.03 shall relieve Company of any of its obligations hereunder.
(b)Any inspection of an Aircraft hereunder shall be limited to a visual, walk- around inspection and shall not include the opening of any panels, bays or other components of such Aircraft, and no such inspection shall interfere with the Company’s or any Permitted Lessee’s maintenance and operation of such Aircraft.
(c)With respect to such rights of inspection, no Secured Party shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.
(d)Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 3.03(a)) provided that all such expenses incurred while an Event of Default shall be continuing shall be paid by the Company.
(e)Each of the Inspecting Parties and each of the Secured Parties shall keep, and shall cause their respective employees and representatives to hold in strict confidence all information acquired pursuant to any inspection pursuant this Section 3.03; except for disclosure to any Affiliate of a Bank as a necessary part of the administration of the Credit Agreement and necessary disclosure to participants in the Loans, disclosure in connection with disputes relating to the Loan Papers, or disclosure compelled by judicial or administrative process or by other requirements of Law.

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Section 3.04    Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.
(a)Replacement of Parts. Except as otherwise provided herein, so long as an Airframe or Engine is subject to the Lien of the Mortgage, the Company, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Company may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be owned by Company and be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).
(b)Parts Subject to Lien. Except as otherwise provided herein, any Part at any time removed from any Airframe or Engine shall remain subject to the Lien of the Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to any Airframe or Engine as provided in Section 3.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Collateral Agent and shall no longer be deemed a Part hereunder and (ii) such replacement part shall become subject to the Mortgage and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.
(c)Pooling of Parts. Any Part removed from any Airframe or Engine may be subjected by the Company or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Company or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 3.04(a) and 3.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to any Airframe or Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Company or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of the Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to such Aircraft, Airframe or Engine a further replacement part owned by the Company free and clear of all Liens

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except Permitted Liens and which shall become subject to the Lien of the Mortgage in accordance with Section 3.04(b).
(d)Alterations, Modifications and Additions. The Company shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to each Aircraft, Airframe and Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Aircraft, to the extent made mandatory in respect of such Aircraft; provided, however, that the Company or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Collateral Agent’s interest in such Aircraft and does not involve any material risk of sale, forfeiture or loss of such Aircraft or the interest of the Collateral Agent therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Collateral Agent or any other Secured Party. In addition, the Company, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or Engine (each an “Optional Modification”) as the Company or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems obsolete or no longer suitable or appropriate for use in such Airframe or Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility or useful life of such Aircraft or Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming such Aircraft or Engine was in the condition required by the Mortgage and this Agreement immediately prior to such Optional Modification) or (ii) cause such Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of such Aircraft. All Parts incorporated or installed in or attached to any Airframe or Engine as the result of any alteration, modification or addition effected by the Company shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of the Mortgage; provided that the Company or any Permitted Lessee may, at any time so long as such Airframe or Engine is subject to the Lien of the Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of original delivery thereof by the manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 3.02(d) or the first sentence of this Section 3.04(d) and (iii) such Part can be removed from such Airframe or Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or Engine would have had at the time of removal had such removal not been effected by the Company, assuming such Aircraft was otherwise maintained in the condition required by the Mortgage and this Agreement and such Removable Part had not been incorporated or installed in or attached to such Airframe or Engine. Upon the removal by the Company of any such Removable Part or obsolete Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Collateral Agent and such Removable Part or obsolete Part shall no longer be deemed a Part hereunder. Removable Parts may be leased from or financed by (and subject to Liens thereunder in favor of) third parties other than the Collateral Agent.

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(e)Substitution of Engines. Upon the occurrence of an Event of Loss with respect to any Engine under circumstances in which such Event of Loss has not occurred with respect to the associated Airframe, the Company shall promptly (and in any event within 15 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. Whether or not an Event of Loss with respect to any Engine has occurred, the Company shall have the right at its option at any time so long as no Event of Default is continuing, on at least five Business Days’ prior notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to any Engine under circumstances in which an Event of Loss has not occurred with respect to the associated Airframe, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Collateral Agent and the Lien of the Mortgage and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to the Mortgage and this Agreement for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine (i) shall be manufactured by the Engine Manufacturer of the Engine being replaced, (ii) shall be of the same model as the Engine to be replaced thereby, or an improved model, that is suitable for installation and use on the associated Airframe and is compatible with the other Engine, (iii) shall have a value, utility and remaining useful life (without regard to hours and cycles) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Agreement) and (iv) at the time of substitution, shall be free and clear of all Liens except Permitted Liens. The Company’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Company’s sole cost and expense, and the Collateral Agent agrees to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions:
(i)    an executed counterpart (or, in the case of subclause (B) below, a photocopy) of each of the following documents shall be delivered to the Collateral Agent:
(A)    the Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered, as the case may be;
(B)    a full warranty (as to title) bill of sale, covering the Replacement Engine, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent); and
(C)    UCC financing statements covering the security interests created by the Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the aircraft of which such Engine is a part is registered) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine;
(ii)    the Company shall have furnished to the Collateral Agent and the Banks an opinion of counsel from counsel reasonably satisfactory to the Collateral Agent

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to the effect that the Lien of the Mortgage is in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Replacement Engine as the Collateral Agent shall reasonably request;
(iii)    the Company shall have furnished to the Collateral Agent an opinion of the Company’s aviation law counsel reasonably satisfactory to the Collateral Agent and addressed to the Collateral Agent and the Banks as to, the due filing for recordation of the Mortgage Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered, as the case may be, and the registrations with the International Registry of (i) the International Interest constituted by such Mortgage Supplement with respect to such Replacement Engine and (ii) if the bill of sale referred to in clause (i)(B) above constitutes a “contract of sale” under the Cape Town Treaty, such contract of sale with respect to such Replacement Engine; and
(iv)    the Company shall have furnished to the Collateral Agent a certificate of a qualified aircraft engineer (who may be an employee of the Company) or an ISTAT-qualified independent appraiser certifying that such Replacement Engine has a value, utility and remaining useful life (without regard to hours and cycles) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Agreement).
Upon satisfaction of all conditions to such substitution, (x) the Collateral Agent shall, at the cost and expense of the Company, execute and deliver to the Company such documents and instruments, prepared by the Company at the Company’s expense, as the Company shall reasonably request to evidence the release of such replaced Engine from the Lien of the Mortgage and procure the discharge of the International Interest granted under the Mortgage in the replaced Engine, (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution, if applicable, and (z) the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b) or those subject to Section 3.05(f)) and, subject to Section 3.05(f), proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 3.05(d).
Section 3.05    Loss, Destruction or Requisition.
(a)Event of Loss With Respect to an Aircraft or Airframe. Upon the occurrence of an Event of Loss with respect to an Aircraft or Airframe, the Company shall promptly upon obtaining knowledge of such Event of Loss (and in any event within 10 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall, within 60 days after such occurrence, either:
(i)if required pursuant to Section 6.12(c)(y) of the Credit Agreement, replace such Aircraft or Airframe, together with its associated Engines, with a Replacement Aircraft pursuant to and in accordance with Section 6.12(c) of the Credit Agreement; or

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(ii)if permitted pursuant to Section 6.12(b) of the Credit Agreement, have such Aircraft or Airframe, together with its associated Engines, released from the Lien of the Mortgage as set forth in Section 3.01(b) of the Mortgage.
(b)Effect of Replacement. Upon replacement as provided for in Section 3.05(a)(i), (i) the Lien of the Mortgage shall continue with respect to such Replacement Aircraft, as though no Event of Loss had occurred; (ii) the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of the Mortgage the Aircraft suffering such Event of Loss and all related Collateral, by executing and delivering to the Company such documents and instruments, as the Company may reasonably request to evidence such release and procure the discharge of the related International Interest; and (iii) the Collateral Agent shall assign to the Company all claims the Collateral Agent may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft, as provided in Section 3.05(d).
(c)Requirements to Aircraft Replacement. In connection with the Company’s obligation to provide a Replacement Aircraft as provided in Section 3.05(a)(i), the Company shall:
(i)    on the date when the Replacement Aircraft is subjected to the Lien of the Mortgage (such date being referred to in this Section 3.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA bill of sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Collateral Agent:
(A)    a Mortgage Supplement covering the Replacement Aircraft, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Aircraft is to be registered in accordance with Section 3.02(e), as the case may be;
(B)    an FAA bill of sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the airframe constituting the Replacement Aircraft executed by the former owner thereof in favor of the Company;
(C)    a full warranty (as to title) bill of sale, covering the Replacement Aircraft, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Aircraft reasonably satisfactory to the Collateral Agent); and
(D)    UCC financing statements covering the security interests created by the Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Aircraft may be registered in accordance with Section 3.02(e)) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security

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interests of the Collateral Agent in the Replacement Aircraft created by the Mortgage;
(ii)    [Reserved];
(iii)    the Collateral Agent (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with the insurance provisions of Section 3.06 with respect to the Replacement Aircraft;
(iv)    on the Replacement Closing Date, (A) the Company shall cause the Replacement Aircraft to be subject to the Lien of the Mortgage free and clear of Liens (other than Permitted Liens), (B) the Replacement Aircraft shall have been duly certified by the FAA (or other applicable Aviation Authority) as to type and airworthiness in accordance with the terms of this Agreement, (C) application for registration of the Replacement Aircraft in accordance with Section 3.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Company (or the Permitted Lessee, if applicable) shall have authority to operate the Replacement Aircraft and (D) the International Interest of the Mortgage with respect to the Replacement Aircraft shall have been registered with the International Registry and, if the bill of sale referred to in (i)(C) above constitutes a “contract of sale” under the Cape Town Treaty, such contract of sale with respect to the Replacement Aircraft shall have been registered with the International Registry; and
(v)    the Collateral Agent and the Banks at the expense of the Company, shall have received (A) an opinion of counsel, addressed to the Collateral Agent and the Banks, to the effect that the Replacement Aircraft has or have duly been made subject to the Lien of the Mortgage, and the Collateral Agent will be entitled to the benefits of Section 1110 with respect to the Replacement Aircraft, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to the Collateral Agent, and (B) an opinion of Company’s aviation law counsel reasonably satisfactory to the Collateral Agent and addressed to the Collateral Agent and the Banks as to the due registration of any such Replacement Aircraft and the due filing for recordation of a Mortgage Supplement with respect to such Replacement Aircraft under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Aircraft is to be registered in accordance with Section 3.02(e), as the case may be, and the registrations with the International Registry of the interests specified in clause (iv)(D) above with respect to the Replacement Aircraft.
(d)Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by the Collateral Agent or the Company from any Governmental Authority or any other Person in respect of any Event of Loss shall be held by, or (unless the Company shall be entitled to retain such amounts as provided below) paid over to, the Collateral Agent and will be applied as follows:
(i)    if such amounts are received with respect to an Aircraft or Airframe, and an Engine installed on such Airframe at the time of such Event of Loss, upon compliance

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by the Company with the applicable terms of Section 3.05(a)(i) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company;
(ii)    if such amounts are received with respect to an Aircraft or Airframe, and an Engine installed on such Airframe at the time of such Event of Loss and the Aircraft or Airframe, together with associated Engines, is permitted to be released from the Lien of the Mortgage as set forth in 3.05(a)(ii), such amounts shall be paid over to, or retained by, the Company; and
(iii)    if such amounts are received with respect to an Aircraft or Airframe, and an Engine installed on such Airframe at the time of such Event of Loss and the Aircraft or Airframe, together with associated Engines, is not permitted to be released from the Lien of the Mortgage as set forth in 3.05(a)(ii) because an Event of Default has occurred and continuing, such amounts shall be applied by the Collateral Agent in accordance with the Credit Agreement.
(e)Requisition for Use. In the event of a requisition for use by any Governmental Authority of any Airframe and any Engines, if any, or engines installed on an Airframe while such Airframe is subject to the Lien of the Mortgage, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company’s obligations under this Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided that the Company’s obligations under this Section 3.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Collateral Agent or the Company or Permitted Lessee from such Governmental Authority with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Governmental Authority of such Engine (but not the associated Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 3.04(e) and any payments received by the Collateral Agent or the Company from such Governmental Authority with respect to such requisition shall be paid over to, or retained by, the Company.
(f)Certain Payments to be Held As Security. Any amount referred to in this Section 3.05 or Section 3.06 which is payable or creditable to, or retainable by, the Company shall not be paid or credited to, or retained by, the Company if at the time of such payment, credit or retention a Default under Section 7.1(a) of the Credit Agreement or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Collateral Agent as security for the obligations of the Company under the Loan Papers, and at such time as there shall not be continuing any such Default or Event of Default such amount shall, to the extent not theretofore applied as provided herein, be paid over to the Company.
Section 3.06    Insurance.

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(a)Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.
(b)Insurance for Own Account. Nothing in this Section 3.06 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (b) the Collateral Agent or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.06 and Annex B.
(c)Indemnification by Government in Lieu of Insurance. The Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to an Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Collateral Agent, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06.
(d)Application of Insurance Proceeds. As between the Company and the Collateral Agent, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft or any Engine under policies required to be maintained by the Company pursuant to this Section 3.06 will be applied in accordance with Section 3.05(d) and subject to Section 3.05(f). All proceeds of insurance required to be maintained by the Company, in accordance with this Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, Airframe or Engine shall be paid over to the Company or the Collateral Agent, as the case may be, as provided in Section B of Annex B and will be applied in payment (or to reimburse the Company) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Company.

ARTICLE IV
REMEDIES
Section 4.01    Limitations Under CRAF. Notwithstanding Section 7.2 or Section 7.3 of the Credit Agreement or Article 2 of the Mortgage, during any period that any Aircraft, Airframe or Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(vi) and in the possession of the U.S. Government, the Collateral Agent shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Company’s control under this Agreement (or any Permitted Lessee’s control under any Permitted Lease) of such Aircraft, Airframe or Engine, unless at least 30 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the Collateral Agent or any other Secured Party by registered or certified mail to the Company (and any Permitted Lessee) with a copy to the Contracting Officer Representative or Representatives

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for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Company’s (or any Permitted Lessee’s) participation in CRAF with respect to such Aircraft, Airframe or Engine.

ARTICLE V
MISCELLANEOUS
Section 5.01    Registrations with the International Registry. Each of the parties hereto consents to the registration with the International Registry of the International Interests granted under the Mortgage, and each party hereto covenants and agrees that it will take all such action, at Company’s cost, reasonably requested by the Company or the Collateral Agent in order to make any registrations with the International Registry, including becoming a Transacting User Entity with the International Registry and providing consents to any registration as may be contemplated by the Loan Papers.
Section 5.02    Storage. Notwithstanding anything to the contrary in any Loan Paper, (A) (i) the Company may place any Aircraft in storage in accordance with the Company’s standard storage procedures, (ii) any Aircraft (or any component thereof) may undergo maintenance in accordance with the Company’s FAA approved maintenance program and (iii) any Aircraft may be grounded by applicable government authorities, in each case, without the necessity of keeping such Aircraft in good operating condition or maintaining such Aircraft’s airworthiness certification or otherwise complying with the provisions of this Agreement, (B) the Company may contest the applicability of any Laws or directives in any reasonable manner and defer compliance therewith until such contest is finally determined or adjudicated, so long as, notwithstanding such deferred compliance with respect to any Aircraft, the Company keeps such Aircraft in good operating condition and maintains such Aircraft’s airworthiness certification and (C) the Company may defer maintenance and defer conformity with any airworthiness directive in a manner that is consistent with its FAA approved maintenance program and applicable Laws; provided that if any Aircraft has been placed into storage or grounded as provided in the preceding clause (A) is not in good operating condition or lacks airworthiness certification (any such Aircraft, a “Non-Compliant Pool Aircraft”) for a period of more than 30 days, then, within 60 days of the end of such 30 day period the Company shall be required to replace such Aircraft with another Aircraft in compliance with Section 6.12(b) of the Credit Agreement; provided, further, that the Company shall not permit the Appraised Value of all Non-Compliant Pool Aircraft at any time to exceed an amount equal to 7.5% of the Appraised Value of all Pool Assets at such time for a period of more than ten Business Days.
Section 5.03    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 5.04    Notices. All notices and other communication provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, e-mailed (where indicated) or delivered in accordance with Section 9.2 of the Credit Agreement.

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Section 5.05    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 5.06    Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Company with respect to which such waiver, amendment or modification is to apply.
Section 5.07    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit, of each party hereto and its respective successors and permitted assigns.

* * *

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IN WITNESS WHEREOF, the Company and the Collateral Agent have caused this Mortgaged Aircraft Operating Agreement to be duly executed by their respective officers thereunto duly authorized.

SOUTHWEST AIRLINES CO. By:_______________________________ Name: Title:
JPMORGAN CHASE BANK, N.A., as Collateral Agent By:_______________________________ Name: Title:

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ANNEX A
DEFINED TERMS
“Act” means Part A of Subtitle VII of the United States Transportation Code (49 U.S.C., §§ 40101 et seq.).
“Additional Insured” is defined in Section D(i) of Annex B.
“Affiliate” has the meaning set forth in the Credit Agreement.
“Aircraft” means an Airframe and its two associated Engines. An Airframe is “associated” with the two Engines grouped with it on Exhibit A to the Mortgage (and vice versa).
“Aircraft Documents” means, with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (a) the FAA pursuant to FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to the Company as an operator under FAR 121 or (b) the relevant Aviation Authority, to be maintained with respect to such Aircraft, Airframe, Engines or Parts and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of the Mortgage with respect to the applicable Aircraft, or required to be made prior to the release of the Lien of the Mortgage with respect to the applicable Aircraft, by the regulations of the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language or, if in a jurisdiction other than the United States in which the keeping of records in English is not practical, regularly translated in the English language).
“Airframe” means (a) each aircraft (including, in each case, the winglets installed thereon, but excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number and Airframe Manufacturer’s serial number set forth on Exhibit A to the Mortgage and any Replacement Airframe and (b) any and all related Parts. Upon substitution of a Replacement Airframe under and in accordance with this Agreement, such Replacement Airframe shall become subject to this Agreement and the Mortgage and shall be an “Airframe” for all purposes of this Agreement and the Mortgage and thereupon the Airframe for which the substitution is made shall no longer be subject to this Agreement and the Mortgage, and such replaced Airframe shall cease to be an “Airframe.”
“Airframe Manufacturer” means The Boeing Company, a Delaware corporation.

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“Appraised Value” has the meaning set forth in the Credit Agreement.
“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of this Agreement and Annex C thereof, such other Governmental Authority.
“Banks” has the meaning set forth in the Credit Agreement.
“Cape Town Treaty” has the meaning set forth in the Credit Agreement.
“Closing Date” means the date of this Agreement.
“Collateral” has the meaning set forth in the Mortgage.
“Collateral Agent” has the meaning set forth in the introduction to this Agreement.
“Company” has the meaning set forth in the introduction to this Agreement.
“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.
“Credit Agreement” has the meaning set forth in the recital to this Agreement.
“Dollars,” “United States Dollars” and “$” mean lawful money for the time being of the United States of America.
“Engine” means, with respect to any Airframe (a) each of the engines manufactured by the Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number set forth on Exhibit A to the Mortgage and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all related Parts. Upon substitution of a Replacement Engine under and in accordance with this Agreement, such Replacement Engine shall become subject to this Agreement and the Mortgage and shall be an “Engine” for all purposes of this Agreement and the Mortgage and thereupon the Engine for which the substitution is made shall no longer be subject to this Agreement and the Mortgage, and such replaced Engine shall cease to be an “Engine.”.
“Engine Manufacturer” means CFM International, Inc., a Delaware corporation.
“Event of Default” has the meaning set forth in the Credit Agreement.
“Event of Loss” means, with respect to any Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such Property, for any reason whatsoever:

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(a)    the destruction of such Property, damage to such Property beyond economic repair or rendition of such Property permanently unfit for normal use by Company;
(b)    the actual or constructive total loss of such Property or any damage to such Property, or requisition of title or use of such Property, which results in an insurance settlement with respect to such Property on the basis of a total loss or constructive or compromised total loss;
(c)    any theft, hijacking or disappearance of such Property for a period of 180 consecutive days or more;
(d)    any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such Property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by a Permitted Government Entity) for a period exceeding 12 consecutive months;
(e)    as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Governmental Authority of the government of registry of the Aircraft or by any Governmental Authority otherwise having jurisdiction over the operation or use of the Aircraft, the use of such Property in the normal course of the Company’s business of passenger air transportation is prohibited for a period of 18 consecutive months unless the Company, prior to the expiration of such 18-month period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such Property by the Company, but in any event if such use shall have been prohibited for a period of three consecutive years; and
(f)    any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 3.02(b) of this Agreement.
“FAA” has the meaning set forth in the Mortgage.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Inspecting Parties” has the meaning set forth in Section 3.03(a).
“International Interest” has the meaning set forth in the Mortgage.
“International Registry” has the meaning set forth in the Mortgage.
“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

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“Lien” has the meaning set forth in the Credit Agreement.
“Loan” has the meaning set forth in the Credit Agreement.
“Loan Papers” has the meaning set forth in the Credit Agreement.
“Mortgage” means the Mortgage and Security Agreement, dated as of March 30, 2020, between the Company and the Collateral Agent, entered into pursuant to the Credit Agreement.
“Mortgage Supplement” means a supplement to the Mortgage, appropriate for the purpose for which it is being used.
“Non-Compliant Pool Aircraft” has the meaning set forth in Section 5.02.
“Optional Modification” has the meaning set forth in Section 3.04(d).
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part that constitutes passenger convenience equipment or is otherwise leased by Company from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of this Agreement.
“Permitted Air Carrier” means (a) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (b) any Permitted Foreign Air Carrier, (c) any U.S. Certificated Air Carrier or (d) any person approved in writing by the Collateral Agent.
“Permitted Country” means any country listed on Schedule 1.
“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.
“Permitted Government Entity” means (a) the U.S. Government or (b) any other Governmental Authority if the Aircraft is then registered under the laws of the country of such Governmental Authority.
“Permitted Lease” means a lease (including a sublease) permitted under Section 3.02(b)(viii) of this Agreement.

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“Permitted Lessee” means a lessee under a Permitted Lease.
“Permitted Liens” has the meaning set forth in the Mortgage.
“Person” has the meaning set forth in the Credit Agreement.
“Pool Assets” has the meaning set forth in the Credit Agreement.
“Property” of any Person means any property or assets, or interest therein, of such Person.
“Reregistration Request” has the meaning set forth in Section 3.02(e).
“Replacement Aircraft” means, with respect to any Aircraft, any aircraft substituted for such Aircraft pursuant to Section 3.05(a)(i).
“Replacement Airframe” means, with respect to any Airframe, any airframe constituting a Replacement Airframe.
“Replacement Closing Date” has the meaning set forth in Section 3.05(c).
“Replacement Engine” means, with respect to any Engine, an engine substituted for such Engine pursuant to Section 3.04(e) or 3.05.
“Removable Part” is defined in Section 3.04(d).
“Secured Parties” has the meaning set forth in the Credit Agreement.
“Threshold Amount” means $7,500,000.
“Transacting User Entity” is defined in Section 2.1.11 of the Regulations of the International Registry.
“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 States and the District of Columbia of the United States of America.
“U.S. Certificated Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

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“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.
“Wet Lease” means any arrangement whereby the Company or a Permitted Lessee agrees to furnish an Airframe and the related Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines shall at all times be operated solely by cockpit crew provided by the Company or such Permitted Lessee possessing all current certificates and licenses required by Law, shall be maintained by the Company or such Permitted Lessee in accordance with the provisions of this Agreement and shall continue to be insured by the Company or such Permitted Lessee in accordance with the provisions of this Agreement.

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ANNEX B
INSURANCE

A.	Liability Insurance.
1.    Except as provided in Section A.2 below, the Company will carry or cause to be carried at all times, at no expense to the Collateral Agent or the Banks, comprehensive airline legal liability insurance (including, but not limited to third party and passenger liability, bodily injury, property damage, war risk and allied perils liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance, but excluding manufacturer’s product liability coverage) with respect to each Aircraft, Airframe and Engine, which is (i) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the applicable Aircraft and (y) $500,000,000 per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company of the same type as the Aircraft; and (iii) maintained in effect with insurers of U.S. domestically or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).
2.    During any period that an Aircraft is on the ground and not in operation, Company may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type which are on the ground and not in operation.

B.	Hull Insurance.
1.    Except as provided in Section B.2 below, the Company will carry or cause to be carried at all times, at no expense to the Collateral Agent or the Banks, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the associated Engines when they are installed on the Airframe or any other airframe and including any Engines or Parts when not installed on the Airframe) which is of the type as from time to time applicable to aircraft owned by Company of the same type as such Aircraft for an amount denominated in United States Dollars not less than the Agreed Value. “Agreed Value” means for any Aircraft at any time, 100% of the Appraised Value of such Aircraft.
Any policies of insurance carried in accordance with this Section B.1 or Section C covering an Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name the Collateral Agent as the sole loss payee for any proceeds to be paid under such policies up to an amount equal to the Agreed Value and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Agreed Value shall be payable to the Collateral Agent, except in the case of a loss with respect to an Engine installed on an airframe other than an

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Airframe, in which case the Company (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Collateral Agent whether such payment is made to the Company (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to the Collateral Agent otherwise than in respect of an Event of Loss, the Collateral Agent shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Agreed Value shall be paid to the Company or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Collateral Agent. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, Collateral Agent shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Company or any other third party that is entitled to receive such proceeds.
2.    During any period that an Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Company of the same type similarly on the ground and not in operation, provided that the Company shall maintain insurance against risk of loss or damage to such Aircraft in an amount equal to the Agreed Value during such period that such Aircraft is on the ground and not in operation.
C.War-Risk, Hijacking and Allied Perils Insurance. If the Company (or any Permitted Lessee) shall at any time operate or propose to operate any Aircraft, Airframe or Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by the Company (or any Permitted Lessee) with respect to other aircraft owned or operated by the Company (or any Permitted Lessee) on such routes or in such areas, the Company shall maintain or cause to be maintained, at no expense to the Collateral Agent or the Banks, with Approved Insurers war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and, in the case of associated hull insurances, in no event in an amount less than the Agreed Value for such Aircraft.
D.General Provisions. Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:
(i)in the case of Section A, shall name the Collateral Agent, and each Bank as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;
(ii)shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

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(iii)shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of any Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company (or any Permitted Lessee);
(iv)shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (seven days in the case of war risk, hijacking and allied perils insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;
(v)shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;
(vi)shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;
(vii)shall provide that all of the liability insurance provisions thereof, except the limits of liability and agreed value, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;
(viii)shall provide that none of the Additional Insureds shall be liable for any insurance premium;
(ix)shall waive any right of the insurers to subrogation against any Additional Insured; and
(x)shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103.
E.Reports and Certificates; Other Information. On or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the Collateral Agent insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and a report, signed by the Company’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance provided by the FAA. To the extent such agreement is reasonably obtainable the Company will also cause the Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might invalidate or

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render unenforceable, in whole or in part, any insurance on any Aircraft or Engine or cause the cancellation or termination of such insurance, and to advise the Collateral Agent in writing at least 30 days (seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.
F.Right to Pay Premiums. The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Collateral Agent and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Collateral Agent shall have the option, in its sole discretion, to pay any such premium in respect of an Aircraft that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as the Collateral Agent may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Collateral Agent for amounts so paid by them.
G.Deductibles; Self-insurance. The Company may self-insure with respect to an Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by the Company; provided, however, that in the case of hull insurance, such self-insurance shall in no event exceed $150,000,000 per policy year with respect to an Aircraft and all other comparable aircraft operated by the Company, taken together; and provided further that, in the case of public liability insurance, such self-insurance shall in no event exceed $150,000,000 per policy year.
H.Indemnification by Government in Lieu of Insurance. The Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Paragraph C of this Annex B, indemnification from, or insurance provided by, the government of the United States of America or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the U.S. Government, including from the FAA under the FAA’s war risk and allied perils insurance program; provided that the provisions of this Paragraph H shall be deemed satisfied if the U.S. Government is obligated to publish notice of any cancellation, reduction, change or lapse described therein in the Federal Register; provided further that in such case, the Company agrees to furnish notice to each additional insured of any such cancellation, reduction, change or lapse immediately following receipt by the Company of notice thereof.
I.AVN 67B. If the Company shall be insuring the Aircraft in the London or other market that utilizes London-form financier endorsements, an endorsement in the form of AVN 67B (or any form generally accepted in the international aviation insurance markets as the successor to such form) shall satisfy the endorsement requirements set forth in this Annex B.

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ANNEX C
FOREIGN REGISTRATION
The Collateral Agent and the Company hereby agree, subject to the provisions of Section 3.02(e) of this Agreement, that the Company shall be entitled to register any Aircraft or cause any Aircraft to be registered in a country other than the United States, subject to compliance with the following:

(i)	each of the following requirements is satisfied:
(A)    no Event of Default shall have occurred and be continuing at the time of such registration;
(B)    such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and
(C)    such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;
(ii)the Collateral Agent shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Collateral Agent addressed to the Collateral Agent and the Banks as to the effect that:
(A)    such country would recognize the Company’s ownership interest in such Aircraft;

(B)    after giving effect to such change in registration, the Lien of the Mortgage on the Company’s right, title and interest in and to such Aircraft shall continue in the reasonable opinion of the Collateral Agent as a valid and duly perfected first priority security interest and International Interest (subject to Permitted Liens) and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Collateral Agent shall have received a certificate from Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Collateral Agent on or prior to the effective date of such change in registration);
(C)    unless Company or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely

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removable from such country (without license or permit, unless Company prior to such proposed reregistration has obtained such license or permit or the obtaining thereof being ministerial in nature and de minimis in expense) for the taking or requisition by such government of such use; and
(D)    it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Collateral Agent (or any Affiliate of the Collateral Agent), for the Collateral Agent to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to such Aircraft.
(b)In addition, as a condition precedent to any change in registration, Company shall have given to the Collateral Agent and the Banks assurances reasonably satisfactory to the Collateral Agent:
(i)    to the effect that the provisions of Section 3.02 of this Agreement have been complied with after giving effect to such change of registration;
(ii)    of the payment by Company of all reasonable out-of-pocket expenses of each Secured Party in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Collateral Agent, (2) any filing or recording fees, taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of the Collateral Agent for the benefit of the Secured Parties, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of the Collateral Agent for the benefit of the Secured Parties; and
(iii)    to the effect that the tax and other indemnities in favor of each Person named as an indemnitee under any other Operative Agreement afford each such Person substantially the same protection as provided prior to such change of registration (or Company shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of the Collateral Agent, afford such protection).

Annex C
30

SCHEDULE 1
PERMITTED COUNTRIES

Argentina	Luxembourg
Aruba	Malaysia
Australia	Malta
Austria	Mexico
Bahamas	Netherlands
Belgium	Netherlands Antilles
Bolivia	New Zealand
Brazil	Norway
Canada	Paraguay
Chile	People’s Republic of China
Czech Republic	Peru
Denmark	Philippines
Egypt	Poland
Ecuador	Portugal
Finland	Republic of China (Taiwan)
France	Singapore
Germany	South Africa
Greece	South Korea
Hungary	Spain
Iceland	Sweden
India	Switzerland
Indonesia	Thailand
Ireland	Trinidad and Tobago
Italy	United Kingdom
Japan